Registrations No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CARDIFF LEXINGTON CORP.

(Exact name of registrant as specified in its charter)

Florida	6770	84-1044583
(State of Incorporation)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

401 E. Las Olas Blvd, Suite 1400

Ft. Lauderdale, FL 33301

(844) 628-2100

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Please send copies of all communications to:

Lucosky Brookman LLP
101 Wood Avenue South, 5th Floor
Woodbridge, NJ 08830
Tel. No.: (732) 395-4400
Fax No.: (732) 395-4401

(Address, including zip code, and telephone, including area code)

Approximate date of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of securities to be registered	Number of shares of common stock to be registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)

Common Stock	438,000,000	$0.0008	$350,400	$45.48
Total	438,000,000		$350,400	$45.48

(1)	Up to an aggregate of 438,000,000 shares of the Company’s common stock, par value $0.001 (the “Common Stock”) underlying up to 365 shares of Series R Preferred Stock of the Company, each convertible to $1,200 in shares Common Stock to be issued to GHS Investments LLC (“GHS”, and the “Selling Stockholder”) in connection with a securities purchase agreement.

(2)	Based on the reported closing price for our common stock on January 16, 2020, of $0.0008. The shares offered, hereunder, may be sold by the selling stockholder from time to time in the open market, through privately negotiated transactions, or a combination of these methods at market prices prevailing at the time of sale or at negotiated prices.

(3)	The fee is calculated by multiplying the aggregate offering amount by .0001298, pursuant to Section 6(b) of the Securities Act of 1933.

The registrant hereby may amend this registration statement on such date or dates as may be necessary to delay our effective date until the registrant shall file a further amendment which specifically states that this registration statement shall, thereafter, become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED JANUARY ____, 2020

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Cardiff Lexington Corp.

438,000,000 Shares of Common Stock

The Selling Stockholder identified in this prospectus may offer an indeterminate number of shares of its common stock, which will consist of up to 438,000,000 shares of common stock underlying 1,065 Series R Convertible Preferred Stock to be sold by GHS pursuant to a Security Purchase Agreement (the “GHS Financing Agreement”) dated November 20, 2019. If issued presently, the 438,000,000 shares of common stock registered for resale by GHS would represent approximately 62.45% of our 688,530,923 issued and outstanding shares of common stock as of January 16, 2020. Additionally, as of the date hereof, the 438,000,000 shares of our common stock registered for resale herein would represent approximately 75.44% of the Company’s public float.

The selling stockholder may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices and prevailing market prices at the time of sale, at varying prices, or at negotiated prices.

We will not receive any proceeds from the sale of the shares of our common stock by GHS. However, we will receive proceeds from each sale of Series R Preferred shares to GHS pursuant to the GHS Financing Agreement. We will sell shares to GHS at a price of $1,000 per share of our Series R preferred stock, as negotiated in the GHS Financing Agreement (the “Negotiated Price”).

GHS is an “underwriter” within the meaning of the Securities Act of 1933, and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

GHS may sell the shares of common stock described in this Prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how the Selling Shareholder may sell the shares of common stock being registered pursuant to this Prospectus.

Our common stock is traded on OTC Markets under the symbol “CDIX”. On January 16, 2020, the reported closing price for our common stock was $0.0008 per share.

Prior to this offering, there has been a very limited market for our securities. While our common stock is on the OTC Markets, there has been negligible trading volume. There is no guarantee that an active trading market will develop in our securities.

This offering is highly speculative, and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 8. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January        , 2020.

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized any person to give you any supplemental information or to make any representations for us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Common Stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Common Stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus is correct as of any time after its date. You should not rely upon any information about our company that is not contained in this prospectus. Information contained in this prospectus may become stale. You should not assume the information contained in this prospectus or any prospectus supplement is accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus, any prospectus supplement or of any sale of the shares. Our business, financial condition, results of operations, and prospects may have changed since those dates. The selling stockholders are offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted.

In this prospectus, “Cardiff” the “Company,” “we,” “us,” and “our” refer to Cardiff Lexington Corp., a Florida corporation.

i

PROSPECTUS SUMMARY

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes under the Financial Statements prior to making an investment decision.

This summary highlights selected information appearing elsewhere in this prospectus. While this summary highlights what we consider to be important information about us, you should carefully read this entire prospectus before investing in our Common Stock, especially the risks and other information we discuss under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes beginning on page F-1. Our fiscal year end is December 31 and our fiscal years ended December 31, 2017 and 2018 are sometimes referred to herein as fiscal years 2017 and 2018, respectively. Some of the statements made in this prospectus discuss future events and developments, including our future strategy and our ability to generate revenue, income and cash flow. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those contemplated in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements”. Unless otherwise indicated or the context requires otherwise, the words “we,” “us,” “our”, the “Company” or “our Company” or “Cardiff” refer to Cardiff Lexington Corp., a Florida corporation, and our each of our subsidiaries.

Corporate History

Legacy Card Company (“Legacy”) was formed as a Limited Liability Company on August 29, 2001. On April 18, 2005, Legacy converted from a California Limited Liability Company to a Nevada Corporation. On November 10, 2005, Legacy merged with Cardiff Lexington Corp (formerly Cardiff International, Inc.) (“Cardiff”, the “Company”), a publicly held corporation.

In the first quarter of 2013, it was decided to restructure Cardiff into a holding company enabling businesses to take advantage of the power of a public company. Cardiff began targeting the acquisition of undervalued, niche companies with high growth potential, income-producing commercial real estate properties, and high return investments, all designed to pay a dividend to our shareholders. The reason for this strategy was to protect our shareholders by acquiring profitable small- to minimum-sized businesses with little to no debt, seeking support with both financing and management that had the ability to offer a return to investors. The plan is to establish new classes of preferred stock to streamline voting rights, negate debt, and acquire new businesses. By December 31, 2018, we have acquired five (5) businesses: We Three (AHI); Romeo’s NY Pizza; Edge View Properties; Repicci’s Franchise Group; JM Enterprises (dba – Key Tax Group) and Platinum Tax Defenders.

Overview

Cardiff is a public holding company, much like a cooperative, leveraging proven management in private companies that become subsidiaries under our umbrella. Our focus is not based on a specific industry or geographic location, but rather on a proven management, market, and historical operating margin. We target acquisitions of mature, high growth, niche companies. Cardiff’s strategy identifies and empowers select income-producing middle market private businesses and commercial real estate properties.

The target company’s management team typically maintains control of the day to day operations. Acquisitions become standalone autonomous subsidiaries that gain the advantages of a publicly traded company without losing their independent management control. Management enjoys the advantage of improved valuation, liquidity, synergies, and support, along with diversification and asset appreciation through collective subsidiary performance. Diversification and pooled resources leverage value and mitigate risk.

Cardiff provides these companies both 1) the enhanced ability to raise money for operations or expansion, and 2) an equity exit and liquidity strategy for the owner, heirs, and/or Investors.

Cardiff employs a merge, acquire, and hold strategy to maximize value and potential of private, often family run, enterprises while providing diversification and risk mitigation for all shareholders.

Cardiff is led by strong and talented roster of executives and advisors providing expert acquisition, market guidance and added value for subsidiaries and investors. To date, Cardiff consists of the following wholly owned subsidiaries:

We Three, LLC (Affordable Housing Initiative); Romeo’s NY Pizza (merged Fortuna Restaurant Group and R & T Restaurant Group into Romeo’s Alpharetta); Edge View Properties, Inc; Repicci’s Franchise Group, Inc. (merged Refreshment Concepts, LLC into Repicci’s Franchise Group, Inc.); FDR Enterprises, Inc.; JM Enterprises (dba-Key Tax Group) and Platinum Tax Defenders, LLC.

1

Organization

We are now comprised as one parent corporation holding company and six operating subsidiaries.

Employees

Collectively, Cardiff and its subsidiaries employ approximately 70 employees and anticipates hiring additional personal with new acquisitions.

Competition

We are a Small Cap holding company enabling businesses to take advantage of the power of a public company. Cardiff began targeting the acquisition of undervalued, niche companies with high growth potential, income-producing commercial real estate properties, and high return investments, all designed to pay a dividend to our shareholders. The reason for this strategy was to protect our shareholders by acquiring profitable small- to minimum-sized businesses with little to no debt, seeking support with both financing and management that had the ability to offer a return to investors. The plan is to establish new classes of preferred stock to streamline voting rights, negate debt, and acquire new businesses.

Proprietary Information

We own the following trademarks: Cardiff USA; Mission Tuition, Legacy Card Company, Small Cap Rescue Repicci’s Italian Ice, Romeo’s NY Pizza, Key Tax Group and Platinum Tax Defenders.

Government Regulation

We do not expect to be subject to material governmental regulation. However, it is our policy to fully comply with all governmental regulation and regulatory authorities.

Research and Development

We have spent funds on research and development finding an appropriate agency that could develop a new website representing the Company’s direction, keeping investors more informed, etc. We plan to spend further funds on research and development activities in the future to increase our social awareness.

Environmental Compliance

We believe that we are not subject to any material costs for compliance with any environmental laws.

GHS Equity Purchase Agreement and Registration Rights Agreement

Summary of the Offering

Shares currently outstanding (1):	688,530,923

Shares being offered:	438,000,000

Shares Outstanding after the offering:	1,223,448,952 assuming each share offered for resale hereby is sold.

Offering Price per share:	The Selling Stockholder may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices and prevailing market prices at the time of sale, at varying prices or at negotiated prices.

Use of Proceeds:	We will not receive any proceeds from the sale of the shares of our Common Stock by the Selling Stockholder. However, we will receive proceeds from our initial sale of Series R Preferred shares to GHS, pursuant to the GHS Financing Agreement. The proceeds from the initial sale of shares will be used for the purpose of working capital and that the Board of Directors, in good faith deem to be in the best interest of the Company.

Trading Symbol:	CDIX

Risk Factors:	See “Risk Factors” beginning on page 8 and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

(1)	The number of shares of our Common Stock outstanding prior to and to be outstanding immediately after this offering, as set forth in the table above, is based on 688,530,923 shares outstanding as of January 16, 2020, and excluding 438,000,000 shares of Common Stock issuable in this offering.

2

SUMMARY CONSOLIDATED FINANCIAL INFORMATION

The following summary consolidated statements of operations data for the fiscal years ended December 31, 2018 and 2017 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. Additionally, the nine months ended September 30, 2019 and 2018 have been derived from our unaudited consolidated financial statements included elsewhere in this prospectus. The summary consolidated balance sheet data as of September 30, 2019 are derived from our consolidated financial statements that are included elsewhere in this prospectus. The historical financial data presented below is not necessarily indicative of our financial results in future periods, and the results for the quarter ended September 30, 2019 is not necessarily indicative of our operating results to be expected for the full fiscal year ending December 31, 2019 or any other period. You should read the summary consolidated financial data in conjunction with those financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our consolidated financial statements are prepared and presented in accordance with United States generally accepted accounting principles, or U.S. GAAP. Our consolidated financial statements have been prepared on a basis consistent with our audited financial statements and include all adjustments, consisting of normal and recurring adjustments that we consider necessary for a fair presentation of the financial position and results of operations as of and for such periods.

3

CARDIFF LEXINGTON CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2019 AND DECEMBER 31, 2018

	September 30,	December 31,
	2019	2018
	(Unaudited)	(Audited)
ASSETS
Current assets
Cash	$144,971	$158,676
Accounts receivable-net	226,039	64,343
Inventory	3,079	3,079
Prepaid and other	46,393	51,111
Total current assets	420,482	277,208

Property and equipment, net of accumulated depreciation of $400,993 and $495,331, respectively	279,854	381,301
Land	603,000	603,000
Goodwill	3,749,963	2,092,048
Deposits	19,600	24,600
Right of use - assets	357,650	–
Other assets	30,494	7,790
Total assets	5,461,043	3,332,941

LIABILITIES AND DEFICIENCY IN STOCKHOLDERS EQUITY

Current liabilities
Accounts payable and accrued expense	710,708	840,557
Accrued expenses - related parties	1,137,000	747,000
Interest payable	513,213	366,297
Right of use - liability	357,650	–
Due to officers and shareholders	175,266	137,816
Deferred Income	153,226	74,684
Line of credit	–	1,999
Common stock to be issued	500	500
Notes payable, unrelated party	597,629	190,571
Notes payable - related party	296,916	214,495
Convertible notes payable, net of debt discounts of $269,866 and $201,024, respectively	648,866	785,788
Net, liabilities of discontinued operations	2,152,199	1,743,837
Derivative Liability	7,351,185	1,870,625
Total current liabilities	14,094,358	7,139,168

Other Liabilities
Convertible notes payable, net of current portion and net of debt discounts of $465,828 and $0, respectively	374,172	1,040,000

Total liabilities	14,468,530	8,179,168

4

Deficiency in Stockholders’ Equity
Preferred stock
Preferred Stock all classes	–
Preferred Stock Series A - 4 Shares authorized, with par value of $0.0001, 1 and 1 share issued and outstanding at September 30, 2019 and December 31, 2018	–	–
Preferred Stock Series B - 10,000,000 shares authorized, with par value of $.001, 2,773,206 and 2,773,206 shares issued and outstanding at September 30, 2019 and December 31, 2018	2,773	2,773
Preferred Stock Series C - 10,000 shares authorized, with par value of $.0.00001, 119 and 119 shares issued and outstanding at September 30, 2019 and December 31, 2018	–	–
Preferred Stock Series D - 1,000,000 shares authorized, with par value of $.001, 400,000 shares issued and outstanding at September 30, 2019 and December 31, 2018	400	400
Preferred Stock Series E - 2,000,000 shares authorized, with par value of $.001, 241,199 shares issued and outstanding at September 30, 2019 and December 31, 2018	241	241
Preferred Stock Series F - 500,000 shares authorized, with par value of $.001, 280,069 shares issued and outstanding at September 30, 2019 and December 31, 2018	280	280
Preferred Stock Series F -1- 500,000 shares authorized, with par value of $.001, 57,193 shares issued and outstanding at September 30, 2019 and December 31, 2018	57	57
Preferred Stock Series G - 2,000,000 shares authorized, with par value of $.001, 18,571,428 and -0- shares issued and outstanding at September 30, 2019 and December 31, 2018	18,571	–
Preferred Stock Series H - 4,859,379 shares authorized, with par value of $.001, -0- and -0- shares issued and outstanding at September 30, 2019 and December 31, 2018	–	–
Preferred Stock Series H -1- 3,000,000 shares authorized, with par value of $.001, -0- shares issued and outstanding at September 30, 2019 and December 31, 2018	–	–
Preferred Stock Series I- 20,000,000 shares authorized, with par value of $.001, 195,000,000 and -0- shares issued and outstanding at September 30, 2019 and December 31, 2018	195,000	–
Preferred I Shares to be issued	–	200,000
Preferred Stock Series J - 10,000,000 shares authorized, with par value of $.001, -0- shares issued and outstanding at September 30, 2019 and December 31, 2018	–	–
Preferred Stock Series J1- 7,500,000 shares authorized, with par value of $.001, -0- shares issued and outstanding at September 30, 2019 and December 31, 2018	–	–
Preferred Stock Series K - 10,937,500 shares authorized, with par value of $.001, 8,200,562 shares issued and outstanding at September 30, 2019 and December 31, 2018	8,200	8,200
Preferred Stock Series K1 - 35,000,000 shares authorized, with par value of $.001, 1,447,157 shares issued and outstanding at September 30, 2019 and December 31, 2018	1,447	1,447
Preferred Stock Series L - 100,000,000 shares authorized, with par value of $.001, 98,307,692 shares issued and outstanding at September 30, 2019 and December 31, 2018	98,308	98,308
Common stock; 7,500,000,000 shares authorized with $0.001 par value;524,346,331 and 602,826 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively (reflects post reverse stock split of 1500:1)	524,347	603
Additional paid-in capital	54,654,595	50,220,067
Accumulated deficit	(64,511,706)	(55,378,603)
Total deficiency in stockholders’ equity	(9,007,487)	(4,846,227)

Total liabilities and deficiency in stockholders’ equity	$5,461,043	$3,332,941

5

CARDIFF LEXINGTON CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND DECEMBER 31,2017

(AUDITED)

	DECEMBER 31,
	2018	2017

REVENUE
Rental income	$186,096	$193,601
Food and beverage	883,135	1,066,991
Sales to franchisees
Ice cream	193,071	131,487
Franchise fees	45,316	81,435
Royalty fees	19,500	19,500
Truck and build out	–	129,000
Tax Services	899,748	–
Other	–	3,754
Total revenue	2,226,866	1,625,768

COST OF SALES
Rental business	182,690	155,416
Food and beverage	950,358	1,276,493
Ice cream stores	–	–
Tax Services	337,986	–
Total cost of sales	1,471,034	1,431,909

GROSS MARGIN	755,832	193,859

OPERATING EXPENSES
Depreciation and amortization expense	21,831	160,171
Goodwill impairment	–	932,529
Loss on disposal of assets	–	38,584
Selling, general and administrative	2,755,021	2,055,115
Total operating expenses	2,776,852	3,186,399

LOSS FROM OPERATIONS	(2,021,020)	(2,992,540)

OTHER INCOME (EXPENSE)
Other income	1,743	108,234
Bad debt expense	(23,607)	–
(Loss) from extinguishment of debt	–	(45,933)
Change in value of derivative liability	(629,176)	(36,469)
Gain/(loss) on sale of assets	874	–
Interest expense	(328,970)	(111,682)
Amortization of debt discounts	(950,736)	(573,605)
Total other income (expenses)	(1,929,872)	(659,455)
NET LOSS FROM OPERATIONS BEFORE DISCONTINUED OPERATIONS	(3,950,892)	–
LOSS FROM DISCONTINUED OPERATIONS	(2,314,359)	–

NET (LOSS) FOR THE PERIOD	$(6,265,251)	$(3,651,995)

(LOSS) PER COMMON SHARE -BASIC AND DILUTED FOR CONTINUED OPERATIONS	$(0.15)	$(126.20)

(LOSS) PER COMMON SHARE -BASIC AND DILUTED FOR DISCONTINUED OPERATIONS	(0.26)	–

WEIGHTED AVERAGE NUMBER OF COMMON SHARES - BASIC AND DILUTED	602,038	28,937

6

CARDIFF LEXINGTON CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2019 AND SEPTEMBER 30, 2018

(UNAUDITED)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2019	2018	2019	2018
REVENUE
Rental income	$39,199	$44,740	$135,577	$143,403
Food and beverage	157,091	148,540	472,237	452,555
Sales of ice cream	–	68,079	–	275,468
Ice cream	42,959	76,475	137,802	169,550
Franchise fees	2,044	–	11,422	120,000
Royalty fees	11,198	7,350	28,737	13,650
Tax Services	1,288,116	229,124	2,816,644	229,124
Other	–	123,576	–	123,576
Total revenue	1,540,608	697,884	3,602,420	1,527,326

COST OF SALES
Rental business	32,254	43,305	153,873	145,650
Food and beverage	175,357	111,814	524,717	324,661
Ice cream stores	–	154,572	–	435,302
Tax Services	372,642	155,475	958,641	155,475
Other	–	125,900	–	125,900
Total cost of sales	580,253	591,066	1,637,231	1,186,988

GROSS MARGIN	960,356	106,818	1,965,189	340,338

OPERATING EXPENSES
Depreciation and amortization expense	(1,945)	(9,279)	9,373	15,992
Selling, general and administrative	817,978	1,032,113	2,421,624	2,008,405
Total operating expenses	816,033	1,022,834	2,430,997	2,024,397

LOSS FROM OPERATIONS	144,322	(916,016)	(465,808)	(1,684,059)

OTHER INCOME (EXPENSE)
Other income	33,644	84	136,460	1,664
Bad debt expense	–	(23,607)	–	(23,607)
Change in value of derivative liability	(2,340,167)	(1,898,704)	(6,635,549)	(1,317,018)
Gain/(loss) on sale of assets	–	(14,196)	–	874
Interest expense	(49,352)	(72,355)	(220,179)	(164,277)
Conversion cost reimbursement	–	–	(13,520)	–
Conversion cost penalty	(136,401)	–	(668,897)	–
Impairment of asset	–	(300,000)	–	(300,000)
Impairment on acquisition	–	(1,459,725)	–	(1,459,725)
Amortization of debt discounts	(302,846)	(330,941)	(825,206)	(765,901)
Total other income (expenses)	(2,795,122)	(4,099,444)	(8,226,891)	(4,027,990)

Loss from Discontinued Operations	(339,659)	–	(440,407)	–

NET (LOSS) FOR THE PERIOD	$(2,990,459)	$(5,015,460)	$(9,133,106)	$(5,712,049)

(LOSS) PER COMMON SHARE - BASIC AND DILUTED FOR CONTINUED OPERATIONS	$(0.01)	$(43.46)	$(0.06)	$(78.42)

(LOSS) PER COMMON SHARE - BASIC AND DILUTED FOR DISCONTINUED OPERATIONS	$(0.00)*	$–	$(0.00)*	$–

WEIGHTED AVERAGE NUMBER OF COMMONS HARES - BASIC AND DILUTED	275,203,293	115,404	144,871,780	72,839

* Less than $0.01

7

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment. You should carefully consider the risks described below together with all of the other information included in our public filings before making an investment decision with regard to our securities. The statements contained in or incorporated into this document that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following events described in these risk factors actually occur, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. Moreover, additional risks not presently known to us or that we currently deem less significant also may impact our business, financial condition or results of operations, perhaps materially. For additional information regarding risk factors, see “Forward-Looking Statements.”

Special Information Regarding Forward-Looking Statements

The information herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results may materially differ from those projected in the forward-looking statements as a result of certain risks and uncertainties set forth in this report. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual results will not be different from expectations expressed in this report.

We desire to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. This filing contains a number of forward-looking statements that reflect management’s current views and expectations with respect to our business, strategies, products, future results and events, and financial performance. All statements made in this filing other than statements of historical fact, including statements addressing operating performance, clinical developments which management expects or anticipates will or may occur in the future, including statements related to our technology, market expectations, future revenues, financing alternatives, statements expressing general optimism about future operating results, and non-historical information, are forward looking statements. In particular, the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” variations of such words, and similar expressions identify forward-looking statements, but are not the exclusive means of identifying such statements, and their absence does not mean that the statement is not forward-looking. These forward-looking statements are subject to certain risks and uncertainties, including those discussed below. Our actual results, performance or achievements could differ materially from historical results as well as those expressed in, anticipated, or implied by these forward-looking statements. We do not undertake any obligation to revise these forward-looking statements to reflect any future events or circumstances.

Readers should not place undue reliance on these forward-looking statements, which are based on management’s current expectations and projections about future events, are not guarantees of future performance, are subject to risks, uncertainties and assumptions (including those described below), and apply only as of the date of this filing. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the risks to be discussed in this Form S-1 Registration and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For additional information regarding forward-looking statements, see “Forward-Looking Statements.”

During our startup phase we were not profitable and generated minimal revenue and no profit.

As of this filing, though still not profitable, Cardiff is generating revenue which helps mitigate the risk. As a result, though pleased with our acquisitions, we may never become profitable, and could go out of business.

Since 2014, we have restructured ourselves into a holding company and have acquired five additional businesses; We Three, LLC (Affordable Housing Initiative); Romeo’s NY Pizza (merged Fortuna Restaurant Group and R & T Restaurant Group into Romeo’s Alpharetta); Edge View Properties, Inc; Repicci’s Franchise Group, Inc. (merged Refreshment Concepts, LLC into Repicci’s Franchise Group, Inc.); JM Enterprises (dba – Key Tax Group) and Platinum Tax Defenders, LLC.

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Although we had incurred operating losses from our inception, we still consider ourselves a going concern.

For the fiscal years ended December 31, 2018 and December 31, 2017 our auditors have included an emphasis paragraph about our ability to continue as a going concern, due to our continued losses and deficiencies in working capital. We believe our ability to achieve and maintain profitability and positive cash flow is dependent upon:

•	our ability to acquire profitable businesses within CDIF; and

•	our ability to generate substantial revenues; and

•	our ability to obtain additional financing

Based upon current plans, we may incur operating losses in future periods. Also, we expect approximately $600,000 in operating costs to be incurred over the next twelve months. We cannot guarantee that we will be successful in generating sufficient revenues or obtaining other financing in the future to cover these operating costs. Additionally, financing may not be available on terms favorable to the Company. Failure to generate sufficient revenues may cause us to go out of business.

Since we are an early stage company that has generated minimal revenue, an investment in our shares is highly risky and could result in a complete loss of your investment if we are unsuccessful in our business plans.

We were incorporated in August 2001 and have focused all our efforts on the development of our portfolio of companies which have doubled our revenue since 2017. However, there is no guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you hold and could result in the loss of your entire investment.

Future acquisitions are important to our success. We may not be able to successfully integrate our acquisitions into our operations.

The acquisition of new companies is central to our business model and critically important to our success. Although we generally seek companies that have positive cash flows, we cannot be certain that the company’s acquired will remain cash flow positive and could possibly lose revenues. In addition, there are no assurances that the acquisitions acquired will continue as profitable businesses and could adversely affect our business and any possible revenues.

Successful implementation of our business strategy depends on factors specific to acquiring successful businesses. Adverse changes in our acquisition process could undermine our business strategy and have a material adverse effect on our business, financial condition, and results of operations and cash flow:

•	The competitive environment in the specific field of business acquired; and

•	Our ability to acquire the right businesses that meet customers’ needs; and

•	Our ability to establish, maintain and eventually grow market share in a competitive environment.

There are no substantial barriers to acquire established businesses and because we can acquire businesses in all types of industries, there is no guarantee the Company will acquire additional businesses, which could severely limit our proposed sales and revenues. If we cannot acquire established businesses, it could result in the loss of your investment.

Since we have no copyright protection, unauthorized persons may attempt to copy aspects of our business, including our governance design or functionality, services or marketing materials. Any encroachment upon our corporate information, including the unauthorized use of our brand name, the use of a similar name by a competing company or a lawsuit initiated against us for infringement upon another company's proprietary information or improper use of their copyright, may affect our ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on our business. Litigation or proceedings before the U.S. or International Patent and Trademark Offices may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets and domain name and/or to determine the validity and scope of the proprietary rights of others. Any such infringement, litigation or adverse proceeding could result in substantial costs and diversion of resources and could seriously harm our business operations and/or results of operations. As a result, an investor could lose his or her entire investment.

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The loss of the services of the current officers and directors could severely impact our business operations and future development, which could result in a loss of revenues and one’s ability to ever sell any shares.

Our performance is substantially dependent upon the professional expertise of the current officers and board of directors. Each has extensive expertise in business development and acquisitions and we are dependent on their abilities. If they are unable to perform their duties, this could have an adverse effect on business operations, financial condition and operating results if we are unable to replace them with other individuals qualified to develop and market our business. The loss of their services could result in a loss of revenues, which could result in a reduction of the value of any shares you hold as well as the complete loss of your investment.

Our stock has limited liquidity.

Our common stock trades on the OTC market. Trading volume in our shares may be sporadic and the price could experience volatility. If adverse market conditions exist, you may have difficulty selling your shares.

The market price of our common stock may fluctuate significantly in response to numerous factors, some of which are beyond our control, including the following:

•	actual or anticipated fluctuations in our operating results;

•	changes in financial estimates by securities analysts or our failure to perform in line with such estimates;

•	changes in market valuations of other companies, particularly those that market services such as ours;

•	announcements by us or our competitors of significant innovations, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	introduction of product enhancements that reduce the need for our products;

•	departure of key personnel.

In general, buying low-priced penny stocks is very risky and speculative. Our shares are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. You may not able to sell your shares when you want to do so, if at all.

Our shares are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse, or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker- dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to such sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in the public markets.

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Because of our size and limited resources, we may have difficulty establishing adequate management, legal and financial controls, which we are required to do in order to comply with U.S. GAAP and securities laws, and which could cause a materially adverse impact on our financial statements, the trading of our common stock and our business.

We are a small holding company that lacks the financial resources and qualified personnel to implement and sustain adequate internal controls. As a result, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet proper internal control standards. Therefore, we may, in turn, experience difficulties in implementing and maintaining adequate internal controls as required under Section 404 of the Sarbanes-Oxley Act of 2002. This may result in significant deficiencies or material weaknesses in our internal controls which could impact the reliability of our financial statements and prevent us from complying with SEC rules and regulations and the requirements of the Sarbanes-Oxley Act of 2002. Any such deficiencies, material weaknesses or lack of compliance could result in restatements of our historical financial information, cause investors to lose confidence in our reported financial information, have an adverse impact on the trading price of our common stock, adversely affect our ability to access the capital markets and our ability to recruit personnel, lead to the delisting of our securities from the stock exchange on which they are traded, lead to litigation claims, thereby diverting management’s attention and resources, and which may lead to the payment of damages to the extent such claims are not resolved in our favor, lead to regulatory proceedings, which may result in sanctions, monetary or otherwise, and have a materially adverse effect on our reputation and business.

We do not expect to pay dividends on common stock in the foreseeable future.

We have not paid any cash dividends with respect to our common stock, and it is unlikely that we will pay any dividends on our common stock for the year. Earnings, if any, that we may realize will be retained in the business for further development and expansion.

Risks Related to the Offering

Our existing stockholders may experience significant dilution from the sale of our common stock pursuant to the GHS Financing Agreement.

The sale of our common stock to GHS Investments LLC in accordance with the GHS Financing Agreement may have a dilutive impact on our shareholders. As a result, the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our put options, the more shares of our common stock we will have to issue to GHS in order to exercise a put under the GHS Financing Agreement. If our stock price decreases, then our existing shareholders would experience greater dilution for any given dollar amount raised through the offering.

The perceived risk of dilution may cause our stockholders to sell their shares, which may cause a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

The issuance of shares pursuant to the GHS Financing Agreement may have a significant dilutive effect.

Depending on the number of shares we issue pursuant to the GHS Financing Agreement, it could have a significant dilutive effect upon our existing shareholders. Although the number of shares that we may issue pursuant to the GHS Financing Agreement will vary based on our stock price (the higher our stock price, the less shares we have to issue), there may be a potential dilutive effect to our shareholders, based on different potential future stock prices, if the full amount of the GHS Financing Agreement is realized.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties and include statements regarding, among other things, our projected revenue growth and profitability, our growth strategies and opportunity, anticipated trends in our market and our anticipated needs for working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. These statements may be found under the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as in this prospectus generally. In particular, these include statements relating to future actions, prospective products, market acceptance, future performance or results of current and anticipated products, sales efforts, expenses, and the outcome of contingencies such as legal proceedings and financial results.

Examples of forward-looking statements in this prospectus include, but are not limited to, our expectations regarding our business strategy, business prospects, operating results, operating expenses, working capital, liquidity and capital expenditure requirements. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for our products, the cost, terms and availability of components, pricing levels, the timing and cost of capital expenditures, competitive conditions and general economic conditions. These statements are based on our management’s expectations, beliefs and assumptions concerning future events affecting us, which in turn are based on currently available information. These assumptions could prove inaccurate. Although we believe that the estimates and projections reflected in the forward-looking statements are reasonable, our expectations may prove to be incorrect.

Important factors that could cause actual results to differ materially from the results and events anticipated or implied by such forward-looking statements include, but are not limited to:

•	increased levels of competition:
•	changes in the market acceptance of our products;
•	changes in political, economic or regulatory conditions generally and in the markets in which we operate;
•	our relationships with our key customers;
•	our ability to retain and attract senior management and other key employees;
•	our ability to quickly and effectively respond to new technological developments;
•	our ability to protect our trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on the proprietary rights of the Company; and
•	other risks, including those described in the “Risk Factors” discussion of this prospectus.

We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for us to predict all of those risks, nor can we assess the impact of all of those risks on our business or the extent to which any factor may cause actual results to differ materially from those contained in any forward-looking statement. The forward-looking statements in this prospectus are based on assumptions management believes are reasonable. However, due to the uncertainties associated with forward-looking statements, you should not place undue reliance on any forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and unless required by law, we expressly disclaim any obligation or undertaking to publicly update any of them in light of new information, future events, or otherwise.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our common stock by the Selling Stockholder. However, we will receive proceeds from the initial sale of Series R Preferred Stock.

DETERMINATION OF OFFERING PRICE

We have not set an offering price for the shares registered hereunder, as the only shares being registered are those sold pursuant to the GHS Financing Agreement. GHS may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices and prevailing market prices at the time of sale, at varying prices or at negotiated prices.

SELLING SECURITY HOLDER

The Selling Stockholder identified in this prospectus may offer and sell up to 438,000,000 shares of our Common Stock, which consists of shares of Common Stock to be sold by GHS pursuant to the GHS Financing Agreement. If issued presently, the shares of Common Stock registered for resale by GHS would represent approximately 62.45% of our issued and outstanding shares of common stock as of January 16, 2020. Additionally, the 438,000,000 shares of our common stock registered for resale herein would represent approximately 75.44% of the Company’s public float.

We may require the Selling Stockholder to suspend the sales of the shares of our common stock being offered pursuant to this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

The Selling Stockholder identified in the table below may from time to time offer and sell under this prospectus any or all of the shares of common stock described under the column “Shares of Common Stock Being Offered” in the table below.

GHS will be deemed to be an underwriter within the meaning of the Securities Act. Any profits realized by the Selling Stockholder may be deemed to be underwriting commissions.

Information concerning the Selling Stockholder may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of shares of Common Stock that will actually be held by the Selling Stockholder upon termination of this offering, because the Selling Stockholders may offer some or all of the Common Stock under the offering contemplated by this prospectus or acquire additional shares of Common Stock. The total number of shares that may be sold, hereunder, will not exceed the number of shares offered, hereby. Please read the section entitled “Plan of Distribution” in this prospectus.

The manner in which the Selling Stockholder acquired or will acquire shares of our common stock is discussed below under “The Offering.”

The following table sets forth the name of the Selling Stockholder, the number of shares of our common stock beneficially owned by the Selling Stockholder before this offering, the number of shares to be offered for such stockholder’s account and the number and (if one percent or more) the percentage of the class to be beneficially owned by such stockholder after completion of the offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of our common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days, through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement, and such shares are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person. Beneficial ownership percentages are calculated based on 549,955,831 shares of our common stock outstanding as of November 18, 2019.

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Unless otherwise set forth below, (a) the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the Selling Stockholder’s name, subject to community property laws, where applicable, and (b) no selling stockholder had any position, office or other material relationship within the past three years, with us or with any of our predecessors or affiliates. The number of shares of common stock shown as beneficially owned before the offering is based on information furnished to us or otherwise based on information available to us at the timing of the filing of the registration statement of which this prospectus forms a part.

Number of Shares to be Owned by Selling Stockholder After the Offering and Percent of Total Issued and Outstanding Shares
Name of Selling Stockholder	Shares Owned by the Selling Stockholder before the Offering (1)	Shares of Common Stock Being Offered	# of Shares (2)	% of Class (2)
GHS Investments LLC (3)	2,537,831 (4)	438,000,000(5)	0	0.36%

Notes:

(1)	Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options, warrants and convertible debentures currently exercisable or convertible, or exercisable or convertible within 60 days, are counted as outstanding. The actual number of shares of common stock issuable upon the conversion of the convertible debentures is subject to adjustment depending on, among other factors, the future market price of our common stock, and could be materially less or more than the number estimated in the table.

(2)	Because the Selling Stockholders may offer and sell all or only some portion of the 438,000,000 shares of our Common Stock being offered pursuant to this prospectus and may acquire additional shares of our Common Stock in the future, we can only estimate the number and percentage of shares of our Common Stock that the Selling Stockholder will hold upon termination of the offering.

(3)	Mark Grober exercises voting and dispositive power with respect to the shares of our Common Stock that are beneficially owned by GHS Investments LLC.

(4)	Does not include shares issuable pursuant to 8% Convertible Secured Redeemable Note issued on May 11, 2019 in the principal amount of $150,000, convertible into common stock at the price equal to 60% of the lowest closing bid price for the twelve prior trading days.

(5)	Consists of up to 438,000,000 shares of common stock to be sold by GHS pursuant to the GHS Financing Agreement.

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PLAN OF DISTRIBUTION

The Selling Stockholder named above and any of its pledgees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on OTC Markets or any other stock exchange, market or trading facility on which the shares of our Common Stock are traded or in private transactions. These sales may be at fixed prices and prevailing market prices at the time of sale, at varying prices or at negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	privately negotiated transactions;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; or
•	a combination of any such methods of sale.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

GHS is an underwriter within the meaning of the Securities Act of 1933 and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. GHS has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock of our company. Pursuant to a requirement by FINRA, the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415 promulgated under the Securities Act of 1933.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholder. The selling stockholder may agree to indemnify any agent, dealer, or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act of 1933.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares covered by this prospectus. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933. We will not receive any proceeds from the resale of any of the shares of our common stock by the selling stockholders. We may, however, receive proceeds from the sale of our common stock under the Financing Agreement with GHS. Neither the Financing Agreement with GHS nor any rights of the parties under the Financing Agreement with GHS may be assigned or delegated to any other person.

We have entered into an agreement with GHS to keep this prospectus effective until GHS has sold all of the Common Stock purchased by it under the GHS Financing Agreement and has no right to acquire any additional shares of Common Stock under the GHS Financing Agreement.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders.

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THE OFFERING

On November 20, 2019 we entered into a Securities Purchase Agreement with GHS Investments LLC. Although we are not mandated to sell shares under the GHS Financing Agreement, the GHS Financing Agreement gives us the option to sell to GHS, up to $1,789,200 worth of our common stock until thirty-six (36) months after an effective Registration Statement registering such shares of common stock. The $1,789,200 was stated as the total amount of available funding in the GHS Financing Agreement because this was the maximum amount that GHS agreed to offer us in funding. There is no assurance the market price of our Common Stock will increase in the future.

GHS is not permitted to engage in short sales involving our common stock during the term of the commitment period.

Neither the GHS Financing Agreement nor any of our rights or GHS’s rights thereunder may be assigned to any other person.

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DESCRIPTION OF SECURITIES TO BE REGISTERED

General

We are authorized to issue an aggregate of seven billion five hundred million (7,500,000,000) shares of common stock, $0.001 par value per share and one billion (1,000,000,000) shares of preferred stock, $0.001 par value per share, in one or more series and to fix the voting powers, preferences and other rights and limitations of the preferred stock. As of January 16, 2020, we had 688,530,923 shares of Common Stock outstanding and 663,450,439 shares of Preferred Stock outstanding.

Each share of Common Stock shall have one (1) vote per share. Our Common Stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stockholders are not entitled to cumulative voting for election of Board of Directors.

Securities Authorized for Issuance Under Equity Compensation Plans

There were no equity compensation plans formally approved by the shareholders of the Company as of the date of this filing.

Preferred Stock

The Company has authorized 1,000,000,000 shares of preferred stock with a $0.001 par value. The board of directors has the authority to issue these shares and to set dividends, voting and conversion rights, redemption provisions, liquidation preferences, and other rights and restrictions.

On November 19, 2019, the Company, pursuant to approval by the Company’s board of directors, filed a certificate of designation (the “Certificate of Designation”) with the state of Florida in order to designate a class of preferred stock. The class of preferred stock that was designated is referred to as Series R Convertible Preferred Stock (the “Series R Stock”), consists of 1,015 shares, and was designated from the 1,000,000,000 authorized preferred shares of the Company. The Series R Stock is entitled to dividends at a rate of twelve percent (12%) per annum, payable quarterly, and carries liquidation rights upon the dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, at which time the holders of the Series R Stock shall receive the sum of $1,200 per share plus any accrued and unpaid dividends thereon, before any payment or distribution shall be made on the Company’s common stock, or any class ranking junior to the Series R Stock. The shares of Series R Stock shall vote on an as-converted basis together as a single class with the holders of the Company’s common stock for all matters submitted to the holders of common stock, including the election of directors. Any time after the initial issuance date of the Series R Stock, the Series R Stock shall be convertible in to common stock, at a conversion price equal to the lower of (a) $0.001 and (b) lowest daily VWAP for the Company’s common stock for the twenty (20) Trading Days immediately preceding the date of such conversion.

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INFORMATION WITH RESPECT TO THE REGISTRANT

History of the Business

Legacy Card Company (“Legacy”) was formed as a Limited Liability Company on August 29, 2001. On April 18, 2005, Legacy converted from a California Limited Liability Company to a Nevada Corporation. On November 10, 2005, Legacy merged with Cardiff Lexington Corp (formerly Cardiff International, Inc.) (“Cardiff”, the “Company”), a publicly held corporation in Colorado. On August 27, 2014 Cardiff redomiciled to Florida.

In the first quarter of 2013, it was decided to restructure Cardiff into a holding company enabling businesses to take advantage of the power of a public company. Cardiff began targeting the acquisition of undervalued, niche companies with high growth potential, income-producing commercial real estate properties, and high return investments, all designed to pay a dividend to our shareholders. The reason for this strategy was to protect our shareholders by acquiring profitable small- to minimum-sized businesses with little to no debt, seeking support with both financing and management that had the ability to offer a return to investors. The plan is to establish new classes of preferred stock to streamline voting rights, negate debt, and acquire new businesses. By December 31, 2018, we have acquired five (5) businesses: We Three (AHI); Romeo’s NY Pizza; Edge View Properties; Repicci’s Franchise Group; JM Enterprises (dba – Key Tax Group and Platinum Tax Defenders. Cardiff currently is in negotiations with two potential new acquisitions.

Current Business Operations

Cardiff is a public holding company, much like a cooperative, leveraging proven management in private companies that become subsidiaries under our umbrella. Our focus is not based on a specific industry or geographic location, but rather on a proven management, market, and historical operating margin. We target acquisitions of mature, high growth, niche companies. Cardiff’s strategy identifies and empowers select income-producing middle market private businesses and commercial real estate properties.

The target company’s management team typically maintains control of the day to day operations. Acquisitions become standalone autonomous subsidiaries that gain the advantages of a publicly traded company without losing their independent management control. Management enjoys the advantage of improved valuation, liquidity, synergies, and support, along with diversification and asset appreciation through collective subsidiary performance. Diversification and pooled resources leverage value and mitigate risk.

Cardiff provides these companies both 1) the enhanced ability to raise money for operations or expansion, and 2) an equity exit and liquidity strategy for the owner, heirs, and/or Investors.

For investors, Cardiff provides a diversified lower risk to protect and safely enhance their investment by continually adding assets and holdings.

Cardiff employs a merge, acquire, and hold strategy to maximize value and potential of private, often family run, enterprises while providing diversification and risk mitigation for all shareholders.

Cardiff is led by strong and talented roster of executives and advisors providing expert acquisition, market guidance and added value for subsidiaries and investors. To date, Cardiff consists of the following whole-owned subsidiaries:

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We Three, LLC (Affordable Housing Initiative); Romeo’s NY Pizza (merged Fortuna Restaurant Group and R & T Restaurant Group into Romeo’s Alpharetta); Edge View Properties, Inc; Repicci’s Franchise Group, Inc. (merged Refreshment Concepts, LLC into Repicci’s Franchise Group, Inc.); JM Enterprises (dba – Key Tax Group) and Platinum Tax Defenders, LLC.

Organization

We are now comprised as one parent corporation holding company and six operating subsidiaries.

Employees

Collectively, Cardiff and its subsidiaries employ approximately 70 employees and anticipates hiring additional personal with new acquisitions.

Competition

We are a Small Cap holding company enabling businesses to take advantage of the power of a public company. Cardiff began targeting the acquisition of undervalued, niche companies with high growth potential, income-producing commercial real estate properties, and high return investments, all designed to pay a dividend to our shareholders. The reason for this strategy was to protect our shareholders by acquiring profitable small- to minimum-sized businesses with little to no debt, seeking support with both financing and management that had the ability to offer a return to investors. The plan is to establish new classes of preferred stock to streamline voting rights, negate debt, and acquire new businesses.

Proprietary Information

We own the following trademarks: Cardiff USA; Mission Tuition, Legacy Card Company and Small Cap Rescue.

Government Regulation

We do not expect to be subject to material governmental regulation. However, it is our policy to fully comply with all governmental regulation and regulatory authorities.

Research and Development

We have spent funds on research and development finding an appropriate agency that could develop a new website representing the Company’s direction, keeping investors more informed, etc. We plan to spend further funds on research and development activities in the future to increase our social awareness.

Environmental Compliance

We believe that we are not subject to any material costs for compliance with any environmental laws.

How to Obtain our SEC Filings

We file annual, quarterly, and special reports, proxy statements, and other information with the Securities Exchange Commission (SEC). Reports, proxy statements and other information filed with the SEC can be inspected and copied at the public reference facilities of the SEC at 100 F Street N.E., Washington, DC 20549. Such material may also be accessed electronically by means of the SEC's website at www.sec.gov.

Our investor relations department can be contacted at our principal executive office located at, 401 East Las Olas Blvd. Unit 1400, Fort Lauderdale, FL 33301. Our telephone number is (844-628-2100).

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MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

(a) Common Stock

Our Common Stock is quoted under the trading symbol “CDIX” on the OTC Markets – OTC Pink. Only a limited market exists for our common stock. There is no assurance that a regular trading market will develop, or if developed, that it will be sustained. Therefore, a stockholder may be unable to resell his securities in our Company. The closing price of our common stock on January 16, 2020 was $0.0008 per share.

The ability of individual stockholders to trade their shares in a particular state may be subject to various rules and regulations of that state. A number of states require that an issuer’s securities be registered in their state or appropriately exempted from registration before the securities are permitted to trade in that state. Presently, we have no plans to register our securities in any particular state. Further, our shares may be subject to the provisions of Section 15(g) and Rule 15g-9 of the Exchange Act, commonly referred to as the “penny stock” rule. Section 15(g) sets forth certain requirements for transactions in penny stocks and Rule 15g-9(d)(1) incorporates the definition of penny stock as that used in Rule 3a51-1 of the Exchange Act.

The SEC generally defines penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Rule 3a51-1 provides that any equity security is considered to be a penny stock unless that security is: registered and traded on a national securities exchange meeting specified criteria set by the SEC; authorized for quotation on The NASDAQ Stock Market; issued by a registered investment company; excluded from the definition on the basis of price (at least $5.00 per share) or the issuer’s net tangible assets; or exempted from the definition by the SEC. Broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally persons with assets in excess of $1,000,000 or annual income exceeding $200,000 by an individual, or $300,000 together with his or her spouse), are subject to additional sales practice requirements.

For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such securities and must have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the securities. Finally, monthly statements must be sent to clients disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks. Consequently, these rules may restrict the ability of broker-dealers to trade and/or maintain a market in our common stock and may affect the ability of stockholders to sell their shares.

We have not previously filed a registration statement under the Securities Act. Shares sold pursuant to exemptions from registration are deemed to be “restricted” securities as defined by the Securities Act. As of January 16, 2020, out of a total of 7,500,000,000 shares authorized, 688,530,923 shares are issued and outstanding. Of such outstanding shares, 108,029,381 (15.69%) shares are held by affiliates (directors, officers and 10% holders), with the balance of 580,501,542 (86.31%) shares being held by non-affiliates.

In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares of a reporting company for at least six months, including any person who may be deemed to be an “affiliate” of the company (as the term “affiliate” is defined under the Securities Act), is entitled to sell, within any three-month period, an amount of shares that does not exceed the greater of (i) the average weekly trading volume in the company’s common stock, as reported through the automated quotation system of a registered securities association, during the four calendar weeks preceding such sale or (ii) 1% of the shares then outstanding. In order for a stockholder to rely on Rule 144, adequate current public information with respect to the company must be available. A person who is not deemed to be an affiliate of the company and has not been an affiliate for the most recent three months, and who has held restricted shares for at least one year is entitled to sell such shares without regard to the various resale limitations under Rule 144. Under Rule 144, the requirements of paragraphs (c), (e), (f), and (h) of such Rule do not apply to restricted securities sold for the account of a person who is not an affiliate of an issuer at the time of the sale and has not been an affiliate during the preceding three months, provided the securities have been beneficially owned by the seller for a period of at least one year prior to their sale. For purposes of this registration statement, a controlling stockholder is considered to be a person who owns 10% or more of the company’s total outstanding shares, or is otherwise an affiliate of the Company. No individual person owning shares that are considered to be not restricted owns more than 10% of the Company’s total outstanding shares.

(b) Holders of Common Equity

As of January 16, 2020, there were approximately 845 stockholders of record. An additional number of stockholders are beneficial holders of our common stock in “street name” through banks, brokers and other financial institutions that are the record holders.

(c) Dividend Information

We have not previously declared or paid any dividends on our common stock and do not anticipate declaring any dividends in the foreseeable future. The payment of dividends on our common stock is within the discretion of our board of directors. We intend to retain any earnings for use in our operations and the expansion of our business. Payment of dividends in the future will depend on our future earnings, future capital needs and our operating and financial condition, among other factors that our board of directors may deem relevant. We are not under any contractual restriction as to our present or future ability to pay dividends.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion of our financial condition and results of operations in conjunction with financial statements and notes thereto included elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in the section labeled “Risk Factors.”

We desire to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. This filing contains a number of forward-looking statements that reflect management’s current views and expectations with respect to our business, strategies, products, future results and events, and financial performance. All statements made in this filing other than statements of historical fact, including statements addressing operating performance, clinical developments which management expects or anticipates will or may occur in the future, including statements related to our technology, market expectations, future revenues, financing alternatives, statements expressing general optimism about future operating results, and non-historical information, are forward looking statements. In particular, the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” variations of such words, and similar expressions identify forward-looking statements, but are not the exclusive means of identifying such statements, and their absence does not mean that the statement is not forward-looking. These forward-looking statements are subject to certain risks and uncertainties, including those discussed below. Our actual results, performance or achievements could differ materially from historical results as well as those expressed in, anticipated, or implied by these forward-looking statements. We do not undertake any obligation to revise these forward-looking statements to reflect any future events or circumstances.

Readers should not place undue reliance on these forward-looking statements, which are based on management’s current expectations and projections about future events, are not guarantees of future performance, are subject to risks, uncertainties and assumptions (including those described below), and apply only as of the date of this filing. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the risks to be discussed in this Prospectus and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For additional information regarding forward-looking statements, see “Forward-Looking Statements.”

 Overview

Cardiff Lexington Corp., is currently structured as a company with holdings of various companies.

CARDIFF LEXINGTON CORP., is a public Holding company utilizing a new form of Collaborative Governance™*. Cardiff targets acquisitions of undervalued, niche companies with high growth potential, income-producing businesses, including commercial real estate properties all of which offer high returns for our investors. Our goal is to provide a form of governance enabling businesses to take advantage of the power of a public company without losing management control. Cardiff provides companies the ability to raise money and investors a low risk environment that protects their investment.

MISSION TUITION (www.missiontuition.com): Cardiff through Mission Tuition has built one of the largest merchant shopping networks in America consisting of all the top name merchants; offering in-store savings and coupon savings with local, regional and national merchants throughout America. With each purchase members earn rebates which goes directly into their educational savings account. Our Tax-Free educational savings program provides a platform for families to start an "educational savings" program that encourages regular and daily use of the program. The Mission Tuition program helps families save for college. Mission Tuition encourages members to contribute to their educational savings with contribution from work, family members or just rebates generated by online and in- store purchases. The Mission Tuition program leverages the two biggest economic forces in society –– consumer spent and the cost of education –– to create the most unique value-added rewards program in decades. Cardiff’s missiontuition.com helps solve a real need for America's families – saving for your child's college education.

We have currently placed Mission Tuition on hold until the Company can hire the appropriate management team.

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WE THREE, LLC (D/B/A AFFORDABLE HOUSING INITIATIVE) (“AHI”): AHI is located in Maryville, Tennessee. AHI acquires both mobile homes and mobile home parks offering an alternative to traditional housing. Their mobile home business is a popular option for a homeowner wishing to avoid large down payments, expensive maintenance costs, monthly mortgage payments and high property taxes. If bad credit is an issue preventing people from purchasing a traditional house, AHI will provide a financial leasing option with "O" interest on the lease providing a "lease to own" option for their family home. Most homes are 3 bedroom/2bath homes making the dream of owning a home possible.

ROMEO'S NY PIZZA, INC.: Romeo's NY Pizza - Established in Paterson, New Jersey in 1945. Romeo's NY Pizza makes authentic NY pizza, making their dough in-house, using the finest cheese and ingredients available. No soggy crust or watered down pizza sauce, only the best. They also serve Chicken Wings, Philly Steak Subs, Calzones and Salads. Romeo's NY Pizza is currently in negotiations to open a "quick serve" Romeo's location in the Hartsfield International Airport in Atlanta.

EDGE VIEW PROPERTIES LLC: Edge View Properties consists of 30 prime acres of land; 23.5 acres zoned MDR (Medium Density Residential) with 12 lots already platted and 48 lots zoned HDR (High Density Residential), 4 acres of dedicated river front property zoned for recreation on the Salmon River, Idaho's premier whitewater river and 2.5 acres zoned for commercial use. All land is in the city limits of Salmon and adjacent to the Frank church Wilderness Park (the largest wilderness park in the lower 48 states).

REPICCI’S GROUP: Repicci’s Group offers franchisees for the operation of “Repicci’s Italian Ice” franchises. These franchised stores specialize in the distribution of nonfat frozen confections.

The number of franchise agreements in force as of September 30, 2019 was forty five (45), seven (7) new state of the art “mobile” units.

The Company obligates itself to each franchisee to perform the following services:

1.	Designate an exclusive territory;

2.	Provide guidance and approval for selection and location of site;

3.	Provide initial training of franchisee and employees;

4.	Provide a company manual and other training aids.

The Company has developed a new “Mobile Franchise Opportunity”. The total investment for the new opportunity ranges from $185,000 to $165,000, as follows: $195,000 for a new Mercedes Sprinter Van, customized for the franchisee, $36,000 for the franchise fee, the balance for product. The Company’s obligation is as above, except for Item #3, training is specific to the new opportunity.

PLATINUM TAX DEFENDERS: Platinum Tax Defenders is a full service, fully accredited tax defense firm. Platinum Tax Defenders help clients who have serious issues with the IRS and or the State come to a successful resolution. Platinum Tax Defenders offers a wide variety of tax resolution, bookkeeping, and tax preparation services for individuals and businesses that are dealing with back taxes or are having issues paying off their current year tax bill.

JM Enterprises 1, Inc. (dba – Key Tax Group): JM Enterprises 1, Inc. helps businesses and individuals in the United States solve their tax debt problems. The Key Tax Group team includes tax lawyers, enrolled agents, and support staff. They are subject-matter experts in complicated tax issues and regulations and auditing.

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Results of Operations

We had revenues of $1,540,608 and $3,602,420 for the three and nine months ended September 30, 2019, respectively, compared to revenues of $697,884 and $1,527,326 for the same periods in 2018 an increase of 121% and 136%, respectively. Since we had various acquisitions over the past two years, the increase in revenues is primarily attributable to full revenue quarter cycles for those acquisitions. A revenue breakdown by segment is as follows. We have had various acquisitions over the past two years, and during the current period we have had one additional acquisition, which is reflected in the changes in revenues. A revenue breakdown by segment is as follows:

For the three month period ended
	September 30, 2019		September 30, 2018
Revenues:		Revenues:
We Three	$82,699	We Three	$44,740
Romeo’s NY Pizza	324,440	Romeo’s NY Pizza	148,540
Repicci's Group	145,335	Repicci's Group	151,904
Platinum Tax	1,599,601	Platinum Tax	229,124
Key Tax	589,816	Key Tax	–
Other	–	Other	123,576
Consolidated revenues	$1,540,608	Consolidated revenues	$697,884

For the nine month period ended
	September 30, 2019		September 30, 2018
Revenues:		Revenues:
We Three	$135,577	We Three	$143,403
Romeo’s NY Pizza	472,237	Romeo’s NY Pizza	452,555
Repicci's Group	177,962	Repicci's Group	578,668
Platinum Tax	2,226,828	Platinum Tax	229,124
Key Tax	589,816	Key Tax	–
Other	(0)	Other	123,576
Consolidated revenues	$3,602,420	Consolidated revenues	$1,527,326

We had costs of sales of $580,253 and $1,637,210 for the three and nine months ended September 30, 2019 compared to costs of sales of $591,066 and $1,186,988 for the same periods September 30, 2018. The costs of sales for the periods related to each segment are as follows: The increase in cost of sales for the three-month period was primarily attributable to the acquisitions of Platinum Tax Defenders, Red Rock Travel Group (closed operations in May 2019) and JME I, Inc. (dba Key Tax ) and a one-time write-off of inventory. The decrease in the nine months period were related to the one-time charges in the prior year related to Repicci’s, offset by the acquisitions of Platinum Tax Defenders, Red Rock Travel Group (closed operations in May 2019) and JME I, Inc. (dba Key Tax) and a one-time write-off of inventory.

	For the three months ended
	September 30, 2019	September 30, 2018
Cost of Sales:
We Three	$86,710	$43,305
Romeo’s NY Pizza	238,363	1111,814
Repicci's Group	136,711	154,572
Platinum Tax	500,676	155475
Key Tax	254,832	–
Other	–	125,900
Consolidated cost of sales	$580,253	$591,066

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	For the nine months ended
	September 30, 2019	September 30, 2018
Cost of Sales:
We Three	$153,873	$145,650
Romeo’s NY Pizza	348,386	324,661
Repicci’s Group	176,331	435,302
Platinum Tax	703,809	155,475
Key Tax	254,833	–
Others	–	125,900
Consolidated cost of sales	$1,637,231	$1,186,988

We had operating expenses of $816,033 and $2,430,997 for the three and nine months ended September 30, 2019 compared to operating expenses of $1,022,834 and $2,024,397 for the three and nine months ended September 30, 2018 The decrease in operating expenses during the three month period was primarily due to our improved level of operations, offset by our acquisitions. Additionally, stock based compensation decreased to $-0- for the nine month period compared to $87,471 for the same period in 2018.

Inflation

We do not believe that inflation will negatively impact our business plans.

Liquidity and Capital Resources

Since inception, the principal sources of cash have been funds raised from the sale of common stock, advances from shareholders, and loans in the form of debentures and convertible notes. At September 30, 2019, we had $144,971 in cash and cash equivalents total assets of $5,461,043 and total liabilities of $14,094,359.

Net cash used in operating activities was $309,130 and $888,210 for the nine months ended September 30, 2019 and 2018, respectively. The negative cash flows from operating activities during the periods were primarily attributable to the net losses of $9,133,106 and $5,712,049 respectively. These amounts were partially offset by non-cash expenses related to depreciation, amortization of debt discount, stock based compensation and change in derivative liability related to convertible notes which were $53,549, $825,206, $-0- and $6,635,549 additionally, we had a loss due to conversion cost penalty of $668,897, respectively. We also had decreases in accounts payable and offset by an increase of accrued officers’ salaries of $344,156, and $390,000, respectively. In the 2018 period, the negative cash flows from operating activities was attributable to the net loss of $5,712,049, partially offset by non-cash expenses related to depreciation, amortization of debt discount and stock based compensation which were $59,730, $765,901 and $87,472 additionally, we had a loss due to impairment of goodwill of $1,459,725.

Net cash used in investing activities was $-0- for the nine months ended September 30, 2019, compared to Net cash used in investing activities was $760,153 for the same period in 2018. During the nine months ended September 30, 2018, we purchased Platinum Tax Defenders of $852,000, offset by disposal of fixed assets of $91,847.

Net cash provided by financing activities was $335,794 during September 30, 2019 were primarily attributable to proceeds of convertible notes payable in the amounts of $196,500 and notes payable of $410,000. For 2018, net cash provided by financing activities was $1,616,790, primarily attributable to proceeds of convertible notes payable in the amounts of $890,605. There can be no assurance that we will be able to obtain sufficient capital from debt or equity transactions or from operations in the necessary time frame or on terms acceptable to us. Should we be unable to raise sufficient funds, we may be required to curtail our operating plans and possibly relinquish rights to portions of our technology or products. In addition, increases in expenses or delays in product development may adversely impact our cash position and may require cost reductions. No assurance can be given that we will be able to operate profitably on a consistent basis, or at all, in the future.

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Fiscal Year Ended December 31, 2018, as compared to the Fiscal Year Ended December 31, 2017

Results of Operations

Revenues. We had revenues in the amount of $2,373,938 and $1,625,768 for the years ended December 31, 2018 and 2017, respectively. The increase in revenue was primarily associated with our new acquisitions of Platinum Tax and Red Rock Travel. We expect revenue to increase during 2019, as we will realize a full operating cycle for our current operating subsidiaries and planned expansion.

Cost of Goods Sold. We had costs of sales in the amount of $1,627,698 and $1,431,909 for the years ended December 31, 2018 and 2017, respectively. The increase in cost of sales were also primarily attributable to the addition of our new subsidiaries in August 2018.

Operating Expenses. Operating expenses consisted of depreciation, amortization and general and administrative expenses. We had operating expenses of $4,953,408 and $3,186,399 for the years ended December 31, 2018 and 2017, respectively. The operating expenses in 2018 were primarily attributable to the issuance of 250,000,002 shares of preferred stock and 3,886,933 shares of (pre- split) common stock, resulting in non-cash stock based compensation of $287,471 during the year ended December 31, 2018. Additionally, our expense related to salary and wages increased to $1,351,678 and professional fees were $391,136 for year ended December 31, 2018, compared to $741,261 and $80,000 for December 31, 2017, respectively. We had a loss due to impairment of goodwill of $932,529 and loss on disposal of assets of $38,584  from our Romeo’s Pizza stores, Other operating expenses remained relatively fixed for the year, for the years ended December 31, 2018 and 2017, respectively. During the year ended December 31, 2018, we recorded an asset impairment of $300,000 and goodwill impairments of $1,459,725, related to our acquisitions of Red Rock Travel Group and Platinum Tax Defenders.

Non-employee stock compensation. During the years ended December 31, 2018 and 2017, we issued a total of 3,886,930 and 1,306,907   shares of (pre-split) common stock (2,592 and 872 post-split shares), respectively, and 250,000,002 and -0- shares of preferred stock. The fair value of the stock issuance was determined by the fair value of the Company’s common stock on the grant date, at prices ranging from $0.0008-$0.02995  per share ($1.20 - $44.93 post split). Accordingly, we recognized stock based compensation of $287,471  and $285,623  for the years ended December 31, 2018 and 2017, respectively, in connection with these issuances.

Change in value of derivative liability. During the years ended December 31, 2018 and 2017 the change in value of derivative liability amounted to $(629,176) and $(36,469), respectively. In 2018, we issued 10 convertible promissory notes totaling $1,565,120, all of which were convertible into shares of the Company’s common stock at discount to the market. As a result, we had change in value of derivative liability amounted to $(629,176) We remeasured the fair value of the beneficial conversion derivative through the date of conversion (with a change to earnings), with the $1,870,625 derivative liability reclassified to paid-in capital at conversion.

Amortization of debt discounts. We had amortization of debt discount of $950,736 and $573,605 for years ended December 31, 2018 and 2017, respectively. Amortization of debt discount is related to our convertible debt.

Interest Expense during the years end December 31, 2018 and 2017, interest expense amounted to $360,331 and $111,682, respectively. The increase in interest was a result of new borrowings in 2018.

Net Loss. As a result of the foregoing, we had a net loss of $6,168,401 for the December 31, 2018, which is compared to the net loss for the December 31, 2017 of $3,651,995.

Our activities have a focus on growing revenue. We plan to continue this strategy into 2019.

To try to operate at a break-even level based upon our current level of proposed business activity, we believe that we must generate approximately $20,000,000 in revenue per year. Each dollar of revenue is not directly tied to increasing costs. We believe that we can become profitable without incurring additional costs under our current operating cost structure. However, if our forecasts are inaccurate, we will need to raise additional funds. If we need additional capital, our directors have informally agreed to loan such funds as may be necessary through December 31, 2019 for working capital purposes, although they have no obligation to do so.

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On the other hand, if we decide that we cannot operate at a profit in our current configuration, we may choose to scale back our operations to operate at break-even with a smaller level of business activity, while adjusting our overhead to meet the revenue from current operations. In such event, we will probably not be profitable. In addition, we expect that we will need to raise additional funds if we decide to pursue more rapid expansion, the development of new or enhanced services or products, appropriate responses to competitive pressures, or the acquisition of complementary businesses or technologies, or if we must respond to unanticipated events that require us to make additional investments. We cannot assure that additional financing will be available when needed on favorable terms, or at all.

We expect to incur operating losses in future periods because we will be incurring expenses and not generating sufficient revenues. We expect approximately $600,000 in operating costs over the next twelve months. We cannot guarantee that we will be successful in generating sufficient revenues or other funds in the future to cover these operating costs. Failure to generate sufficient revenues or additional financing when needed could cause us to go out of business.

Liquidity and Capital Resources

As of December 31, 2018, we had cash of $118,307 and a working capital deficit of $6,858,115. As of December 31, 2017, we had cash of $68,986 and a working capital deficit of $4,558,777.

Net cash used for operating activities was $(1,234,099) for the December 31, 2018, representing a $658,411 increase in the net cash used in operating activities of $(614,904) for the December 31, 2017. The increase in the amount of net cash used in operating activities in 2018 compared to last year was primarily attributable to a $26 million increase in net loss, offset by a greater amount of non-cash items in 2018 compared to 2017 such as common stock issued for services, accrued expenses and loss on impairment of Goodwill.

Net cash used in investing activities was $760,153 for the December 31, 2018 compared with cash used in investing activities was $12,800, during the December 31, 2017. The cash flows used in investing activities in 2018 was primarily attributable to the purchase of fixed assets related to the acquisition of Platinum Tax Defenders, offset by cash received from disposal of fixed assets.

Cash flows provided by financing activities were $1,842,153 for the December 31, 2018, which compares to cash flows provided by financing activities of $633,742 for the December 31, 2017. These cash flows were related to sales of stock in the amounts of $40,000 during the years ended December 31, 2017. During 2018, we received $1,783,656 in proceeds from issuances of convertible notes payable, offset by repayment of $40,000 in convertible notes. During 2017, we received $687,200 in proceeds from issuances of convertible notes payable, which were partially offset by repayments of $78,684.

There can be no assurance that we will be able to obtain sufficient capital from debt or equity transactions or from operations in the necessary time frame or on terms acceptable to us. Should we be unable to raise sufficient funds, we may be required to curtail our operating plans and possibly relinquish rights to portions of our technology or products. In addition, increases in expenses or delays in product development may adversely impact our cash position and may require cost reductions. No assurance can be given that we will be able to operate profitably on a consistent basis, or at all, in the future.

In order to continue our operations, development of our products, and implementation of our business plan, we need additional financing. We are currently attempting to obtain additional working capital in a term loan transaction.

Off Balance Sheet Arrangements

As of September 30, 2019, we had no off-balance sheet arrangements.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND KEY EMPLOYEES

Set forth below are the present directors and executive officers of the Company. Except as set forth below, there are no other persons who have been nominated or chosen to become directors, nor are there any other persons who have been chosen to become executive officers. Other than as set forth below, there are no arrangements or understandings between any of the directors, officers and other persons pursuant to which such person was selected as a director or an officer.

Our directors will serve until successors are elected and qualified. Our four officers are elected by the Board of Directors to a term of one year and serve until a successor is duly elected and qualified, or until that person is removed from office. Our Board of Directors has no nominating, or compensation committees. Our Board of Directors have three members.

The name, address, age and position of our sole officer and director is set forth below:

Name and Address	Age	Positions
Daniel Thompson	71	Chairman of the Board of Directors
Alex Cunningham	64	Chief Executive Officer and President
Dr. Rolan Roberts II	41	Chief Operating Officer

Background of our officers and directors

Daniel Thompson, 71, Chairman of the Board of Directors. In June of 2010 Thompson was previously appointed Chairman and CEO of Cardiff formerly a television and entertainment industry professional with a 30-year career that embraces network and cable advertising sales programming production and product placement, Mr. Thompson was president of Creative Entertainment Services, which he founded and successfully sold in a transaction. Mr. Thompson also co-founded and successfully sold an industry service company – Creative Television Marketing, a producer of short-form advertising concepts: Closed- Captioning Sponsorships, 10-Second Promotional Advertising vehicles, and network Game Show Merchandising. He also oversaw new business for A Creative Group, a full-service entertainment marketing company. Mr. Thompson also founded CableRep USA, a media sales firm specializing in local market cable advertising, which he sold to Cox Cable in 1981. Mr. Thompson attended Wayne State University, Bellevue College, and College of Continuing Studies at University of Nebraska at Omaha.

Alex Cunningham, 64, Chief Executive Officer and President. Mr. Cunningham has agreed to join the Cardiff family in June of 2015. Mr. Cunningham's background is in Business Development. His focus is on identifying prospects for franchising, mergers and acquisitions specializing in structuring one or multiple franchise acquisitions; and/or franchising existing businesses. He is a founder of Fran Consult, Inc. a business development company representing over 300 Franchise operations; owner, managing partner at AH Cunningham & Associates, LLC 2006 - Present; Profit Management Consulting, Inc., founder, President & CEO 1996-2005; managed projects and staff of 85 for 20 years for over 2000 private or closely held middle-market companies throughout 24 states. He was a partner at London Capital Corporation 1991 - 1996; President & CFO at Vance Communications, Inc. 1988-1991. Honors and Awards: 2010 Consultant of the Year - Franchise, Inc. National Association of Franchise Consultants. MBA - Crummer Graduate School of Business Rollins College - Winter Park, Florida; BBA's - Finance and Business Administration University of Kentucky - Lexington, Kentucky.

Dr. Rolan Roberts II, 41, Chief Operating Officer. Dr. Roberts II turned around large, established companies and has created high growth revenue organizations. Dr. Roberts has passionately led with excellence a multi-billion, publicly-held database company along with healthcare, technology, manufacturing and direct sales companies. He has led nearly 1,500 employees at a given time servicing clients such as Capital One, IndyMac Bank, State Farm, Allstate, Nationwide along with federal and state government agencies.

Dr. Roberts has authored 4 business and leadership books, holds an MBA from Liberty University, a doctorate degree in International Business & Entrepreneurship from California InterContinental University and was recognized as the “Top 100 Most Influential Floridians” of 2015. He has served on several industry and civic non-profit boards along with founding a non-profit that serves entrepreneurs in crisis.

•	Successfully led the turnaround, rebranding, and new product line of a 29-year old, $250MM life sciences company.

•	Developed market-disrupting products in a startup environment by partnering with cancer treatment centers prior to a successful exit strategy.

•	Led multi-site, geographically-dispersed team of 1,000 and crisis management response as senior executive for a multi-billion, publicly- held company.

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•	Recognized for superior interpersonal and communication skills, outstanding team leadership and an authority in the consumer, healthcare and technology fields.

•	Recognized as “Top 100 Most Influential Floridians” of 2015.

Professional Accomplishments

•	Recognized as “Top 100 Most Influential Floridians” of 2015 by Insight Magazine.

•	Best-selling author who has received international exposure for books based on corporate leadership and personal development.

•	Professional speaker and TV host with authentic, charismatic and dynamic personality.

•	Participated and starred in leadership movie titled “The Journey” with Brian Tracy.

•	Produced two seven-disc audio programs on personal excellence and corporate sales growth.

•	Advisor/Strategist to political and business leaders.

•	Licensed private pilot.

Audit Committee Financial Expert

The functions of the Audit Committee are currently carried out by our Board of Directors. Our Board of Directors has determined that we do not have an audit committee financial expert on our Board of Directors carrying out the duties of the Audit Committee. The Board of Directors has determined that the cost of hiring a financial expert to act as a director and to be a member of the Audit Committee or otherwise perform Audit Committee functions outweighs the benefits of having a financial expert on the Audit Committee. Our Board of Directors has three members.

Code of Ethics

We have not adopted a code of ethics that applies to our President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer, or persons performing similar functions, because of the small number of persons involved in the management of the Company.

Compliance with Section 16 (a) of the Exchange Act

Under Section 16(a) of the Exchange Act, requires that our directors and executive officers and persons who beneficially own more than 10% of our Common Stock (referred to herein as the “Reporting Persons”) file with the SEC various reports as to their ownership of and activities relating to our Common Stock. Such Reporting Persons are required by the SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely upon our review of the copies of the forms we have received and representations that no other reports were required, we believe that all Reporting Persons complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal year ended December 31, 2018 except as stated below.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the years ended December 31, 2018 and 2017.

						Long-Term Compensation
		Annual Compensation				Awards	Payouts
Names					Under	Restricted
Executive				Other	Options/	Shares or		Other
Officer and				Annual	SARs	Restricted	LTIP	Annual
Principal		Salary	Bonus	Compensation	Granted	Share/Units	Payouts	Compensation
Position	Year	(US$)	(US$)	(US$)	(#)	(US$)	(US$)	(US$)
Daniel Thompson	2017	300,000	0	0	0	0	0	0
Chairman of the Board of Directors	2018	300,000	0	0	0	100,000	0	0

Alex Cunningham	2017	300,000	0	0	0	0	0	0
President and Chief Executive Officer	2018	300,000	0	0	0	100,000	0	0

Dr. Rolan Roberts II	2017	100,000	0	0	0	205,600	0	0
Chief Operating Officer	2018	100,000	0	0	0	0	0	0

Employment Agreements

We have an employment agreement, renewed May 15, 2014, with the Chairman, Mr. Thompson amended on January 1, 2017, whereby we provide for compensation of $25,000 per month.

We have an employment agreement with the Chief Executive Officer, Mr. Cunningham, amended on January 1, 2017, whereby we provide for compensation of $25,000 per month.

We have an employment agreement with the Chief Operating Officer, Dr. Roberts, effective June 2016, whereby we provide for compensation of $10,000 per month.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our sole officer and director other than as described herein.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors

Our directors do not receive any compensation for serving as members of the Board of Directors.

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Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defended a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defended the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Florida.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth, as of January 16, 2020, the number of shares of common stock owned of record and beneficially by our executive officers, directors and persons who hold 5% or more of the outstanding shares of common stock of the Company.

The amounts and percentages of our common stock beneficially owned are reported on the basis of SEC rules governing the determination of beneficial ownership of securities. Under the SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days through the exercise of any stock option, warrant or other right. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Unless otherwise indicated, each of the shareholders named in the table below, or his or her family members, has sole voting and investment power with respect to such shares of our common stock. Except as otherwise indicated, the address of each of the shareholders listed below is: c/o Cardiff Lexington Corp., 401 East Las Olas Blvd. Unit 1400, Ft. Lauderdale, Florida 3301.

Applicable percentage ownership is based on 688,530,923 shares of Common Stock outstanding as of January 16, 2020. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of Common Stock as held by that person or entity that are currently exercisable or that will become exercisable within 60 days of January 16, 2020.

Title of Class	Name and Address of Beneficial Owner (1)	Title of Beneficial Owner	Amount of Beneficial Ownership		% of Class(2)

Common Stock	Daniel Thompson	Chairman of the Board of Directors	253,516,352	(3)	28.66%

Series A Preferred(4)			1		100%

Series B Preferred(5)			450,000		25.65%

Series C Preferred(6)			1		* %

Series I Preferred(7)			97,500,000		49.97%

Common	Alex Cunningham	Chief Executive Officer and President	245,625,090	(8)	27.79%

Series B Preferred			6,250		* %

Series C Preferred			1		* %

Series I Preferred			97,500,000		49.97

Common	Rolan Roberts II	Chief Operating Officer	121,440	(9)	* %

Series B Preferred			21,000		1.19%

Series C Preferred			1		* %

Common	All Directors & Officers as a Group (3 persons)		499,262,882		46.23%

*	Less than one (1) percent

(1)	The person named in this table has sole voting and investment power with respect to all shares of common stock reflected as beneficially owned.

(2)	Based on 688,530,923 of common stock outstanding as of January 16, 2020.

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(3)	Based on (i) 57,516,351 shares of common stock; (ii) 1 share of Series A Preferred Stock convertible into 1 share of common stock; (iii) 450,000 shares of Series B Preferred Stock, convertible into 900,000 shares of common stock; (iv) 1 share of Series C Preferred Stock convertible into 100,000 shares of common stock; and (v) 97,500,000 shares of Series I Preferred Stock convertible into 195,000,000 shares of common stock.

(4)	Each share of Series A Preferred Stock is convertible into 1 share of Common Stock. The Series A Preferred Stock has the right to vote as %51 of all the voting stock of the Company.

(5)	Each share of Series B Preferred Stock is convertible into 2 shares of Common Stock. The holders of Series B Preferred Stock shall have one (1) vote per share on any matter on which the holders of the Common Stock are entitled to vote.

(6)	Each share of Series C Preferred Stock is convertible into 100,000 shares of Common Stock. The holders of Series C Preferred Stock shall have one (1) vote per share on any matter on which the holders of the Common Stock are entitled to vote.

(7)	Each share of Series I Preferred Stock is convertible into 2 shares of Common Stock. Holders of the Series I Preferred Stock shall have five (5) votes per share on any matter on which the holders of the Common Stock are entitled to vote.

(8)	Based on (i) 50,512,590 shares of common stock; (ii) 6,250 shares of Series B Preferred Stock convertible into 12,500 shares of common stock; (iii) 1 share of Series C Preferred Stock convertible into 100,000 shares of common stock; and (iv) 97,500,000 shares of Series I Preferred Stock convertible into 195,000,000 shares of common stock.

(9)	Based on (i) 440 shares of common stock; (ii) 21,000 shares of Series B Preferred Stock convertible into 42,000 shares of common stock; and (iii) 1 share of Series C Preferred Stock convertible into 100,000 shares of common stock.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Other than as disclosed below, there have been no transactions involving the Company since the beginning of the last fiscal year, or any currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $120,000 or one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

The Company borrows funds from Daniel Thompson, who is a Shareholder and Officer of the Company. The terms of repayment stipulate the unsecured loans are due 24 months from issuance or on demand, at an annual interest rate of six percent. As of September 30, 2019, and December 31, 2018, the Company had $137,816 and $77,640 due (included in due to officers and shareholders on the financial statements) to Daniel Thompson, respectively. The accrued salaries payable to Daniel Thompson was $477,500 and $317,500 as of September 30, 2019 and December 31, 2018, respectively.

The accrued salaries payable to Mr. Cunningham the Company’s chief executive officer was $467,500 and $322,500 as of September 30, 2019 and December 31, 2018, respectively.

Conversion of equity

Preferred Stock

The Company authorized an additional one billion preferred blank check shares, during the year-ended December 31, 2018.

During the year ended December 31, 2018, 33,999 shares of Series B Preferred Stock were converted into 169,995 (post-split) shares of Common Stock of the Company per the preferred shareholder’s instruction.

During the year ended December 31, 2018, the Company issued 2 shares of Series C Preferred stock to the prior owners of Edgeview Properties for services provided to the Company. The fair market value of the shares on the date of issuances was $720.

Series H Preferred Stock

During the year-ended December 31, 2018, the holder of 4,859,469 shares of Series H Preferred Stock exercised the option to convert into 6,074,223 shares of Common Stock of the Company.

Series I Preferred Stock

During the year-ended December 31, 2018, the holder of 203,655 shares of Series I Preferred Stock exercised the option to convert into 305,483 shares of Common Stock of the Company. The Company granted 125,000,000 shares is Preferred I shares each to Daniel Thompson and Alex Cunningham as a bonus for their efforts in 2018. The shares have not been issued and are recorded at the stock price on the grant date of November 27, 2018 in the amount of $200,000.

Series K Preferred Stock

During the year-ended December 31, 2018, the Company issued 8,200,562 shares of series K Preferred Stock to the prior owners of Red Rock Travel Group. The fair value of the shares on the date of issuances was $175,000.

Series K-1 Preferred Stock

During the year-ended December 31, 2018, the Company issued 1,447,457 shares of Series K-1 Preferred Stock in settlement of a note payable. The fair value of the shares were valued at the face amount of the note of $100,000.

Series L Preferred Stock

During the year-ended December 31, 2018, the Company issued 98,307,692 shares of Series L Preferred Stock to the prior owner of Platinum Tax Defenders. The fair value of the shares on the date of issuances was $1,278,000.

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Common Stock

The Company approved the increase of authorized common stock to seven billion five-hundred thousand shares.

During the year ended December 31, 2018, the Company canceled 1,000,000 shares previously issued and issued 2,592 (post-split) shares to third-party consultants. The fair market value of the shares on the date of issuances was $27.90 to $37.05 per share, at a total cost of $86,751. The Company also issued 2,286 (post-split) shares in settlement of $240,000 in liabilities owed to a former officer of the Company.

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DESCRIPTION OF CAPITAL STOCK

The following is a description of our capital stock and the material provisions of our Amended and Restated Certificate of Incorporation, corporate bylaws and other agreements to which we and our stockholders are parties, in each case upon the closing of this offering. The following is only a summary and is qualified by applicable law and by the text of the actual documents, copies of which are available as set forth under “Where You Can Find More Information.”

General

The following is a summary of the rights of our Common Stock and certain provisions of our articles of incorporation and bylaws which will be in effect after the completion of this offering. This summary does not purport to be complete and is qualified in its entirety by the provisions of our articles of incorporation, bylaws and the Certificates of Designation (as defined below) of our preferred stock, copies of which are filed as exhibits to the registration statement, and to the applicable provisions of Florida law.

The Company is authorized by its Certificate of Incorporation to issue an aggregate of 7,500,000,000 shares of common stock, $0.001 par value per share (the “Common Stock”), and 100,000,000 shares of blank check preferred. As of January 16, 2020, 688,530,923 shares of Common Stock were issued and outstanding.

Common Stock

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our Common Stock may receive dividends out of funds legally available if our Board, in its discretion, determines to issue dividends and then only at the times and in the amounts that our Board may determine. We have not paid any dividends on our Common Stock and do not contemplate doing so in the foreseeable future.

Voting Rights

Each stockholder is entitled to one vote for each share of common stock held by such shareholder.

Right to Receive Liquidation Distribution

Holders of common stock are entitled to dividends when, and if, declared by the Board of Directors out of funds legally available therefore; and then, only after all preferential dividends have been paid on any outstanding Preferred Stock.

Authorized but Unissued Capital Stock

Florida law does not require shareholder approval for any issuance of authorized shares. Additional shares that may be used in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital, to facilitate acquisitions and employee benefit plans.

Our Board of Directors may generally issue preferred shares on terms calculated to discourage, delay or prevent a change of control or the removal of our management. Moreover, our authorized but unissued shares of preferred stock will be available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes.

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One of the effects of the existence of unissued and unreserved Common Stock or preferred stock may be to enable our Board of Directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our shareholders of opportunities to sell their shares of Common Stock at prices higher than prevailing market prices.

Preferred Stock in General

The preferred stock of the Company may be issued from time to time by the Board of Directors in one or more series. The description of shares of each series of preferred stock will be set forth in resolutions adopted by the Board of Directors and a Certificate of Designation to be filed as required by Florida law prior to issuance of any shares of the series. The Certificate of Designation will set the number of shares to be included in each series of preferred stock and set the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to distribution, qualifications, or terms and conditions of redemption relating to the shares of each series. However, the Board of Directors is not authorized to change the right of the common stock to vote one vote per share on all matters submitted for shareholder action. The authority of the Board of Directors with respect to each series of preferred stock includes, but is not limited to, setting or changing the following:

•	The designation of the series and the number of shares constituting the series, provided that the aggregate number of shares constituting all series of preferred stock may not exceed 100,000,000;

•	The annual distribution rate on shares of the series, whether distributions will be cumulative and, if so, from which date or dates;

•	Whether the shares of the series will be redeemable and, if so, the terms and conditions of redemption, including the date or dates upon and after which the shares will be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

•	The obligation, if any, of the Company to redeem or repurchase shares of the series pursuant to a sinking fund;

•	Whether shares of the series will be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; and

•	Whether the shares of the series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of the voting rights.

Series B, C, D, D1, E, E1, F, F1, G, G1, H, H1, I, J, J1, L, L1, M, P Preferred Stock

The Company designated Series B, C, D, D1, E, E1, F, F1, G, G1, H, H1, I, J, J1, L, L1, M, and P of Preferred Stock, no par value per share, with a Stated Value of $4.00 per share (collectively, the “Preferred Stock”). The Preferred Stock shall rank senior to the Company's common stock and to all other classes and series of equity securities of the Company which by their terms do not rank senior to the Preferred Stock. The Preferred Stock is subordinate, and ranks junior, to all indebtedness of the Company.

Holders of the Series B, C, D, E, F, G, H, J, K, L, M, and P Preferred Stock shall have one (1) vote per share on any matter on which the holders of the Common Stock are entitled to vote. Holders of the Series I Preferred Stock shall have five (5) votes per share on any matter on which the holders of the Common Stock are entitled to vote.

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Holders of the Series B, D, D1, E, E1, F, F1, G, G1, H, H1, I, J, J1, L, L1, M, and P Preferred Stock shall have Conversion Rights that are affected by the closing common share market price on the date of conversion as reported on such national exchange where the Company’s common stock is traded. If the closing market price is less than $4 per share, one (1) share of the respective Series of Preferred Stock shall convert into an amount of common stock equal to: two (2) times the Stated Value, as defined herein, divided by the closing market price as reported on such national exchange where the Company’s common stock is traded on the date of conversion. If the closing market price is equal to or greater than $4 per share one (1) share of the respective Series of Preferred Stock shall convert into two (2) shares of common stock.

Holders of the Series C Preferred Stock shall have Conversion Rights such that each one (1) share of Series C Preferred Stock shall convert into one hundred thousand (100,000) shares of Common Stock. In the event that the Common Stock is listed on a national exchange as defined by the U.S. Securities and Exchange Commission, each share of Series C Preferred Stock shall automatically be redeemed by the Company in exchange for Common Stock with a total value at the time of redemption of Fifty Thousand Dollars ($50,000.00).

Holders if the Series K and K1 Preferred Stock shall have Conversion Rights such that upon Conversion each one (1) share of Series K and K1 Preferred Stock shall convert into 1.25 shares of the Common Stock.

Pursuant to their respective designations, Holders of the Series B, D, D1, E, E1, F, F1, G, G1, H, H1, I, J, J1, L, L1, M, and P Preferred Stock shall have options (Warrants) to purchase up to a like amount of shares currently holding at the strike price of $4 per share. Holders of the Series C preferred stock shall have options (Warrants) to purchase 12,500 shares of Common Stock at the strike price of $4 per share.

Transfer Agent

Our transfer agent is Transfer Online, Inc., with an address at 512 SE Salmon Street, Portland, OR 97214. Their telephone number is (503) 227-2950.

Warrants

As of January 16, 2020, there are warrants outstanding to purchase approximately 31,200 shares of our common stock. The warrants are exercisable at 110% of the market price of the Company’s common stock and expire on March 15, 2023.

Options

As of January 16, 2020, there are no outstanding options to purchase our securities.

Dividends

We have not paid any dividends on our common stock since our inception and do not intend to pay any dividends in the foreseeable future.

The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Market for our Securities

While there is no established public trading market for our Common Stock, our Common Stock is quoted on the OTC Markets Pink Sheets under the symbol “CDIX”.

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The market price of our Common Stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market and other factors, over many of which we have little or no control. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our Common Stock, regardless of our actual or projected performance.

Certain Anti-Takeover Effects

Charter and Bylaw Provisions

The following provisions of our certificate of incorporation, our bylaws and the Florida Act may discourage takeover attempts of us that may be considered by some shareholders to be in their best interest. The effect of such provisions could delay or frustrate a merger, tender offer or proxy contest, the removal of incumbent directors, or the assumption of control by shareholders, even if such proposed actions would be beneficial to our shareholders. Such effect could cause the market price of our Common Stock to decrease or could cause temporary fluctuations in the market price of our Common Stock that otherwise would not have resulted from actual or rumored takeover attempts.

Director Vacancies

Our Bylaws provides that any vacancies in our Board of Directors, however occurring, will be filled by a majority of the remaining members of the Board of Directors, even if less than a quorum. This provision may discourage a third party from making a tender offer or otherwise attempting to obtain control of us because the provision effectively limits shareholder election of Directors to annual and special meetings of the shareholders.

No Cumulative Voting

There is no cumulative voting in the election of directors. Therefore, shareholders holding a majority in voting power of the shares of our stock entitled to vote generally in the election of directors will be able to elect all our directors.

Anti-takeover provisions of Florida Law

We are subject to certain anti-takeover provisions that apply to public corporations under Florida law. Pursuant to Section 607.0901 of the Florida Business Corporation Act, a publicly held Florida corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an “interested shareholder” without the approval of the holders of two-thirds of the voting shares of such corporation (excluding shares held by the interested shareholder) unless:

•	the transaction is approved by a majority of disinterested directors before the shareholder becomes an interested shareholder;

•	the interested shareholder has owned at least 80% of the corporation’s outstanding voting shares for at least five years preceding the announcement date of any such business combination;

•	the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or

•	the consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

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An “interested shareholder” is defined as a person who together with affiliates and associates beneficially owns more than 10% of a corporation’s outstanding voting shares.

In addition, we are subject to Section 607.0902 of the Florida Act which prohibits the voting of shares in a publicly held Florida corporation that are acquired in a “control share acquisition” unless the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the “control share acquisition.” A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

These statutory provisions may prevent takeover attempts that might result in a premium over the market price for our common shares.

Indemnification of Officers and Directors

Under the FBCA, a corporation may indemnify its directors and officers against liability if the director or officer acted in good faith and with a reasonable belief that his actions were in the best interests of the corporation, or at least not adverse to the corporation’s best interests, and, in a criminal proceeding, if the individual had no reasonable cause to believe that the conduct in question was unlawful. Under the FBCA, a corporation may not indemnify an officer or director against liability in connection with a claim by or in the right of the corporation in which such officer or director was adjudged liable to the corporation or in connection with any other proceeding in which the officer or director was adjudged liable for receiving an improper personal benefit. However, a corporation may indemnify against the reasonable expenses associated with such proceeding. A corporation may not indemnify against breaches of the duty of loyalty. The FBCA provides for mandatory indemnification against all reasonable expenses incurred in the successful defense of any claim made or threatened, regardless of whether such claim was by or in the right of the corporation, unless limited by the corporation’s articles of incorporation. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, regardless of whether the director or officer met the good faith and reasonable belief standards of conduct set out in the statute. Unless otherwise stated in the articles of incorporation, officers of the corporation are also entitled to the benefit of the above statutory provisions.

Consistent with Florida law, our bylaws provide for the indemnification of our directors or officers to the fullest extent permitted by applicable law.

Penny Stock Considerations

Our shares will be “penny stocks” as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00 per share. Thus, our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock. Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.

In addition, under the penny stock regulations, the broker-dealer is required to:

•	Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;
•	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;
•	Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer’s account, the account’s value, and information regarding the limited market in penny stocks; and
•	Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction, prior to conducting any penny stock transaction in the customer’s account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

On August 28, 2018, Cardiff Lexington Corp (the “Company”) dismissed Malone Bailey LLC (“MB”) as the Company’s independent registered public accounting firm. The Audit Committee of the Board of Directors of the Company (the “Audit Committee”) participated in and approved the decision to change the Company’s independent registered public accounting firm.

MB’s audit reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2017 and first and second Quarter 2018 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that MB’s reports for the years ended December 31, 2017 and first and second Quarter 2018 included an explanatory paragraph regarding the Company’s ability to continue as a going concern.

During the years ended December 31, 2017 and through the subsequent interim period through June 30th, 2018, there were (i) no disagreements (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and MB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to MB’s satisfaction, would have caused MB to make reference thereto in their reports on the financial statements for such years, and (ii) no “reportable events” within the meaning if Item 304(a)(1)(v) of Regulation S-K.

On August 28, 2018, the Audit Committee approved the appointment of Daszkal/Bolton, LLP (“DB”) as the Company’s independent registered public accounting firm for the Company’s year ended December 31, 2018, subject to completion of DB’s standard client acceptance procedures and execution of an engagement letter. On August 28th, 2018, DB completed its procedures, accepted appointment as the Company’s independent registered public accounting firm and the Audit Committee executed an engagement letter with DB.

During the fiscal year ended December 31, 2017 and through the subsequent interim period through August 28th, 2018, neither the Company nor anyone on its behalf consulted DB regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that DB concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” or a “reportable event”, each as defined in Regulation S-K Item 304(a)(1)(iv) and 304(a)(1)(v), respectively.

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INTERESTS OF NAMED EXPERTS AND COUNSEL

The consolidated financial statements for the Company as of December 31, 2018 and for the years then ended included in this prospectus have been audited by Daszkal Bolton LLP, an independent registered public accounting firm, to the extent and for the periods set forth in our report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting. The consolidated financial statements for the Company as of December 31, 2017 and for the year then ended included in this prospectus have been audited by MaloneBailey, LLP, an independent registered public accounting firm

The legality of the shares offered under this registration statement will be passed upon by Lucosky Brookman LLP.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and special reports, and other information with the Securities and Exchange Commission. Copies of the reports and other information may be read and copied at the SEC’s Public Reference Room at 100 F Street NE, Washington, D.C. 20549. You can request copies of such documents by writing to the SEC and paying a fee for the copying cost. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules and regulations of the SEC. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus. For further information you may:

•	read a copy of the registration statement, including the exhibits and schedules, without charge at the SEC’s Public Reference Room; or

•	obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

41

CARDIFF LEXINGTON CORPORATION

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Description

Audited Consolidated Financial Statements

F-1

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

Cardiff Lexington Corporation (formerly Cardiff International, Inc.)

Ft. Lauderdale, Florida

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Cardiff Lexington Corporation (formerly known as Cardiff International, Inc.) (the “Company”) at December 31, 2018, and the related consolidated statements of operations, changes in stockholders’ deficit (deficit), and cash flows for each of the year then ended, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2018, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1 to the consolidated financial statements, the Company has sustained net losses and has accumulated and working capital deficits, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provide a reasonable basis for our opinion.

/s/ Daszkal Bolton LLP

We have served as the Company’s auditor since 2018.

Ft. Lauderdale, Florida April 16, 2019, except for Note 1 as to which the date is June 29, 2019.

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Cardiff Lexington Corp.

(formerly Cardiff International, Inc.)

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Cardiff Lexington Corp (formerly Cardiff International, Inc.) and its subsidiaries (collectively, the “Company”) as of December 31, 2017, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Restatement

As discussed in Note 18 the financial statements have been restated for changes to previously issued financial statements that were issued erroneously by the Company.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

June 29, 2018

We have served as the Company's auditor since 2017.

F-3

CARDIFF LEXINGTON CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER  31, 2018 AND DECEMBER 31, 2017

(Audited)

	December 31,
	2018	2017
ASSETS

Current assets
Cash	$158,676	$68,986
Accounts receivable-net	64,345	63,061
Inventory-net	3,078	46,928
Prepaid and other	51,111	11,631
Total current assets	277,208	190,606

Property and equipment, net of accumulated depreciation of $921,904 and $1,030,231, respectively	328,295	491,474
Land	603,000	603,000
Intangible assets, net	–	15,561
Goodwill	2,092,048	–
Deposits	24,600	16,600
Right of use - assets	–	–
Other assets	7,790	1,820
Total assets	$3,332,941	$1,319,061

LIABILITIES AND SHAREHOLDERS' (DEFICIT)

Current liabilities
Accounts payable and accrued expense	$840,557	$470,097
Accrued expenses - related parties	747,000	495,250
Interest payable	366,296	312,192
Right of use - liability	–	–
Due to officers and shareholders	137,817	77,640
Deferred Income	74,684	–
Line of credit	1,999	15,498
Common stock to be issued	500	500
Notes payable, unrelated party	190,571	215,979
Notes payable - related party	214,495	144,189
Convertible notes payable, net of debt discounts of $201,024 and $245,494, respectively	785,788	616,381
Net, liabilities of discontinued operations	1,743,837
Convertible notes payable - related party	165,000	165,000
Derivative Liability	1,870,624	2,236,656
Total current liabilities	7,139,168	4,749,382

Other Liabilities
Convertible notes payable, net of current portion	1,040,000	–

Total liabilities	$8,179,168	$4,749,382

The accompanying notes are an integral part of these audited consolidated financial statements

F-4

CARDIFF LEXINGTON CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (continued)

AS OF DECEMBER 31, 2018 AND DECEMBER 31, 2017

(Audited)

	December 31,
	2018	2017

Shareholders' (deficit)
Preferred stock
Preferred Stock all classes
Preferred Stock Series A - 4 Shares authorized, with par value of $.001, 1 and 1 share issued and outstanding at September 30, 2018 and December 31, 2017	$–	$–
Preferred Stock Series B- 10,000,000 shares authorized, with par value of $.001, 2,773,206 and 2,798,205 shares issued and outstanding at December 31, 2018 and December 31, 2017	2,773	2,798
Preferred Stock Series C- 10,000 shares authorized, with par value of $.0.001, 119 and 117 shares issued and outstanding at December 31, 2018 and December 31, 2017	–	–
Preferred Stock Series D- 1,000,000 shares authorized, with par value of $.001, 400,000 shares issued and outstanding at December 31, 2018 and December 31, 2017	400	400
Preferred Stock Series E- 2,000,000 shares authorized, with par value of $.001, 241,199 shares issued and outstanding at December 31, 2018 and December 31, 2017	241	241
Preferred Stock Series F- 500,000 shares authorized, with par value of $.001, 280,069 shares issued and outstanding at December 31, 20187 and December 31, 2017	280	280
Preferred Stock Series F-1- 500,000 shares authorized, with par value of $.001, 57,193 shares issued and outstanding at December 31, 2018 and December 31, 2017	57	57
Preferred Stock Series G- 2,000,000 shares authorized, with par value of $.001, -0- shares issued and outstanding	–	–
Preferred Stock Series H- 4,859,379 shares authorized, with par value of $.001, -0- and 4,859,379 shares issued and outstanding	–	4,859
Preferred Stock Series H-1- 3,000,000 shares authorized, with par value of $.001, -0- shares issued and outstanding	–	–
Preferred Stock Series I- 20,000,000 shares authorized, with par value of $.001, -0- and 203,655 shares issued and outstanding at December 311, 2018 and December 31, 2017	–	204
Preferred Stock Series J- 10,000,000 shares authorized, with par value of $.001,- 0- shares issued and outstanding	–	–
Preferred Stock Series J1- 7,500,000 shares authorized, with par value of $.001, -0- shares issued and outstanding	–	–
Preferred Stock Series K-10,937,500 shares authorized, with par value of $.001, 8,200,562 shares issued and outstanding at December 31, 2018	8,200	–
Preferred Stock Series K1-35,000,000 shares authorized, with par value of $.001, 1,447,157 shares issued and outstanding at December 31, 2018	1,447	–
Preferred Stock Series L-100,000,000 shares authorized, with par value of $.001, 98,307,692 shares issued and outstanding at December 31, 2018	98,308	–
Preferred I Shares to be issued	200,000	–
Common stock; 7,500,000,000 shares authorized with $0.001 par value; 602,826 and 44,808 shares issued and outstanding at December 31, 2018 and December 31, 2017, respectively (reflects post reverse stock split of 1500:1)	603	45
Additional paid-in capital	50,220,067	45,674,137
Accumulated deficit	(55,378,603)	(49,113,352)
Total shareholders' (deficit)	(4,846,226)	(3,430,321)

Total liabilities and shareholders' (deficit)	$3,332,941	1,319,061

The accompanying notes are an integral part of these audited consolidated financial statements

F-5

CARDIFF LEXINGTON CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND DECEMBER 31,2017

(AUDITED)

	DECEMBER 31,
	2018	2017

REVENUE
Rental income	$186,096	$193,601
Food and beverage	883,135	1,066,991
Sales to franchisees
Ice cream	193,071	131,487
Franchise fees	45,316	81,435
Royalty fees	19,500	19,500
Truck and build out	–	129,000
Tax Services	899,748	–
Other	–	3,754
Total revenue	2,226,866	1,625,768

COST OF SALES
Rental business	182,690	155,416
Food and beverage	950,358	1,276,493
Ice cream stores	–	–
Tax Services	337,986	–
Total cost of sales	1,471,034	1,431,909

GROSS MARGIN	755,832	193,859

OPERATING EXPENSES
Depreciation and amortization expense	21,831	160,171
Goodwill impairment	–	932,529
Loss on disposal of assets	–	38,584
Selling, general and administrative	2,755,021	2,055,115
Total operating expenses	2,776,852	3,186,399

LOSS FROM OPERATIONS	(2,021,020)	(2,992,540)

OTHER INCOME (EXPENSE)
Other income	1,743	108,234
Bad debt expense	(23,607)	–
(Loss) from extinguishment of debt	–	(45,933)
Change in value of derivative liability	(629,176)	(36,469)
Gain/(loss) on sale of assets	874	–
Interest expense	(328,970)	(111,682)
Amortization of debt discounts	(950,736)	(573,605)
Total other income (expenses)	(1,929,872)	(659,455)
NET LOSS FROM OPERATIONS BEFORE DISCOUNTINUED OPERATIONS	(3,950,892)	–
LOSS FROM DISCONTINUED OPERATIONS	(2,314,359)	–

NET (LOSS) FOR THE PERIOD	$(6,265,251)	$(3,651,995)

(LOSS) PER COMMON SHARE - BASIC AND DILUTED FOR CONTINUED OPERATIONS	$(0.15)	$(126.20)

(LOSS) PER COMMON SHARE - BASIC AND DILUTED FOR DISCONTINUED OPERATIONS	(0.26)	–

WEIGHTED AVERAGE NUMBER OF COMMON SHARES - BASIC AND DILUTED	602,038	28,937

The accompanying notes are an integral part of these audited consolidated financial statements

F-6

CARDIFF LEXINGTON CORP. (FORMERLY CARDIFF INTERNATIONAL, INC.)

CONSOLIDATED STATEMENT OF SHAREHOLDERS'(DEFICIENCY)

FOR THE YEARS ENDED DECEMBER 31, 2016, 2017 and 2018

	Preferred Stock Series A		Preferred Stock Series B, D, E, F, F-1, H, I		Preferred Shares to be issued		Preferred Stock, Series C
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance December 31, 2016	1	$–	5,480,050	$–	–	$–	118	$–
Common stock issued for payment of accrued expenses
Cancellation of Common Stock - accrued liabilities
Conversion of convertible notes payable
Common stock issued for debt settlement - related party
Shares issuance for prior conversion error
Series B Preferred Stock issued for debt settlement			24,000	24
Common stock issued for services
Cancellation of Common Stock
Common stock compensation for shares cancellation
Preferred B issued for service			15,906	16
Common stock issued for cash
Issuance of Series I Preferred Stock for cash			112,746	113
Preferred I issued for cash - related party			90,909	101
Conversion of Series B Preferred Stock			(1,627,732)	(1,628)
Conversion of Series F1 Preferred Stock			(115,955)	(116)
Conversion of Series C Preferred Stock							(1)
Conversion of Series I Preferred Stock			–	–
Series H Preferred Stock issued for prior year acquisition			4,859,379	4,859
Warrants granted
Derivative resolution upon conversion
Reclassified to Derivative liabilities from Additional Paid in Capital
Net loss
Balance December 31, 2017 (Restated)	1	$–	8,839,303	$8,849	–	$–	117	$–

F-7

	Preferred Stock Series A		Preferred Stock Series B, D, E, F, F-1, H, I		Preferred Shares to be issued		Preferred Stock, Series C
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance December 31, 2017 (Restated)	1	$–	8,839,303	$8,849	–	$–	117	$–
Conversion of Series B Preferred Stock	–	–	(33,999)	(34)	–	–	–	–
Conversion of Series H Preferred Stock	–	–	(2,546,259)	(2,546)	–	–	–	–
Common stock issued for services - Eurasian consulting agreement	–	–	–	–	–	–	–	–
Conversion of convertible notes payable	–	–	–	–	–	–	–	–
Warrants granted for services	–	–	–	–	–	–	–	–
Conversion of Series I Preferred Stock	–	–	(203,655)	(204)	–	–	–	–
Conversion of Series H Preferred Stock	–	–	(2,313,210)	(2,313)	–	–	–	–
Issuance of Series K Preferred Stock for acquisition	–	–	8,200,562	8,201	–	–	–	–
Issuance of Series K-1 Preferred Stock for acquisition	–	–	1,447,157	1,447	–	–	–	–
Issuance of Series C Preferred Stock for services	–	–	–	–	–	–	2	0
Issuance of Series L Preferred Stock for acquisition	–	–	98,307,692	98,308	–	–	–	–
Cancelation of previously issued common shares for services	–	–	–	–	–	–	–	–
Common shares issued for accrued expense	–	–	–	–	–	–	–	–
Common shares to be issued for subsidiary obligation	–	–	–	–	–	–	–	–
Issuance of I preferred shares for officer compensation - bonus	–	–	–	–	–	200,000	–	–
Correction of previous issuance of commons shares for accrued expense	–	–	–	–	–	–	–	–
Reclass of settlements
Reclassified to Derivative liabilities from Additional Paid in Capital	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance December 31, 2018	1	$–	111,697,591	$111,707	–	$200,000	119	$0

F-8

CARDIFF LEXINGTON CORP. (FORMERLY CARDIFF INTERNATIONAL, INC.)

CONSOLIDATED STATEMENT OF SHAREHOLDERS' (DEFICIENCY) (continued)

FOR THE YEARS ENDED DECEMBER 31, 2016, 2017 and 2018

	Common Stock		Additional Paid-	Accumulated
	Shares	Amount	in Capital	Deficit	Total
Balance December 31, 2016	17,604	$18	$43,856,562	$(45,461,357)	$(1,599,297)

Common stock issued for payment of accrued expenses	12,667	13	1,415,587		1,415,600

Cancellation of Common Stock - accrued liabilities	(333)	(0)	(2,500)		(2,500)

Conversion of convertible notes payable	6,322	6	143,857		143,863

Common stock issued for debt settlement - related party	1,496	1	535,967		535,968

Shares issuance for prior conversion error	1	0	76		76

Series B Preferred Stock issued for debt settlement			21,756		21,780

Common stock issued for services	1,505	2	277,269		277,271

Cancellation of Common Stock	(667)	(1)	(999)		(1,000)

Common stock compensation for shares cancellation	33	0	2,998		2,998

Preferred B issued for service			6,338		6,354

Common stock issued for cash	67	0	10,000		10,000

Issuance of Series I Preferred Stock for cash			19,887		20,000

Preferred I issued for cash - related party			9,899		10,000

Conversion of Series B Preferred Stock	5,426	5	1,623		–

Conversion of Series F1 Preferred Stock	387	0	116		–

Conversion of Series C Preferred Stock	67	0	(0)		–

Conversion of Series I Preferred Stock	235	0	(0)		–

Series H Preferred Stock issued for prior year acquisition			724,048		728,907

Warrants granted			219,210		219,210

Derivative resolution upon conversion			405,443		405,443

Reclassified to Derivative liabilities from Additional Paid in Capital			(1,972,999)		(1,972,999)

Net loss				(3,651,995)	(3,651,995)

Balance December 31, 2017 (Restated)	44,808	$45	$45,674,137	$(49,113,352)	$(3,430,321)

F-9

CARDIFF LEXINGTON CORP. (FORMERLY CARDIFF INTERNATIONAL, INC.)

CONSOLIDATED STATEMENT OF SHAREHOLDERS' (DEFICIENCY) (continued)

FOR THE YEARS ENDED DECEMBER 31, 2016, 2017 and 2018

	Common Stock		Additional Paid-	Accumulated
	Shares	Amount	in Capital	Deficit	Total
Balance December 31, 2017 (Restated)	44,808	$45	$45,674,137	$(49,113,352)	$(3,430,321)
Conversion of Series B Preferred Stock	113	0	34	–	–

Conversion of Series H Preferred Stock	2,122	2	2,544	–	–

Common stock issued for services - Eurasian consulting agreement	2,591	3	86,749	–	86,751

Conversion of convertible notes payable	549,441	549	996,755	–	997,304

Warrants granted for services	–	–	–	–	–

Conversion of Series I Preferred Stock	204	0	203	–	–

Conversion of Series H Preferred Stock	1,928	2	2,311	–	–

Issuance of Series K Preferred Stock for acquisition	–	–	166,799	–	175,000

Issuance of Series K-1 Preferred Stock for investment in acquisition	–	–	98,553	–	100,000

Issuance of Series C Preferred Stock for services	–	–	720.0	–	720

Issuance of Series L Preferred Stock for acquisition	–	–	1,179,692.3	–	1,278,000

Cancelation of previously issued common shares for services	(667)	(1)	1	–	–

Common shares issued for accrued expense	2,286	2	239,998	–	240,000

Common shares to be issued for subsidiary obligation	–	–	–	–	–

Issuance of I preferred shares for officer compensation - bonus	–	–	–	–	200,000

Correction of previous issuance of commons shares for accrued expense	–	–	(80,000)	–	(80,000)

Reclass of settlements			80,574		80,574

Reclassified to Derivative liabilities from Additional Paid in Capital	–	–	1,770,997	–	1,770,997

Net loss	–	–	–	(6,265,251.0)	(6,265,251)

Balance December 31, 2018	602,826	$603	$50,220,067	$(55,378,603)	$(4,846,226)

The accompanying notes are an integral part of these audited consolidated financial statements

F-10

CARDIFF INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND DECEMBER 31,2017

(AUDITED)

	2018	2017

CASH FLOWS FROM OPERATING ACTIVITIES
Net (Loss) from continuing operations	$(6,265,251)	$(3,651,995)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation	79,299	227,959
Loss (gain) from disposal of fixed assets	(875)	38,584
Loss (gain) from impairment of goodwill	–	932,529
Loss (gain) on settlement of liabilities	–	(38,220)
Loss on settlement of note payable - related party	–	84,153
Amortization of loan discount	950,736	573,605
Change in value of derivative liability	629,176	36,469
Stock based compensation	287,472	285,623
Warrants expense	–	96,753
Convertible note issued for conversion cost reimbursement	137,705	–
Other Income	16,338	–
Convertible note issued for services rendered	–	80,000
(Increase) decrease in:
Accounts receivable	88,047	(31,053)
Inventory	43,849	(4,699)
Deposits	–	–
Prepaids and other	(34,965)	25,359
Other assets	44,251	(15,072)
Intangible assets	15,561	–
Increase(decrease) in:
Accounts payable	325,889	140,837
Accrued expenses	(371,551)	(152,261)
Accrued expenses - related party	–	–
Interest payable	269,706	80,740
Taxes payable	(15,865)	(7,579)
Accrued payroll taxes	(98,868)	(39,736)
Accrued officers' salaries	411,487	723,100
Other liabilities - deferred revenue	74,684	–

Net cash provided by (used in) operating activities - continuing operations	(1,098,816)	(614,904)
Net cash provided by (used in) operating activities - discontinued operations	(175,284)	–

F-11

CARDIFF INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND DECEMBER 31,2017

(AUDITED)

	2018	2017
INVESTING ACTIVITIES
Purchase of intangible	–	(5,000)
Purchase of fixed assets	(852,000)	–
Disposal (Purchase) of fixed assets	91,847	(7,800)

Net cash provided by (used in) investing activities - continuing operations	(760,153)	(12,800)
Net cash provided by (used in) investing activities - discontinued operations	–	–

FINANCING ACTIVITIES
Due from related party	–	(91,791)
Due to related party	111,996	–
Proceeds from sales of stock	–	40,000
Due to shareholder	–	–
Proceeds from convertible notes payable	1,652,603	687,200
Proceeds from notes payable - related party	58,653	46,176
Proceeds from notes payable	–	25,343
Repayments of convertible notes payable	–	(10,000)
Repayments of notes payable	–	(68,684)
Proceeds from line of credit	–	16,841
Repayments to line of credit	(13,499)	(11,343)

Net cash provided by (used in) financing activities - continuing operations	1,809,753	633,742
Net cash provided by (used in) financing activities - discontinued operations	112,400

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS - CONTINUING OPERATIONS	(49,216)	6,038

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD - CONTINUING OPERATIONS	207,892	62,948

CASH AND CASH EQUIVALENTS, END OF PERIOD - CONTINUING OPERATIONS	$158,676	$68,986

SUPPLEMENTARY DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for:
Interest	$184,240	$30,866

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued upon conversion of notes payable	$997,303	$143,863
Common stock issued for settlement of expense	$160,000	$1,415,600
Series H Preferred Stock issued for acquisition of Repicci Group	$–	$728,907
Common stock cancellation related to accrued liability	$–	$2,500
Series I Preferred Stock issued for compensation	$200,000	$–
Series B preferred shares issued for debt settlement	$–	$60,000
Conversion of preferred stock to common stock	$5,097	$1,744
Debt discount from issuance of warrant	$–	$219,210
Derivative liability settled upon conversion	$1,770,997	$405,443
Derivative liability settled upon conversion	$–	$1,972,999
Debt discount from derivative liabilities	$–	$535,878

The accompanying notes are an integral part of these consolidated financial statements

F-12

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Operations

Legacy Card Company (“Legacy”) was formed as a Limited Liability Company on August 29, 2001. On April 18, 2005, Legacy converted from a California Limited Liability Company to a Nevada Corporation. On November 10, 2005, Legacy merged with Cardiff Lexington Corp. (“Cardiff”, the “Company”), a publicly held corporation.

In the first quarter of 2013, it was decided to restructure Cardiff into a holding company that adopted a new business model known as "Collaborative Governance," a form of governance enabling businesses to take advantage of the power of a public company. Cardiff began targeting the acquisition of, niche companies with high growth potential,. The reason for this strategy was to protect the Company’s shareholders by acquiring businesses with little to no debt, seeking support with both financing and management that had the ability to offer a return to investors.

Description of Business

To date, Cardiff consists of the following wholly-owned subsidiaries:

We Three, LLC (Affordable Housing Initiative) acquired on May 15, 2014;

Romeo’s NY Pizza acquired on June 30, 2014;

Edge View Properties, Inc. acquired on July 16, 2014;

FDR Enterprises, Inc. acquired on August 10, 2016;

Refreshment Concepts, LLC acquired on August 10, 2016;

Repicci’s Franchise Group, LLC acquired on August 10, 2016;

Red Rock Travel Group, was acquired July31, 2018

Platinum Tax Defenders, LLC was acquired July 31, 2018

Principles of Consolidation

The consolidated financial statements include the accounts of Cardiff, and its wholly-owned subsidiaries: We Three, LLC; Romeo’s NY Pizza; Edge View Properties, Inc.; FDR Enterprises, Inc.; Refreshment Concepts, LLC, Repicci’s Franchise Group, LLC, Red Rock Travel Group, and Platinum Tax Defenders LLC. All significant intercompany accounts and transactions are eliminated in consolidation. Certain prior period amounts may have been reclassified for consistency with the current period presentation. These reclassifications would have no material effect on the reported financial results.

In June 2019, the Company closed Red Rock Travel Group due to continuing losses in operations. The net assets and operations of Red Rock Travel Group have been retrospectively reclassified and reflected as discontinued operations.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Management uses its historical records and knowledge of its business in making estimates. Accordingly, actual results could differ from those estimates.

Change in Capital Structure

Om March 25, 2019 the Company announced a 1:1500 reverse split of its Common stock, which has been given retrospective treatment in the consolidated financial statements.

F-13

Revenue Recognition

For the year-ended December 31, 2017, in general, the Company recognized revenue on an accrual basis. Revenue is generally realized or realizable and earned when all of the following criteria are met:

1) persuasive evidence of an arrangement exists between the Company and our customer(s);

2) services have been rendered;

3) our price to our customer is fixed or determinable; and

4) collectability is reasonably assured.

Rental Income

The Company’s rental income is derived from the mobile home leases. The expired leases are considered month-to-month leases. In accordance with section 605- 10-S99-1 of the FASB Accounting Standards Codification for revenue recognition, the cost of property held for leasing by major classes of property according to nature or function, and the amount of accumulated depreciation in total, is presented in the accompanying consolidated balance sheets as of December 31, 2017 and 2016. There are no contingent rentals included in income in the accompanying statements of operations. With the exception of the month-to-month leases, revenue was recognized on a straight-line basis and amortized into income on a monthly basis, over the lease term.

Restaurant Sales

Revenue from restaurant sales were recognized when food and beverage products are sold. The Company reports revenue net of sales taxes collected from customers and remitted to governmental taxing authorities.

On January 1, 2018, we adopted Topic 606 using the modified retrospective method which did not have a material impact to the opening balance of accumulated deficit.. Results for reporting periods beginning after January 1, 2018 are presented under Topic 606

The Company applies a five-step approach in determining the amount and timing of revenue to be recognized: (1) identifying the contract with a customer, (2) identifying the performance obligations in the contract, (3) determining the transaction price, (4) allocating the transaction price to the performance obligations in the contract and (5) recognizing revenue when the performance obligation is satisfied. Substantially all of the Company’s revenue is recognized at the time control of the products transfers to the customer.

The Company generates revenue from our subsidiaries primarily on a cash basis for sale of food items and monthly rentals of mobile homes. As allowed by a practical expedient in Topic 606, the entity recognizes revenue in the amount to which the entity has a right to invoice. The term between invoicing and when payment is due is not significant.

Our subsidiary Repicci, generates revenues through franchise fees. Revenues from franchise fees are recognized in accordance with guidance Topic 606, as the reference objections are satistied. The perinate franchise fees associated with the right to intellectual property is earned over the life of the franchise agreement, which can be up to 15 years.

Our segmented revenue is disclosed more fully in our financial statements, see footnote 10 for further details.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The Company has no cash equivalents.

F-14

Accounts Receivable

Accounts receivable is reported on the balance sheet at gross amounts due to the Company. Management closely monitors outstanding accounts receivable and charges off to expense any balances that are determined to be uncollectible. As of December 31, 2018 and 2017, the Company had accounts receivable of $64,345 and $63,061, respectively. Accounts receivables are primarily generated from our subsidiaries in their normal course of business.

Inventory

Inventory consists of finished goods purchased, which are valued at the lower of cost or market value, with cost being determined on the first-in, first-out (FIFO) method. The Company periodically reviews historical sales activity to determine potentially obsolete items and also evaluates the impact of any anticipated changes in future demand.

Property and Equipment

Property and equipment are carried at cost. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation and amortization of property and equipment is provided using the straight-line method for financial reporting purposes at rates based on the following estimated useful lives:

Classification	Useful Life
Equipment, furniture and fixtures	5 - 7 years
Leasehold improvements	10 years or lease term, if shorter

During the years ended December 31, 2018 and 2017, depreciation and amortization expense was $80,165 and $227,959 ($108,039 is included in Cost of Goods Sold), respectively.

Goodwill and Other Intangible Assets

Goodwill and indefinite-lived brands are not amortized, but are evaluated for impairment annually or when indicators of a potential impairment are present. Our impairment testing of goodwill is performed separately from our impairment testing of indefinite-lived intangibles. The annual evaluation for impairment of goodwill and indefinite-lived intangibles is based on valuation models that incorporate assumptions and internal projections of expected future cash flows and operating plans. The Company believe such assumptions are also comparable to those that would be used by other marketplace participants. During years-ended December 31, 2018 and 2017, the company had Goodwill impairment of $1,459,725 and $932,529, respectively, related to its acquisitions of FDR Enterprises, Inc.; Refreshment Concepts, LLC; and Repicci’s Franchise Group, LLC. (collectively referred to as “Repicci’s Group”) and Red Rock Travel Group. The Company based this decision on impairment testing off the underlying assets, expected cash flows, decreased asset value and other factors.

Valuation of long-lived assets

In accordance with the provisions of Accounting Standards Codification (“ASC”) Topic 360-10-5, “Impairment or Disposal of Long-Lived Assets”, all long-lived assets such as plant and equipment and construction in progress held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of assets to estimated discounted net cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets.

F-15

Valuation of Derivative Instruments

Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 815-10, Derivatives and Hedging (“ASC 815-10”), requires that embedded derivative instruments be bifurcated and assessed, along with freestanding derivative instruments such as convertible promissory notes, on their issuance date to determine whether they would be considered a derivative liability and measured at their fair value for accounting purposes. The Company evaluates all of it financial instruments, including stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then revalued at each reporting date, with changes in the fair value reported as charges or credits to income.

For option based simple derivative financial instruments, the Company uses the Lattice Binomial option pricing model to value the derivative instruments at inception and subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is reassessed at the end of each reporting period.

Beneficial Conversion Feature

For conventional convertible debt where the rate of conversion is below market value, the Company records a “beneficial conversion feature” (“BCF”) and related debt discount.

When the Company records a BCF, the relative fair value of the BCF is recorded as a derivative liability with an offset against the face amount of the respective debt instrument which is and amortized to interest expense over the life of the debt.

Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Assets and liabilities recorded at fair value in the Consolidated Balance Sheets are categorized based upon the level of judgment associated with the inputs used to measure their fair value. The fair value hierarchy distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs), and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level Input Definition

Level 1	Inputs are unadjusted, quoted prices for identical assets or liabilities in active markets at the measurement date.

Level 2	Inputs, other than quoted prices included in Level 1, which are observable for the asset or liability through corroboration with market data at the measurement date.

Level 3	Unobservable inputs that reflect management's best estimate of what market participants would use in pricing the asset or liability at the measurement date.

The following table presents certain investments and liabilities of the Company’s financial assets measured and recorded at fair value on the Company’s Consolidated Balance Sheets on a recurring basis and their level within the fair value hierarchy as of December 31, 2018 and 2017.

F-16

	Level 1	Level 2	Level 3	Total
Fair Value of BCF Derivative Liability – December 31, 2018	$–	$–	$1,870,625	$1,870,625

	Level 1	Level 2	Level 3	Total
Fair Value of BCF Derivative Liability – December 31, 2017	$–	$–	$2,236,656	$2,236,656

Stock-Based Compensation – Employees

The Company accounts for its stock based compensation in which the Company obtains employee services in share-based payment transactions under the recognition and measurement principles of the fair value recognition provisions of section 718-10-30 of the FASB Accounting Standards Codification. Pursuant to paragraph 718-10-30-6 of the FASB Accounting Standards Codification, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur.

Generally, all forms of share-based payments, including stock option grants, warrants and restricted stock grants and stock appreciation rights are measured at their fair value on the awards’ grant date, based on estimated number of awards that are ultimately expected to vest.

The expense resulting from share-based payments is recorded in general and administrative expense in the consolidated statements of operations.

Stock-Based Compensation – Non Employees

Equity Instruments Issued to Parties Other Than Employees for Acquiring Goods or Services

The Company earky adopted ASU No 2018-07 for equity instruments issued to parties other than employees.

Income Taxes

Income taxes are determined in accordance with ASC Topic 740, “Income Taxes” (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

For the years ended December 31, 2018 and 2017 the Company did not have any interest and penalties associated with tax positions. As of December 31, 2018 and 2017, the Company did not have any significant unrecognized uncertain tax positions.

F-17

Earnings (Loss) per Share

FASB ASC Subtopic 260, Earnings Per Share (“ASC 260”), provides for the calculation of "Basic" and "Diluted" earnings per share. Basic earnings per common share is computed by dividing income available to common shareholders by the weighted-average number of shares of common stock outstanding during the period. Diluted earnings per common share is computed by dividing income available to common shareholders by the weighted-average number of shares of common stock outstanding during the period increased to include the number of additional shares of common stock that would have been outstanding if the potentially dilutive securities had been issued. Potentially dilutive securities include outstanding stock options, warrants, and debts convertible into common shares. The dilutive effect of potentially dilutive securities is reflected in diluted earnings per common share by application of the treasury stock method. Under the treasury stock method, an increase in the fair market value of the Company’s Common Stock can result in a greater dilutive effect from potentially dilutive securities.

The following table sets forth the computation of basic and diluted earnings per common share for the years ended December 31, 2018 and 2017. During a period of net loss, all potentially dilutive securities are anti-dilutive. Accordingly, for the years ended December 31, 2018 and 2017 potentially dilutive securities have been excluded from the computations since they would be anti-dilutive. However, these dilutive securities could potentially dilute earnings per share in the future (weighted average reflected post 1500:1 reverse stock split):

	For the years ended
	December 31, 2018	December 31, 2017

Numerator:
Net (loss)	$(6,265,251)	$(3,651,995)

Denominator:
Weighted-average shares outstanding	602,038	28,937

Basic (loss) per share	$(10.41)	$(126.20)

This does not include the potential dilutive effect if all exercisable warrants were exercised or conversions of convertible notes and convertible preferred stock as described below as of December 31, 2018:

	2018	2017
Principal and Interest conversion	3,133,104	41,660
Warrants	5,833	–
Preferred Stock conversion	350,167	209,650
Total	3,489,104	250,310

Going Concern

The accompanying consolidated financial statements have been prepared using the going concern basis of accounting, which contemplates continuity of operations, realization of assets and liabilities and commitments in the normal course of business. The Company has sustained operating losses since its inception and has negative working capital and an accumulated deficit. These factors raise substantial doubts about the Company’s ability to continue as a going concern. As of December 31, 2018, the Company has sustained recurring loses and accumulated a working capital deficit. The accompanying consolidated financial statements do not reflect any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classifications of liabilities that might result if the Company is unable to continue as a going concern. As a result, the Company’s independent registered public accounting firm, in its report on the Company’s December 31, 2018 consolidated financial statements, has raised substantial doubt about the Company’s ability to continue as a going concern.

F-18

The ability of the Company to continue as a going concern and the appropriateness of using the going concern basis is dependent upon, among other things, additional cash infusions. Management has prospective investors and believes the raising of capital will allow the Company to fund its cashflow shortfalls and pursue new acquisitions. There can be no assurance that the Company will be able to obtain sufficient capital from debt or equity transactions or from operations in the necessary time frame or on terms acceptable to it. Should the Company be unable to raise sufficient funds, it may be required to curtail its operating plans. In addition, increases in expenses may require cost reductions. No assurance can be given that the Company will be able to operate profitably on a consistent basis, or at all, in the future. Should the Company not be able to raise sufficient funds, it may cause cessation of operations.

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02,” Leases” (Topic 842) which includes a lessee accounting model that recognizes two types of leases - finance leases and operating leases. The standard requires that a lessee recognize on the balance sheet assets and liabilities for leases with lease terms of more than 12 months. The recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee will depend on its classification as a finance or an operating lease. New disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases are also required. These disclosures include qualitative and quantitative requirements, providing information about the amounts recorded in the financial statements. ASU 2016-02 will be effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years.

In May 2017, the FASB issued ASU No. 2017-09, “Compensation—Stock Compensation (Topic 718): Scope of Modification Accounting”, to provide clarity and reduce both (1) diversity in practice and (2) cost and complexity when applying the guidance in Topic 718, Compensation—Stock Compensation, to a change to the terms or conditions of a share-based payment award. The ASU provides guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in ASC 718. The amendments are effective for fiscal years beginning after December 15, 2017 and should be applied prospectively to an award modified on or after the adoption date. Early adoption is permitted, including adoption in an interim period.

Other pronouncements issued by the FASB or other authoritative accounting standards groups with future effective dates are either not applicable or are not expected to be significant to the Company’s financial position, results of operations or cash flows.

2.	ACQUISITIONS

Platinum Tax Defenders

On July 31, 2018, the Company completed the acquisition of Platinum Tax Defenders. In connection with the closing of the acquisition, a Preferred “L” Class of stock with a par value of $0.001 was established and issued. The Preferred “L” Class of stock rights and privileges include voting rights, a conversion ratio of 1:1.25 and were distributed at the adjusted rate of $0.013 per share (pre-splt) for a total of 98.307,692 representing a value of $1,278,000. These Preferred “L” shares have a lock-up/leak-out limiting the sale of stock for 12 months after which conversions and sales are limited to 20% of their portfolio per year, pursuant to the terms of the Acquisition Agreement. The preliminary purchase allocation of the net assets acquired is as follows:

Platinum Fair Value
Cash	$138,906
Accounts receivable	105,669
Other assets	60,041
Property and equipment	6,010
Goodwill	2,092,048
Liabilities	(272,674)
Total	$2,130,000

F-19

Red Rock Travel Group

On July 31, 2018, the Company completed the acquisition of Red Rock Travel Group. In connection with the closing of the acquisition, on July 30th, 2018 a Preferred “K” Class of stock with a par value of $0.001 was established and issued. The Preferred “K” Class of stock rights and privileges include voting rights, a conversion ratio of 1:1.25 and were distributed at the adjusted rate of $0.021 per share (pre-splt) for a total of 8,200,562 representing a value of $175,000. These Preferred “K” shares have a lock-up/leak-out limiting the sale of stock for 12 months after which conversions and sales are limited to 20% of their portfolio per year, pursuant to the terms of the Forward Acquisition Agreement. The preliminary purchase allocation of the net assets acquired is as follows:

Red Rock Fair Value
Cash	$22,515
Intangible assets*	300,000
Property and equipment	55,286
Goodwill*	1,459,725
Liabilities	(1,662,526)
Total	$175,000

* Subsequent to the acquisition, the Company determined that the intangible assets and goodwill should be fully impaired and written off.

The results of the operations for Platinum and Red Rock have been included in the consolidated financial statements since the date of the acquisitions (July 31, 2018). The following table presents the unaudited pro forma results of continuing operations for the years ended December 31, 2018 and 2017, respectively, as if the acquisitions had been consummated at the beginning of the period presented. The pro forma results of continuing operations are prepared for comparative purposes only and do not necessarily reflect the results that would have occurred had the acquisitions occurred at the beginning of the period presented or the results which may occur in the future.

	Pro Forma 2018	Pro forma 2017

REVENUE	1,393,687	4,393,687

NET INCOME (LOSS) FOR THE PERIOD	$(7,211,221)	$(7,211,221)

4. ACCRUED EXPENSES

As of December 31, 2018, and December 31, 2017, the Company had accrued expenses of $1,310,074 and $740,696, respectively, consisted of the following:

	December 31, 2018	December 31, 2017

Accrued salaries – related party	$747,000	470,000
Lease payable – related party	–	25,250
Accrued expenses – other	563,074	245,446
Total	$1,310,074	740,696

5.	PLANT AND EQUIPMENT, NET

Plant and equipment, net as of December 31, 2018 and 2017 was $381,301 and $491,474, respectively, consisting of the following:

	December 31,	December 31,
	2018	2017
Furniture, fixture and equipment	715,466	904,375
Leasehold improvements	161,166	672,159
Total	876,632	1,576,534
Less: accumulated depreciation	(495,331)	(1,085,060)
Plant and equipment, net	381,301	491,474

F-20

During the years ended December 31, 2018 and 2017, depreciation expense was $80,165 and $227,959, respectively. During the year end December 31, 2018 and 2017, the Company accounts for depreciation as a separate item in the operational expense of $22,697 and $160,171, respectively and included $57,468 and $108,039, respectively in depreciation in cost of goods sold.

During the December 31, 2018, the Company disposed fixed assets of $104,886 and related liabilities related to a company-owned franchise, resulting in net cash flow of $91,847 and a gain on sale of $874 from disposal. During the December 31, 2017, the Company disposed fixed assets of $101,434, resulting in accelerated depreciation expense of $101,434 from disposal of fixed assets.

6.	LAND

As of December 31, 2018 and 2017, the Company had land of $603,000 located in Salmon, Idaho with area of approximately 30 acres, which was in connection with the acquisition of Edge View Properties, Inc. in July 2014. The Company issued 241,199 shares of Series E Preferred Stock as consideration for this acquisition. The land is currently vacant and is expected to be developed into residential community.

7.	LINE OF CREDIT

On December 28, 2016, the Company entered into an unsecured Business Line of Credit Agreement with Fundation Group LLC (“Fundation”), pursuant to which the Company was allowed to take a draw from Fundation up to $20,000 from time to time. The Line of Credit bears interest at a rate of 11.49% per annum, subject to increase or decrease with 90 days notice. There was an initial closing fee of $500 and a 2% draw fee on subsequent draws. Monthly principal and interest payments are due and the line is due in full in 18 months from the latest draw. The outstanding principal and interest will be due in payments over 18 months.

As of December 31, 2018 and 2017, The Company had balance of $1,999 and $15,498, respectively.  During the year ended December 31, 2018, the Company made a cash payment of $13,499. (Included in Note 10)

8.	RELATED PARTY TRANSACTIONS

Due to Officers and Officer Compensation

During the year ended December 31, 2018, the Company borrowed $25,000 from a corporate officer, which was repaid. During the year ended December 31, 2017, the Company repaid a total of $91,791 to related parties.

Refreshment Concepts, LLC leases its premises from its prior owner under a month-to-month lease at the rate of $1,500 per month. As of December 31, 2018 and December 31, 2017, the Company had lease payable of $-0- and $25,250, respectively to the related party, which is reflected in accrued expenses – related party.

On January 24, 2017, the Company issued 2,010,490 (pre-split) shares of Common Stock to settle $482,518 due to the prior owner of Refreshment Concepts LLC, pursuant to the Acquisition Agreement, dated August 10, 2016. The fair value of this stock issuance was determined by the fair value of the Company’s Common Stock on the grant date, at a price of approximately $0.24 per share (pre-splt), resulting in loss from extinguishment of debt in amount of $80,420.

On January 24, 2017, the Company issued 173,585 shares of Common Stock to settle $41,660 due to the prior owner of Repicci’s Franchise Group LLC, pursuant to the Acquisition Agreement, dated August 10, 2016. The fair value of this stock issuance was determined by the fair value of the Company’s Common Stock on the grant date, at a price of approximately $0.24 per share, resulting in loss from extinguishment of debt in amount of $6,943. As of December 31, 2017 and December 31, 2016, the outstanding balance due (included in accrued liabilities to related parties on the financial statements) to the same prior owner was $0 and $40,550, respectively.

During the second quarter of 2017, the prior owner of Repicci’s Franchise Group LLC submitted a subscription agreement to the Company regarding the purchase of 90,909 shares of the Company’s Series I Preferred Stock by cash payment of $10,000, which was collected during the second quarter of 2017. The transaction was independently negotiated between the Company and the related party. The proceeds from the subscription agreement mitigated the Company’s cash pressure in short term. The 90,909 shares of Series I Preferred Stock were issued as of December 31, 2017.

F-21

During the second quarter of 2017, the Company issued 906,907 shares of Common Stock to We three Inc., a related party, for services rendered. The fair value of this stock issuance was determined by the fair value of the Company’s Common Stock on the grant date, at a price of approximately $.0799 per share. Accordingly, the Company recognized stock based compensation of $72,462 to the consolidated statements of operations for December 31, 2017.

The Company borrows funds from Daniel Thompson, who is a Shareholder and Officer of the Company. The terms of repayment stipulate the unsecured loans are due 24 months after the launch of the Legacy Tuition Card (or prior to such date) at an annual interest rate of 6 % per year. As of December 31, 2018 and 2017, the Company had $77,640 due (included in due to officers and shareholders on the financial statements) to Daniel Thompson, respectively.

In addition, the Board of Directors of the Company approved to increase Daniel Thompson’s compensation to $25,000 per month from $20,000 effective January 1, 2017. Accordingly, a total salary of $300,000 and $300,000 were accrued and reflected as an expense to Daniel Thompson during the year ended December 31, 2018 and 2017, respectively. During the year ended December 31, 2017, the Company issued 10,000,000 (pre-split ) shares of Common Stock for forgiveness of $800,000 in accrued salaries. The accrued salaries payable to Daniel Thompson was $317,500 and $117,500 as of December 31, 2018 and 2017, respectively.

The Company had an employment agreement with a former Chief Operating Officer, Mr. Levy, whereby the Company provided for compensation of $15,000 per month in 2015 and $10,000 per month in 2016. Mr. Levy resigned on June 7, 2016 at which time $160,000 was owed. During the year ended December 31, 2017, the Company issued 1,000,000 (pre -reverse 1500:1 stock split) shares of Common Stock for forgiveness of $80,000 in accrued salaries. The total balance due to Mr. Levy for accrued salaries at December 31, 2018 was $80,000.

The Company had an employment agreement with the Chief Operating Officer, Mr. Roberts, whereby the Company provided for compensation of $10,000 per month effective in June 2016. The total balance due to Mr. Roberts for accrued salaries at December 31, 2018 and 2017 were $107,000 and $70,000, respectively. In addition, the Company agreed to grant Mr. Roberts stock options for a minimum of 300,000 shares of the Company's common stock at an exercise price of 50% of the current last ten (10) day stock average per share, and 600,000 shares of common stock as a key officer employment incentive to be earned and vested on a pro rata basis at 25,000 shares per month for twenty-four (24) months. The fair value of both 300,000 options and 600,000 shares were determined by the fair value of the Company’s Common Stock on the grant date, at a price of approximately $0.226 per share. On August 8, 2017, Mr. Roberts accepted the offer from the Company to issue 3,000,000 (pre-splt) common shares for forgiveness of all accrued expenses, options, and common stock granted totaling $135,600 through June 2016.  Additionally, the Company issued 1,000,000 ((pre-splt)) shares of Common Stock as a bonus to Mr. Roberts for his past service to the Company. The fair value of this stock issuance was determined by the fair value of the Company’s Common Stock on the grant date, at a price of approximately $.07 (pre-splt) per share. Accordingly, the Company recognized stock based compensation of $70,000 to the consolidated statements of operations for the year ended December 31, 2017.

The Board of Directors of the Company approved to increase Chief Executive Officer, Mr. Cunningham’s compensation to $25,000 per month from $15,000 effective January 1, 2017. A total salary of $300,000 and $300,000 were accrued and reflected as an expense during the year ended December 31, 2018 and 2017, respectively. During the year ended December 31, 2017, the Company issued 5,000,000 (pre -reverse 1500:1 stock split) shares of Common Stock for forgiveness of $400,000 in accrued salaries. The total balance due to Mr. Cunningham for accrued salaries at December 31, 2018 and 2017 were $322,500 and $122,500, respectively.

Notes Payable – Related Party

The Company has entered into several unsecured loan agreements with related parties (see below; Footnote 11, Notes Payable – Related Party; and Footnote 12 Convertible Notes Payable – Related Party).

9.	NOTES AND LOANS PAYABLE

Notes payable at December 31, 2018 and 2017 are summarized as follows:

	December 31,	December 31,
	2018	2017
Loans Payable Unrelated Party	$665,488	$215,979
Notes Payable – Unrelated Party	10,989	–
Notes Payable – Related Party	265,242	144,189
Total	941,719	360,168
Current portion	(941,719)	(360,168)
Long-term portion	$–	$–

F-22

As of December 31, 2018, the Company had lease payable of $40,521 in connection with two capital leases on two Mercedes Sprinter Vans for the ice cream subsidiary and two loans for auto loan for the vehicles used in the Pizza restaurants and Repicci’s Group and for daily operations. There are purchase options at the end of all lease terms that are based on the fair market value of the vans at the time.

The balance of $624,967 in notes payable and loans to unrelated party was due primarily by our new subsidiary Red Rock Travel Group, for funds received through various loans.

Notes Payable – Unrelated Party

During the year end December 31, 2017, the Company received $25,343 from third parties and repaid $68,684

On March 12, 2009, the Company entered into an unsecured preferred debenture agreement (Note 5) with a shareholder for $20,000. The note bore interest at 12% per year and matured on September 12, 2009. In conjunction with the preferred debenture, the Company issued 2,000,000 (pre-splt) warrants to purchase its Common Stock, exercisable at $0.10 (pre-splt) per share and expired on March 12, 2014. As a result, of the warrants issued, the Company recorded a $20,000 debt discount during 2009 which has been fully amortized. The Company assigned all of its receivables from consumer activations of the rewards program as collateral on this debenture. On March 24, 2011, the Company amended the note and the principal balance was reduced to $15,000. The Company was due to pay annual principal payments of $5,000 plus accrued interest beginning March 12, 2012. On July 20, 2011, the Company repaid $5,000 of the note. No warrants had been exercised before the expiration. As of December 31, 2018, the Company was in default on this debenture. The balance of the note was $10,989 and $10,989 at December 31, 2018 and December 31, 2017, respectively.

As of December 31, 2017, the Company had lease payable of $140,317 in connection with 2 capital leases on 2 Mercedes Sprinter Vans for the ice cream section. There are purchase options at the end of all lease terms that are based on the fair market value of the vans at the time. The leases are not in default at the current time.

The balance of $64,673 in notes payable to unrelated party was due to the auto loan for the vehicles used in the Pizza restaurants and Repicci’s Group and for daily operations. The loans carry interest from 0% to 6% interest and are not currently in default.

Notes Payable – Related Party

During the year end December 31, 2018, the Company received $174,955 from related parties. During the year end December 31, 2017, the Company received $46,176 from related parties

On September 7, 2011, the Company entered into an unsecured Promissory Note agreement (“Note 1”) with a related party for $50,000. Note 1 bears interest at 8% per year and matured on September 7, 2016. Interest is payable annually on the anniversary of Note 1, and the principal and any unpaid interest were due upon maturity. In conjunction with Note 1, the Company issued 2,500,000 shares (pre-split) of its Common Stock to the lender. As a result of the shares issued in conjunction with Note 1, the Company recorded a $50,000 debt discount during 2011. The balance of Note 1, net of debt discount, was $50,000 and $50,000 at December 31, 2018 and December 31, 2017 respectively. Note 1 is currently in default.

On November 17, 2011, the Company entered into an unsecured Promissory Note agreement (“Note 2”) with a related party for $50,000. Note 2 bears interest at 8% per year and matured on November 17, 2016. Interest is payable annually on the anniversary of Note 2, and the principal and any unpaid interest were due upon maturity. In conjunction with Note 2, the Company issued 2,500,000 shares (pre-split) of its Common Stock to the lender. As a result of the shares issued in conjunction with Note 2, the Company recorded a $50,000 debt discount during 2011. The balance of Note 2, net of debt discount, was $50,000 and $50,000 at December 31, 2018 and December 31, 2017, respectively. Note 2 is currently in default.

On August 4, 2015, the Company entered into an unsecured Promissory Note agreement (“Note 4 ”) with a related party for $19,500. Note 3  bears interest at 6% per year and matures on December 31, 2016. Interest is payable annually on the anniversary of Note 4, and the principal and any unpaid interest were due upon maturity. The principal balance of Note 4 $-0- as of December 31, 2017.

F-23

As of December 31, 2018 the Company also had an unsecured note payable of $50,747 and to the prior owner of Red Rock. The note is due on demand and carries no interest.

As of December 31, 2018 the Company also had an unsecured note payable of $165,242 and to the prior owner of Platinum Tax Defenders. The note is due on demand and carries no interest.

As of December 31, 2017, the Company also had an unsecured note payable of $44,189, to the prior owner of Repicci’s Group. The note is due on demand and carries no interest.

10.	CONVERTIBLE NOTES PAYABLE

Some of the Convertible Notes issued as described below included an anti-dilution provision that allowed for the adjustment of the conversion price. The Company considered the guidance provided by the FASB in “Determining Whether an Instrument Indexed to an Entity’s Own Stock,” the result of which indicates that the instrument is not indexed to the issuer’s own stock. Accordingly, the Company determined that, as the conversion price of the Notes issued in connection therewith could fluctuate based future events, such prices were not fixed amounts. As a result, the Company determined that the conversion features of the Notes issued in connection therewith are not considered indexed to the Company’s stock and characterized the value of the conversion feature of such notes as derivative liabilities upon issuance.

During 2018, the company received $1,702,603 cash proceeds, from convertible notes payable and repaid $-0- in cash. The company recorded amortization of debt discount of $950,736 related to convertible notes, during the year end December 31, 2018. During 2017, the company received $687,200 cash proceeds, from convertible notes payable and repaid $10,000 in cash. The company recorded amortization of debt discount of $573,605 related to convertible notes, during the year end December 31, 2017

During the year ended December 31, 2018, the Company received conversion notices for $748,571 of convertible debt and $251,733 in interest, penalties and fees, which were converted into 824,162,204 (pre reverse 1500:1 stock split) shares.

Convertible notes at December 31, 2018 and December 31, 2017 are summarized as follows:

	December 31, 2018	December 31, 2017

Convertible Notes Payable – Unrelated Party	$2,026,800	$861,875
Convertible Notes Payable – Related Party	165,000	165,000
Discount on Convertible Notes Payable - Unrelated Party	(201,024)	(245,494)
Total	$1,990,775	$781,381
Current Portion	950,775	781,381
Long-Term Portion	$1,040,000	$–

For the year-ended December 31, 2017:

Convertible Notes Payable – Unrelated Party

On April 17, 2014, the Company entered into an unsecured Convertible Note (“Note 4”) in the amount of $9,000. Note 4 was convertible into Common Shares of the Company at $0.005 per share at the option of the holder. Note 4 bore interest at eight percent per year, matured on June 17, 2014, and was unsecured. All principal and unpaid accrued interest was due at maturity. During the year end December 31, 2016, the note holder converted $3,715 principal and $1,310 accrued interest payable into 1,005,000 shares of common stock at a conversion price of $0.005 per share. And $3,000 of principal is forgiven by the note holder. In addition, the Company agreed to reimburse the holder’s certificate processing cost by adding $1,000 to the principal for each note conversion pursuant to an addendum, dated February 3, 2016. During the first quarter of 2017, the note holder converted $2,785 principal, $1,000 processing cost reimbursement and $102 accrued interest into 777,400 shares of common stock at a conversion price of $0.005 per share. The balance of Note 4 was $2,785 as of December 31, 2016, which was paid in full as of December 31, 2017.

F-24

On July 29, 2015, the Company entered into an 8% convertible promissory note (“Note 6”) with an unrelated entity in the amount of $10,000. Note 6 matured on November 26, 2015. The note is convertible into common shares of the Company at the conversion ratio of 50% discount to market or $0.01, if the bid price falls below $0.10. Note 6 and accrued interest totaled $11,666 was paid in full by cash on May 1, 2017. The principal balance on Note 6 at December 31, 2016 and 2017 was $10,000 and zero, respectively. The derivative liabilities was reclassified as additional paid in capital due to the note being paid in cash as of June 30, 2017.

On February 9, 2016, the Company entered into a 15% convertible line of credit (“Note 7”) with an unrelated entity in the amount up to $50,000. On February 9, 2016, the Company received $17,500 cash for the line of credit, matured on February 9, 2017, and unsecured. Note 7 is convertible into common shares of the Company at the conversion ratio of $0.03 or 50% discount of the lowest closing price on the primary trading market on which Company's common stock is quoted for the last five trading days prior to the conversion date, whichever is lower. In January 2017, the Company determined that the conversion features contained in Note 7 carrying value represents a freestanding derivative instrument that meets the requirements for liability classification under ASC 815. As a result, the fair value of the derivative financial instrument in the note is reflected in the Company’s balance sheet as a liability. The fair value of the derivative financial instrument of the convertible note was measured using the Binomial-Lattice valuation model as of January 2017 and will do so again on each subsequent balance sheet date. Any changes in the fair value of the derivative financial instruments are recorded as non-operating, non-cash income or expense at each balance sheet date. The derivative liabilities will be reclassified into additional paid in capital upon conversion. See Footnote 10 for more information on derivative liabilities.

Note 7 principal of $6,000 was converted into 200,000 shares of common stock at the end of 2016. During the year ended December 31, 2017, the Company recorded interest expense, late fee of 5% and default interest of 20% related to Note 7 in total amount of $9,258 and amortization of debt discounts in amount of $3,500. The balance of Note 7 was $11,500 with unamortized debt discount of $3,500 as of December 31, 2016, and without unamortized debt discount as of December 31, 2017. Note 7, is currently in default and will incur a late fee of 5% and default interest rate of 20%.

On October 28, 2016, the Company received $25,000 cash pursuant to the terms of Note 7, matures on October 28, 2017 (“Note 7-1”). Note 7-1 was entitled to conversion after April 28, 2017 which met the requirements for liability classification under ASC 815. See Footnote 10 for more information on derivative liabilities.

During the year ended December 31, 2017, the Company recorded interest expense related to Note 7-1 in amount of $11,454 and amortization of debt discount in amount of $18,333. This resulted in an unamortized debt discount of $-0- as of December 31, 2017. The balance of Note 7-1 was $25,000 as of December 31, 2017 and December 31, 2016, respectively. Note 7-1 is currently in default and will incur a late fee of 5% and default interest rate of 20%.

On March 8, 2016, the Company entered into a 15% convertible promissory note in the principal of $50,000 (“Note 8”) with an unrelated entity for services rendered. Note 8 is matured on March 8, 2017, and unsecured. This Note is convertible into common shares of the Company at the conversion ratio of $0.03 or 50% discount of the lowest closing price on the primary trading market on which Company's common stock is quoted for the last five trading days prior to the conversion date, whichever is lower. The Company determined that the conversion features contained in Note 8 carrying value represents a freestanding derivative instrument that meets the requirements for liability classification under ASC 815. As a result, the fair value of the derivative financial instrument in the note is reflected in the Company’s balance sheet as a liability. The fair value of the derivative financial instrument of the convertible note was measured using the Binomial-Lattice valuation model at the inception date of the note and will do so again on each subsequent balance sheet date. Any changes in the fair value of the derivative financial instruments are recorded as non-operating, non-cash income or expense at each balance sheet date. The derivative liabilities will be reclassified into additional paid in capital upon conversion. See Footnote 10 for more information on derivative liabilities.

On February 16, 2017, a portion of principal of $6,000 was converted into 200,000 shares of common stock at a conversion price of $0.03 per share.

On April 13, 2017, a portion of principal of $12,853, including $1,000 conversion cost reimbursement, plus accrued interest of $12,247 were converted into 836,667 shares of common stock at a conversion price of $0.03 per share.

F-25

On May 4, 2017, a portion of principal of $6,000, including $2,000 conversion cost reimbursement, plus accrued interest of $70 were converted into 202,333 shares of common stock at a conversion price of $0.03 per share.

On July 6, 2017, a portion of principal of $18,147, and $1,000 conversion cost reimbursement, were converted into 704,733 shares of common stock at a conversion price of $0.03 per share.

Note 8 was in default with principal balance of $12,294 as of December 31, 2017. During the year ended December 31, 2017, the Company recorded late fee and default interest related to Note 8 in total amount of $8,748 and amortization of debt discounts in amount of $50,000 The balance of Note 8 was $50,000 with unamortized debt discount of $-0- as of December 31, 2016, and without unamortized debt discount as of December 31, 2017. Note 8, is currently in default and will incur a late fee of 5% and default interest rate of 20%.

On September 12, 2016, the Company entered into a 10% convertible promissory note in the principal of $80,000 (“Note 9”) with an unrelated entity for services rendered. Note 9 is matured on September 12, 2017, and unsecured. This Note is convertible into common shares of the Company at the conversion ratio of $0.03 or 50% discount of the lowest closing bid price on the primary trading market on which Company's common stock is quoted for the last five trading days prior to the conversion date, whichever is lower. The Company determined that the conversion features contained in Note 9 carrying value represents a freestanding derivative instrument that meets the requirements for liability classification under ASC 815. As a result, the fair value of the derivative financial instrument in the note is reflected in the Company’s balance sheet as a liability. The fair value of the derivative financial instrument of the convertible note was measured using the Binomial-Lattice valuation model at the inception date of the note and will do so again on each subsequent balance sheet date. Any changes in the fair value of the derivative financial instruments are recorded as non-operating, non-cash income or expense at each balance sheet date. The derivative liabilities will be reclassified into additional paid in capital upon conversion. See Footnote 10 for more information on derivative liabilities. Note 9 is currently in default and will incur a late fee of 5% and default interest rate of 20%.

As a result, Note 9 was discounted in the amount of $80,000 and amortized over the remaining life of this Note. As of September 12, 2017, the note was in default. During the year ended December 31, 2017, the Company recorded late fee and default interest related to Note 9 in total amount of $15,655 and amortization of debt discounts in amount of $80,000. The balance of Note 9 was $80,000 without unamortized debt discount as of December 31, 2016, and $80,000 with unamortized debt discount of $0 as of December 31, 2017. Note 9 is currently in default and will incur a late fee of 5% and default interest rate of 20%.

On January 24, 2017, the Company entered into a 10% convertible promissory note in the principal of $80,000 (“Note 10”) with an unrelated entity for services rendered. Note 10 is matured on January 24, 2018, and unsecured. This Note is convertible into common shares of the Company at the conversion ratio of $0.25 or 50% discount of the lowest closing bid price on the primary trading market on which Company's common stock is quoted for the last ten trading days prior to the conversion date, whichever is lower. As of July 24, 2017 this Note is convertible into common shares of the Company as described above. The Company determined that the conversion features contained in Note 10 carrying value represents a freestanding derivative instrument that meets the requirements for liability classification under ASC 815. As a result, the fair value of the derivative financial instrument in the note is reflected in the Company’s balance sheet as a liability. The fair value of the derivative financial instrument of the convertible note was measured using the Binomial-Lattice valuation model at the inception date of the note and will do so again on each subsequent balance sheet date. Any changes in the fair value of the derivative financial instruments are recorded as non-operating, non-cash income or expense at each balance sheet date. The derivative liabilities will be reclassified into additional paid in capital upon conversion. See Footnote 10 for more information on derivative liabilities.

On October 25, 2017, a portion of principal of $15,000, plus $1,500 conversion cost reimbursement, were converted into 1,434,782 shares of common stock at a conversion price of $0.0115 per share.

On November 6, 2017, a portion of principal of $10,000, plus $1,500 conversion cost reimbursement, were converted into 1,212,121 shares of common stock at a conversion price of $0.0825 per share.

F-26

As a result, Note 10 was discounted in the amount of $80,000 and amortized over the remaining life of this Note. During the year ended December 31, 2017, the Company recorded amortization of debt discounts in amount of $35,555.56.. During the year ended December 31, 2017, the Company recorded interest expense related to Note 10 in amount of $5,494. The balance of Note 10 was $55,000 with unamortized debt discount of $19,444 as of December 31, 2017. Note 10 is currently in default and will incur a late fee of 5% and default interest rate of 20%.

On January 24, 2017, the Company entered into a 15% convertible line of credit (“Note 11”) with an unrelated entity in the amount up to $250,000. On January 24, 2017, the Company received $50,000 cash for the line of credit, is matured on January 24, 2018, and unsecured. Note 11 is convertible into common shares of the Company at the conversion ratio of $0.25 or 50% discount of the lowest closing price on the primary trading market on which Company's common stock is quoted for the last ten trading days prior to the conversion date, whichever is lower. However, Note 11 is convertible after 6 months of the effective date of this Note, which is July 27, 2017. The Company determined that the conversion features contained in Note 10 carrying value represents a freestanding derivative instrument that meets the requirements for liability classification under ASC 815. As a result, the fair value of the derivative financial instrument in the note is reflected in the Company’s balance sheet as a liability. The fair value of the derivative financial instrument of the convertible note was measured using the Binomial-Lattice valuation model at the inception date of the note and will do so again on each subsequent balance sheet date. Any changes in the fair value of the derivative financial instruments are recorded as non-operating, non-cash income or expense at each balance sheet date. The derivative liabilities will be reclassified into additional paid in capital upon conversion. See Footnote 10 for more information on derivative liabilities.

As a result, Note 11 was discounted in the amount of $50,000 and amortized over the remaining life of this Note. During the year ended December 31, 2017, the Company recorded amortization of debt discounts in amount of $43,611. During the year ended December 31, 2017, the Company recorded interest expense related to Note 11 in amount of $7,042. The balance of Note 11 was $50,000 with unamortized debt discount of $6,389 as of December 31, 2017. Note 11 is currently in default and will incur a late fee of 5% and default interest rate of 20%.

On February 21, 2017, the Company received $25,000 cash pursuant to the terms of Note 11, is matured on February 21, 2018 (“Note 11-1”). Note 11 is convertible into common shares of the Company at the conversion ratio of $0.25 or 50% discount of the lowest closing price on the primary trading market on which Company's common stock is quoted for the last ten trading days prior to the conversion date, whichever is lower. However, Note 11-1 is convertible after 6 months of the effective date of this Note, which is August 21, 2017. The Company determined that the conversion features contained in Note 11-1 carrying value represents a freestanding derivative instrument that meets the requirements for liability classification under ASC 815. As a result, the fair value of the derivative financial instrument in the note is reflected in the Company’s balance sheet as a liability. The fair value of the derivative financial instrument of the convertible note was measured using the Binomial-Lattice valuation model at the inception date of the note and will do so again on each subsequent balance sheet date. Any changes in the fair value of the derivative financial instruments are recorded as non-operating, non-cash income or expense at each balance sheet date. The derivative liabilities will be reclassified into additional paid in capital upon conversion. See Footnote 10 for more information on derivative liabilities.

As a result, Note 11-1 was discounted in the amount of $25,000 and amortized over the remaining life of this Note. During the year ended December 31, 2017, the Company recorded amortization of debt discounts in amount of $18,833. The balance of Note 11-1 was $0 without debt discount as of December 31, 2016. During the year ended December 31, 2017, the Company recorded interest expense related to Note 11 in amount of $3,260. The balance of Note 11-1 was $25,000 with unamortized debt discount of $6,667 as of December 31, 2017. Note 11-1 is currently in default and will incur a late fee of 5% and default interest rate of 20%.

On March 16, 2017, the Company received $40,000 cash pursuant to the terms of Note 11, is matured on March 16, 2018 (“Note 11-2”). Note 11-2 is convertible into common shares of the Company at the conversion ratio of $0.25 or 50% discount of the lowest closing price on the primary trading market on which Company's common stock is quoted for the last ten trading days prior to the conversion date, whichever is lower. However, Note 11-2 is convertible after 6 months of the effective date of this Note, which is September 16, 2017. The Company determined that the conversion features contained in Note 11-2 carrying value represents a freestanding derivative instrument that meets the requirements for liability classification under ASC 815. As a result, the fair value of the derivative financial instrument in the note is reflected in the Company’s balance sheet as a liability. The fair value of the derivative financial instrument of the convertible note was measured using the Binomial-Lattice valuation model at the inception date of the note and will do so again on each subsequent balance sheet date. Any changes in the fair value of the derivative financial instruments are recorded as non-operating, non-cash income or expense at each balance sheet date. The derivative liabilities will be reclassified into additional paid in capital upon conversion. See Footnote 10 for more information on derivative liabilities.

F-27

As a result, Note 11-2 was discounted in the amount of $40,000 and amortized over the remaining life of this Note. During the year ended December 31, 2017, the Company recorded amortization of debt discounts in amount of $23,556. The balance of Note 11-2 was $0 without debt discount as of December 31, 2016. During the year ended December 31, 2017, the Company recorded interest expense related to Note 11-2 in amount of $3,260. The balance of Note 11-2 was $40,000 with unamortized debt discount of $16,444 as of December 31, 2017. Note 11-2 is currently in default and will incur a late fee of 5% and default interest rate of 20%.

On April 6, 2017, the Company entered into a 15% convertible promissory note with an unrelated entity in the amount $50,000 (“Note 12”). Note 12 is matured on April 6, 2018, and unsecured. This Note is convertible into common shares of the Company at the conversion ratio of $0.25 or 50% of the lowest trading price on the primary trading market on which Company's common stock is quoted for the last ten trading days prior to the conversion date, whichever is lower. However, Note 12 is convertible after 6 months of the effective date of this Note, which is October 6, 2017. The Company determined that the conversion features contained in Note 12 carrying value represents a freestanding derivative instrument that meets the requirements for liability classification under ASC 815. As a result, the fair value of the derivative financial instrument in the note is reflected in the Company’s balance sheet as a liability. The fair value of the derivative financial instrument of the convertible note was measured using the Binomial-Lattice valuation model at the inception date of the note and will do so again on each subsequent balance sheet date. Any changes in the fair value of the derivative financial instruments are recorded as non-operating, non-cash income or expense at each balance sheet date. The derivative liabilities will be reclassified into additional paid in capital upon conversion. See Footnote 10 for more information on derivative liabilities.

On November 8, 2017, a portion of principal of $6,503, plus $1,500 conversion cost reimbursement and $1,036 in interest, were converted into 1,095,636 shares of common stock at a conversion price of $0.0825 per share.

As a result, Note 12 was discounted in the amount of $50,000 and amortized over the remaining life of this Note. During the year ended December 31, 2017, the Company recorded amortization of debt discounts in amount of $30,392.. During the year ended December 31, 2017, the Company recorded interest expense related to Note 12 in amount of $5,043. The balance of Note 12 was $43,478 with unamortized debt discount of $19,608 as of December 31, 2017. Note 12 is currently in default and will incur a late fee of 5% and default interest rate of 20%.

On April 21, 2017, the Company entered into a Securities Purchase Agreement with an unrelated entity, pursuant to which the purchasers agreed to pay the Company an aggregate of up to $600,000 for an aggregate of up to 660,000 in Principal Amount of Notes. The first tranche of $330,000 was closed simultaneously (“Note 13-1”). The proceeds of $300,000, net of $30,000 Original Issuance Discount, was received by the Company. Note 13-1 is convertible into common shares of the Company at the conversion ratio of 60% of the lowest trading price on the primary trading market on which Company's common stock is quoted for the last ten trading days prior to the conversion date. The Company determined that the conversion features contained in Note 13-1 carrying value represents a freestanding derivative instrument that meets the requirements for liability classification under ASC 815. As a result, the fair value of the derivative financial instrument in the note is reflected in the Company’s balance sheet as a liability. The fair value of the derivative financial instrument of the convertible note was measured using the Binomial-Lattice valuation model at the inception date of the note and will do so again on each subsequent balance sheet date. Any changes in the fair value of the derivative financial instruments are recorded as non-operating, non-cash income or expense at each balance sheet date. The derivative liabilities will be reclassified into additional paid in capital upon conversion. See Footnote 10 for more information on derivative liabilities.

On October 23 2017, a portion of principal of $5,000, plus $250 in interest, were converted into 383,772 shares of common stock at a conversion price of $0.013680 per share.

On November 14, 2017, a portion of principal of $7,500, plus $375 in interest, were converted into 795,455 shares of common stock at a conversion price of $0.00990 per share.

On December 7, 2017, a portion of principal of $10,000, plus $500 in interest, were converted into 714,286 shares of common stock at a conversion price of $0.01470 per share.

On December 27, 2017, a portion of principal of $20,000, plus $1,000 in interest, were converted into 1,125,402 shares of common stock at a conversion price of $0.013680 per share.

F-28

In addition, in connection with this Securities Purchase Agreement, the Company granted purchasers 2,357,143 warrants with exercise price of $0.14 per share (“Warrants A”), 1,885,715 warrants with exercise price of $0.175 per share (“Warrants B”) and 1,571,429 warrants with exercise price of $0.21 per share (“Warrants C”). Warrants A, B and C are exercisable on the grant date and expire in three years, each of which represents 100% of the Principal Amount at the Closing divided by the respective exercise price.  The fair value of these warrants was measured using the Black-Scholes valuation model at the grant date. Accordingly, the Company recorded warrant expenses at the fair market value of $219,210 during the year ended December 31, 2017. See footnote 13 for more information.

As a result, Note 13-1 was discounted in the amount of $330,000 and amortized over the remaining life of this Note. During the year ended December 31, 2017, the Company recorded interest expenses related to Note 13-1 in amount of $10,142 and amortization of debt discounts in amount of $293,375. The balance of Note 13-1 was $287,500 with unamortized debt discount of $36,625 as of December 31, 2017. Note 13-1 is currently in default.

On October 6, 2017, the Company entered into a 12% convertible promissory note with an unrelated entity in the amount $82,500, which included an original issue discount of $6,600, for net cash to the company of $75,900 (“Note 14”). Note 14 is matured on July 6, 2018, and unsecured. This Note is convertible into common shares of the Company at the conversion ratio of 40% of the lowest trading price on the primary trading market on which Company's common stock is quoted for the last ten trading days prior to the conversion date. Note 12 is convertible after 9 months of the effective date of this Note, which is October 6, 2018. Neither derivative liability accounting nor beneficial conversion feature will be considered before Note 14 is entitled for conversion. During the year ended December 31, 2017, the Company recorded interest expense related to Note 14 in amount of $2,365 and amortization of debt discounts in amount of $2,079 for the original issue discount of $6,600. The balance of Note 14 was $82,500 unamortized debt discount of $4,521 on the original issue discount as of December 31, 2017.

On November 2, 2017, the Company entered into a 8% convertible promissory note with an unrelated entity in the amount $54,600, with original issue discount of $2,100 for net cash to the company of $52,500 (“Note 15”). Note 15 is matured on November 2, 2018, and unsecured. This Note is convertible into common shares of the Company at the conversion rate of 60% of the lowest trading price on the primary trading market on which Company's common stock is quoted for the last ten trading days prior to the conversion date, whichever is lower. The Company determined that the conversion features contained in Note 15 carrying value represents a freestanding derivative instrument that meets the requirements for liability classification under ASC 815. As a result, the fair value of the derivative financial instrument in the note is reflected in the Company’s balance sheet as a liability. The fair value of the derivative financial instrument of the convertible note was measured using the Binomial-Lattice valuation model at the inception date of the note and will do so again on each subsequent balance sheet date. Any changes in the fair value of the derivative financial instruments are recorded as non-operating, non-cash income or expense at each balance sheet date. The derivative liabilities will be reclassified into additional paid in capital upon conversion. See Footnote 10 for more information on derivative liabilities.

As a result, Note 15 was discounted in the amount of $54,600 and amortized over the remaining life of this Note. During the year ended December 31, 2017, the Company recorded amortization of debt discounts in amount of $8,948. The balance of Note 15 was $0 without debt discount as of December 31, 2016. During the year ended December 31, 2017, the Company recorded interest expense related to Note 15 in amount of $716. The balance of Note 15 was $54,600 with unamortized debt discount of $45,652 as of December 31, 2017.

On November 27, 2017, the Company entered into a 12% convertible promissory note with an unrelated entity in the amount $53,800 (“Note 16”). Note 16 is matured on November 27, 2018, and unsecured. This Note is convertible into common shares of the Company at the conversion ratio of 60% of the lowest trading price on the primary trading market on which Company's common stock is quoted for the last 20 trading days prior to the conversion date. Note 14 is convertible immediately. The Company determined that the conversion features contained in Note 16 carrying value represents a freestanding derivative instrument that meets the requirements for liability classification under ASC 815. As a result, the fair value of the derivative financial instrument in the note is reflected in the Company’s balance sheet as a liability. The fair value of the derivative financial instrument of the convertible note was measured using the Binomial-Lattice valuation model at the inception date of the note and will do so again on each subsequent balance sheet date. Any changes in the fair value of the derivative financial instruments are recorded as non-operating, non-cash income or expense at each balance sheet date. The derivative liabilities will be reclassified into additional paid in capital upon conversion. See Footnote 10 for more information on derivative liabilities.

F-29

As a result, Note 16 was discounted in the amount of $53,800 and amortized over the remaining life of this Note. During the year ended December 31, 2017, the Company recorded amortization of debt discounts in amount of $5,081. The balance of Note 16 was $0 without debt discount as of December 31, 2016. During the year ended December 31, 2017, the Company recorded interest expense related to Note 16 in amount of $610. The balance of Note 16 was $53,800 with unamortized debt discount of $48,719 as of December 31, 2017.

On December 14, 2017, the Company entered into a 8% convertible promissory note with an unrelated entity in the amount $43,478, with original issue discount of $4,378 for net cash to the company of $40,000 (“Note 17”). Note 17 is matured on December 14, 2018, and unsecured. This Note is convertible into common shares of the Company at the conversion rate of 60% of the lowest trading price on the primary trading market on which Company's common stock is quoted for the last ten trading days prior to the conversion date, whichever is lower. The Company determined that the conversion features contained in Note 17 carrying value represents a freestanding derivative instrument that meets the requirements for liability classification under ASC 815. As a result, the fair value of the derivative financial instrument in the note is reflected in the Company’s balance sheet as a liability. The fair value of the derivative financial instrument of the convertible note was measured using the Binomial-Lattice valuation model at the inception date of the note and will do so again on each subsequent balance sheet date. Any changes in the fair value of the derivative financial instruments are recorded as non-operating, non-cash income or expense at each balance sheet date. The derivative liabilities will be reclassified into additional paid in capital upon conversion. See Footnote 10 for more information on derivative liabilities.

As a result, Note 17 was discounted in the amount of $43,478 and amortized over the remaining life of this Note. During the year ended December 31, 2017, the Company recorded amortization of debt discounts in amount of $2,053. The balance of Note 17 was $0 without debt discount as of December 31, 2016. During the year ended December 31, 2017, the Company recorded interest expense related to Note 17 in amount of $164. The balance of Note 15 was $43,378 with unamortized debt discount of $41,425 as of December 31, 2017.

Convertible Notes Payable – Related Party

On April 21, 2008, the Company entered into an unsecured Convertible Debenture (“Debenture 1”) with a shareholder in the amount of $150,000. Debenture 1 was convertible into Common Shares of the Company at $0.03 per share at the option of the holder no earlier than August 21, 2008. Debenture 1 bore interest at 12% per year, matured in August 2009, and was unsecured. All principal and unpaid accrued interest was due at maturity. In conjunction with the Debenture 1, the Company also issued warrants to purchase 5,000,000 shares of the Company’s Common Stock at $0.03 per share. The warrants expired on April 20, 2013. As a result, of issued warrants, the Company recorded a $150,000 debt discount during 2008 which has been fully amortized. The Company was in default on Debenture 1, and no warrants had been exercised before expiration. The balance of Debenture 1 was $150,000 and $150,000 at December 31, 2017 and December 31, 2016, respectively. The Company recorded interest expense related to Debenture 1 in amount of $18,000 and $18,000 during the year ended December 31, 2017 and 2016, respectively.

On March 11, 2009, the Company entered into an unsecured Convertible Debenture (“Debenture 2”) with a shareholder in the amount of $15,000. Debenture 2 was convertible into Common Shares of the Company at $0.03 per share at the option of the holder. Debenture 2 bore interest at 12% per year, matured on March 11, 2014, and was unsecured. All principal and unpaid accrued interest was due at maturity. The Company was in default on Debenture 2. The balance of Debenture 2 was $15,000 and $15,000 at December 31, 2017 and December 31, 2016, respectively. The Company recorded interest expense related to Debenture 2 in amount of $1,800 and $1,800 during the years ended December 31, 2017 and 2016, respectively.

Resulting from the tainted issue by the derivative financial instrument of the convertible notes, The Company determined that the conversion features contained in Debenture 1 and Debenture 2 carrying value represents an embedded derivative instrument that meets the requirements for liability classification under ASC 815. As a result, the fair value of the derivative financial instrument in the note is reflected in the Company’s balance sheet as a liability. The fair value of the derivative financial instrument of the convertible note was measured using the Binomial-Lattice valuation model at the inception date of the note and will do so again on each subsequent balance sheet date. Any changes in the fair value of the derivative financial instruments are recorded as non-operating, non-cash income or expense at each balance sheet date. The derivative liabilities will be reclassified into additional paid in capital upon conversion. See Footnote 10 for more information on derivative liabilities.

F-30

As of December 31, 2017, the Company’s derivative liabilities are embedded derivatives associated with the Company’s convertible notes payable. Due to the Notes’ conversion feature, the actual number of shares of common stock that would be required if a conversion of the note as described in Note 9 was made through the issuance of the Company’s common stock cannot be predicted. As a result, the conversion feature requires derivative accounting treatment and will be bifurcated from the note and “marked to market” each reporting period through the statement of operations.

The Company used the Binomial-Lattice valuation model to measure the fair value of the derivative liabilities as $2,236,656 on December 31, 2017 and will subsequently remeasure the fair value at the end of each period and record the change of fair value in the consolidated statement of operation during the corresponding period.

The valuation of the derivative liabilities attached to the convertible debt was arrived at through the use of the Lattice Bi-nominal Option Pricing Model and the following assumptions:

Year Ended December 31,
	2017	2016
Volatility	111.09% - 220.65%	–
Risk-free interest rate	0.51% - 1.76%	–
Expected term	.02-1	–

For the year-ended December 31, 2018, the Company has recorded derivative liabilities associated with convertible debt instruments, as more fully discussed at Note 11.

Note #	*	Issuance	Maturity	Rate	12/31/2017 Principal Balance	2018 Add Principal	2018 Principal Conversions	Shares issued upon conversion 2018	12/31/2018 Principal Balance	Total Interest expense for Year Ended 12/31/2018	Accrued Interest as of 12/31/2018	Conversion price
3	R	9/7/2011	9/7/2016	8%	50,000	–	–	–	50,000.00	4,055.56	24,055.56	Non-convertible
3-1	R	11/17/2011	11/17/2016	8%	50,000	–	–	–	50,000.00	4,055.56	24,055.56	Non-convertible
4		4/17/2014	6/17/2014	8%	–	–	–	–	–	–	–	$.005 per share
5		3/12/2009	3/12/2014	0%	10,989	–	–	–	10,989.00	–	–	Non-convertible
6		7/29/2015	11/26/2015	8%	–	–	–	–	–	–	–	50% of market, subject to change to $.01

1	R	8/21/2008	8/21/2009	12%	150,000	–	–	–	150,000.00	18,250.00	108,250.00	Short Term
2	R	3/11/2009	4/29/2014	12%	15,000	–	–	–	15,000.00	1,825.00	10,825.00	Short Term
7		2/9/2016	2/9/2017	15%	11,500	1,500.00	(4,515.00)	1,200,000	8,485.00	1,871.32	714.93	$.03 per share or 50% of market
7-1		10/28/2016	10/28/2017	15%	25,000	–	–	–	25,000.00	6,319.44	5,320.63	$.03 per share or 50% of market
8		3/8/2016	3/8/2017	15%	10,000	1,500.00	(10,000.00)	495,411	1,499.97	304.16	9,563.50	$.03 per share or 50% of market
9		9/12/2016	9/12/2017	10%	80,000	–	–	–	80,000.00	16,222.22	31,875.78	$.03 per share or 50% of market
10		1/24/2017	1/24/2018	10%	55,000	–	–	–	55,000.00	12,528.00	17,737.50	$.25 per share or 50% of market
11		1/27/2017	1/27/2018	15%	50,000	11,500.00	(58,802.00)	44,810,143	2,698.00	8,079.61	(0.00)	$.25 per share or 50% of market
11-1		2/21/2017	2/21/2018	15%	25,000	–	–	–	25,000.00	6,398.31	1,028.92	$.25 per share or 50% of market
11-2		3/16/2017	3/16/2018	15%	40,000	–	–	–	40,000.00	10,238.02	5,949.36	$.25 per share or 50% of market
12		4/6/2017	4/6/2018	15%	43,497	7,500.00	(19,000.00)	19,286,260	31,997.00	10,573.79	6,770.88	$.25 per share or 50% of market
13-1		4/21/2017	4/21/2018	5%	287,500	–	(115,500.00)	15,191,152	172,000.00	9,863.26	12,105.63	$.30 per share or 60% of the lowest trading price for 10 days
14		10/6/2017	7/6/2018	12%	82,500	5,112.65	(87,612.65)	66,879,492	–	6,288.42	0.00	40% of the lowest trading price for 10 days
15		11/2/2017	11/2/2018	8%	54,600	–	(54,600.00)	47,973,252	–	2,959.60	0.00	60% of the lowest trading price for 10 days

16		11/27/2017	11/27/2018	12%	53,800	115,917.00	(122,992.00)	176,451,571	–	105,034.90	0.00	60% of the lowest trading or bid (whichever is lower) price for 20 days

17		12/14/2017	12/14/2018	8%	43,478	–	(43,478.26)	8,248,054	–	1,979.02	0.00	60% of the lowest trading price for 10 days

18		1/19/2018	1/19/209	12%	–	83,500.00	–	–	83,500.00	10,159.17	10,159.17	60% of the lowest trading price for 20 days

19		2/21/2018	2/21/2019	8%	–	78,750.00	(78,750.00)	54,957,108	–	3,638.74	0	60% of the lowest trading price for 15 days

20		3/29/2018	3/29/2019	8%	–	100,000.00	(74,900.00)	145,598,889	25,100.00	6,579.82	2,672.82	60% of the lowest trading price for 15 days

21		4/9/2018	4/9/2019	10%	–	147,000.00	(16,794.00)	60,041,407	130,206.00	10,335.82	1,958.82	40% discount on the lowest trading price for previous 25 days

22		7/10/2018	1/10/2021	12%	–	1,040,000.00	–	–	1,040,000.00	63,786.67	63,786.67	$0.04/ share or 40% of the lowest bid price for prior 21 days

23		7/19/2018	12/31/2018	8%	–	43,478.26	(43,478.26)	14,373,526	–	79.90	–	60% of the lowest trading price for 10 days

24		7/19/2018	12/31/2018	8%	–	43,478.26	(43,478.26)	67,478,054	–	972.00	(0.00)	60% of the lowest trading price for 10 days

25		8/13/2018	2/13/2019	12%	–	126,560.00	(48,246.00)	101,177,885	78,314.00	6,068.14	1,724.14	$0.004/ share or 60% of the lowest trading price for prior 21 days

26		8/10/2017	1/27/2018	15%	–	–	–	–	20,000.00	1,533.33	1,533.33	$.25 per share or 50% of market

27-1-4		12/10/2018	12/10/2019	8%	–	108.000.00	–	–	108,000.00	504.00	504.00	60% of the lowest trading price for 10 days

28		12/5/2018	12/5/2019	8%	–	100,000.00	–	–	100,000.00	466.67	466.67	55% of the lowest trading price for 15 days

	Convertible	$861,875	$2,013,796	$(822,146)	824,162,204	$2,026,800	$302,784	$173,873
	Non-Convertible	$10,989	$–	$–	–	$10,989	$–	$–
SUMMARY	Related Party Convertible	$165,000	$–	$–	–	$165,000	$20,075	$119,075
	Related Party Non-Convertible	$100,000	$–	$–	–	$100,000	$8,111	$48,111
	Total	$1,137,864	$2,013,796	$(822,146)	824,162,204	$2,302,789	$330,970	$341,059

* R = Related Party

F-31

11.	FAIR VALUE MEASUREMENT

The Company measures assets and liabilities at fair value based on an expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level.

The Company adopted the provisions of Accounting Standards Codification subtopic 825-10, Financial Instruments (“ASC 825-10”) on January 1, 2008. ASC 825-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825-10 establishes three levels of inputs that may be used to measure fair value:

The following are the hierarchical levels of inputs to measure fair value:

•	Level 1 – Observable inputs that reflect quoted market prices in active markets for identical assets or liabilities.
•	Level 2 Inputs reflect quoted prices for identical assets or liabilities in markets that are not active; quoted prices for similar assets or liabilities in active markets; inputs other than quoted prices that are observable for the assets or liabilities; or inputs that are derived principally from or corroborated by observable market data by correlation or other means.
•	Level 3 – Unobservable inputs reflecting the Company’s assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonably available.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, prepaid expenses, other current assets, accounts payable & accrued expenses, certain notes payable and notes payable – related party, approximate their fair values because of the short maturity of these instruments.

The Company recognizes its derivative liabilities as level 3 and values its derivatives using the methods discussed in note 12. While the Company believes that its valuation methods are appropriate and consistent with other market participants, it recognizes that the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date. The primary assumptions that would significantly affect the fair values using terms in the notes that are subject to volatility and market price of the underlying common stock of the Company.

As of December 31, 2018 and December 31, 2017, the Company did not have any derivative instruments that were designated as hedges.

The derivative liability as of December 31, 2017, in the amount of $2, 236,656 has a level 3 classification.

The following table provides a summary of changes in fair value of the Company’s Level 3 financial liabilities for the year ended December 31, 2017:

Derivative Liability, December 31, 2016	–
Day 1 Loss	1,287,744
Discount from derivatives	535,878
Warrants reclassified to derivative liabilities	96,753
Tainting of Convertible notes	1,972,999
Resolution of derivative liability upon conversion	(405,443)
(Gain) on Change in Fair Value	(1,251,275)

Derivative Liability, December 31, 2017	2,236,656

F-32

Fluctuations in the Company’s stock price are a primary driver for the changes in the derivative valuations during each reporting period. During the year ended December 31, 2017, the Company’s stock price decreased from initial valuation and thus, the derivative liability also decreased.  Generally, as the stock price decreases for each of the related convertible notes that have an embedded derivative liability, the value of the derivative liability decreases. Stock price is one of the significant unobservable inputs used in the fair value measurement of each of the Company’s convertible notes with an embedded derivative liability.

The Company used the Binomial-Lattice valuation model to measure the fair value of the derivative liabilities as $2,236,656 on December 31, 2017, and will subsequently remeasure the fair value at the end of each period, and record the change of fair value in the consolidated statement of operation during the corresponding period. The Company recorded a net change of derivative liability of $36,469 for the year ended December 31, 2017.

The derivative liability as of December 31, 2018, in the amount of $1,870,625 has a level 3 classification.

The following table provides a summary of changes in fair value of the Company’s Level 3 financial liabilities for the year ended December 31, 2018:

Derivative Liability, December 31,2017	2,236,656
Day 1 Loss	987,021
Discount from derivatives	775,790
Resolution of derivative liability upon conversion	(1,770,997)
Mark to market adjustment	(357,845)
Derivative Liability, December 31, 2018	1,870,625

The above tables also include derivative liabilities related to warrants to purchase common stock of $3,795 at December 31, 2018. Net loss for the period included mark-to-market adjustments relating to the liabilities held during the year ended December 31, 2018 in the amounts of $629,176.

Fluctuations in the Company’s stock price are a primary driver for the changes in the derivative valuations during each reporting period. During the year ended December 31, 2018, the Company’s stock price decreased from initial valuation. As the stock price decreases for each of the related derivative instruments, the value to the holder of the instrument generally decreases. Stock price is one of the significant unobservable inputs used in the fair value measurement of each of the Company’s derivative instruments.

The valuation of the derivative liabilities attached to the convertible debt was arrived at through the use of the Lattice Bi-nominal Option Pricing Model and the following assumptions:

For the period ended
	December 31, 2018	December 31, 2017
Volatility	182.91%-636.13%	111.09% - 220.65%
Risk-free interest rate	2.13% -2.72%	0.51% - 1.76%
Expected term	.04 - 5.14	.02-1.00

12.	PAYROLL TAXES

The Company previously reported that it has failed to remit payroll tax payments since 2006, as required by various taxing authorities. Payroll taxes and estimated penalties were accrued in recognition of accrued salaries subsequently settled via stock issue and other agreements that did not result in reportable or taxable payroll transactions. These accruals were reversed for prior years, and a similar estimated accrual established for 2018 and 2017. As of December 31, 2018 and December 31, 2017, the Company estimated the amount of taxes, interest, and penalties that the Company could incur as a result of payroll related taxes and penalties to be $9,865 and $2,047, respectively.

F-33

13.	CAPITAL STOCK

2017

During the first quarter of 2017, the Company filed Amended Articles of Incorporation with the Secretary of State of Florida to amend the rights and privileges for series of Preferred Stock, and to authorize the issuance of Series I, F1, G1, H1, J1 and K1 Preferred Stock, which was effective on April 26, 2017.

Series A Preferred Stock

The Company has designated four shares of preferred stock as Series A Preferred Stock (“Series A”), with a par value of $.0001 per share, of which one share of preferred stock was issued and outstanding as of December 31, 2017 and December 31, 2016. Series A is authorized to have four shares which do not bear dividends and converts to common shares at four times the sum of: all shares of Common Stock issued and outstanding at time of conversion plus all shares of Series B Preferred Stock issued and outstanding at time of conversion divided by the number of issued Class A shares at the time of conversion, and have voting rights four times the sum of: all shares of Common Stock issued and outstanding at time of voting plus all shares of Series B Preferred Stocks issued and outstanding at time of voting divided by the number of Class A shares issued at the time of voting.

Series B Preferred Stock

The Company has designated 3,000,000 shares of preferred stock as Series B Preferred Stock (“Series B”), with a par value $0.001 and $2.50 price per share, of which 2,798,205 shares of Series B preferred stock were issued and outstanding as of December 31, 2017. Shares of Series B are anti-dilutive to reverse splits. The conversion rate of shares of Series B, however, would increase proportionately in the case of forward splits, and may not be diluted by a reverse split following a forward split. Series B is awarded “Voting Right” at the ratio of 1 vote per share owned. Each one share of Series B converts to 5 shares of Common Stock. The price of each share of Series B may be changed either through a majority vote of the Board of Directors through a resolution at a meeting of the Board of Directors, or through a resolution passed at an Action Without Meeting of the unanimous Board of Directors, until such time as a listed secondary and/or listed public market develops for the shares.

During the year ended December 31, 2016, 591,997 shares of Series B Preferred Stock were converted into 2,959,985 shares of Common Stock of the Company per the preferred shareholder’s instruction.

During the first quarter of 2017, 1,406,829 shares of Series B Preferred Stock were converted into 7,034,145 shares of Common Stock of the Company per the preferred shareholder’s instruction.

On March 30, 2017, the Company issued 24,000 shares of Series B Preferred Stock to settle legal expenses of $60,000. Based on the price of $.9075 per share for the Series B Preferred Stock, which was determined by the market price of common stock at $.1815 per share on the issuance date multiplied by the conversion ratio of 1:5, the fair value of the stock issuance of Series B Preferred Stock was $21,780, resulting in gain from extinguishment of debt in amount of $38,220.

During the second quarter of 2017, 193,904 shares of Series B Preferred Stock were converted into 969,520 shares of Common Stock of the Company per the preferred shareholder’s instruction.

On June 27, 2017, the Company issued 15,906 shares of Series B Preferred Stock to 2 different consultants for services rendered. Based on the price of $.3995 per share for the Series B Preferred Stock, which was determined by the market price of common stock at $.0799 per share on the issuance date multiplied by the conversion ratio of 1:5, the fair value of the stock issuance of Series B Preferred Stock was $6,354, which was recorded as stock based compensation during the six months ended June 30, 2017.

F-34

During the third quarter of 2017, 20,999 shares of Series B Preferred Stock were converted into 104,995 shares of Common Stock of the Company per the preferred shareholder’s instruction.

During the fourth quarter of 2017, 6,000 shares of Series B Preferred Stock were converted into 30,000 shares of Common Stock of the Company per the preferred shareholder’s instruction.

Series C Preferred Stock

The Company has designated 500 shares of preferred stock as Series C Preferred Stock (“Series C”), with a par value of $.001 per share, of which 117 shares were issued and outstanding as of December 31, 2017. Shares of Series C are non-dilutive to reverse splits. The conversion rate of shares of Series C, however, would increase proportionately in the case of forward splits, and may not be diluted by a reverse split following a forward split. Each one share of Series C converts to 100,000 shares of Common Stock. Each share of Series C shall have one vote for any election or other vote placed before the shareholders of the Company. The price of each share of Series C may be changed either through a majority vote of the Board of Directors through a resolution at a meeting of the Board of Directors, or through a resolution passed at an Action Without Meeting of the unanimous Board of Directors, until such time as a listed secondary and/or listed public market develops for the shares. Shares of Series C may not be converted into shares of Common Stock for a period of: a) six months after purchase, if the Company voluntarily or involuntarily files public reports pursuant to Section 12 or 15 of the Securities Exchange Act of 1934; or b) 12 months if the Company does not file such public reports.

During the first quarter of 2017, 1 share of Series C Preferred Stock were converted into 100,000 shares of Common Stock of the Company per the preferred shareholder’s instruction.

Blank Check Preferred Stock

As of December 31, 2017, the Company has designated 100,000,000 shares of Blank Check Preferred Stock, of which 46,132,277 shares have been issued with Designations, Rights & Privileges. The following Series have been assigned from the inventory of Blank Check Preferred Shares. The amount of undesignated Blank Check Preferred Stock is 91,160,181 as of December 31, 2017.

Series D Preferred Stock

The Company has designated 800,000 shares of preferred stock as Series D Preferred Stock (“Series D”), with a par value of $.001 per share, of which 400,000 shares were issued and outstanding as of December 31, 2017. Series D is awarded “Voting Right” at the ratio of 1 vote per share owned. Each one share of Series D converts to 5 shares of Common Stock.

On June 30, 2014, the Company completed the acquisition of Romeo’s NY Pizza. The Company issued 400,000 shares of Series D Preferred Stock (“Series D”) as consideration for this acquisition. Based on the price of $2.50 per share, the acquisition consideration represents a $1,000,000 valuation. Shares of Series D are anti-dilutive to reverse splits. The conversion rate of shares of Series D, however, would increase proportionately in the case of forward splits, and may not be diluted by a reverse split following a forward split. Each one share of Series D shall have voting rights equal to one vote of Common Stock. With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of Series D shall vote together with the holders of Common Stock, without regard to class, except as to those matters on which separate class voting is required by applicable law or the Corporation’s Certificate of Incorporation or Bylaws. The initial price of each share of Series D shall be $2.50.

There was no change in Series D Preferred Stock during the year ended December 31, 2017 and 2016.

Series E Preferred Stock

The Company has designated 1,000,000 shares of preferred stock as Series E Preferred Stock (“Series E”), with a par value of $.001 per share, of which 241,199 shares were issued and outstanding as of December 31, 2017. Series E is awarded “Voting Right” at the ratio of 1 vote per share owned. Each one share of Series E converts to 5 shares of Common Stock.

F-35

On July 11, 2014, the Company completed the acquisition of Edge View Properties, Inc. The Company issued 241,199 shares of Series E Preferred Stock (“Series E”) as consideration for this acquisition. Based on the price of $2.50 per share, the acquisition consideration represents a $603,000 valuation. Shares of Series E are anti-dilutive to reverse splits. The conversion rate of shares of Series E, however, would increase proportionately in the case of forward splits, and may not be diluted by a reverse split following a forward split. Each one share of Series E shall have voting rights equal to one vote of Common Stock. With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of Series E shall vote together with the holders of Common Stock, without regard to class, except as to those matters on which separate class voting is required by applicable law or the Corporation’s Certificate of Incorporation or Bylaws. The initial price of each share of Series E shall be $2.50.

There was no change in Series E Preferred Stock during the year ended December 31, 2017 and 2016.

Series F Preferred Stock

The Company has designated 800,000 shares of preferred stock as Series F Preferred Stock (“Series F”), with a par value of $.001 per share, of which 280,069 shares were issued and outstanding as of December 31, 2017. Series F is awarded “Voting Right” at the ratio of 1 vote per share owned. Each one share of Series F converts to 5 shares of Common Stock.

There was no change in Series F Preferred Stock during the year ended December 31, 2017 and 2016.

The Company has designated 800,000 shares of preferred stock as Series F1 Preferred Stock (“Series F1”), with a par value of $.001 per share, of which 57,193 shares were issued and outstanding as of December 31, 2017. Series F1 is “non-Voting stock”. Each one share of Series F1 converts to 5 shares of Common Stock.

On May 15, 2014, the Company completed the acquisition of We Three, LLC (d/b/a Affordable Housing Initiative) (“AHI”). The Company issued 280,069 shares of Series F Preferred Stock (“Series F”) as consideration for this acquisition. The fair value of We Three LLC was $1,000,000. Based on the price of $2.50 per share for the Series F Preferred Stock, the fair value of the stock issuance of Series F Preferred Stock was $700,174, resulting in the gain of $299,826 on investment in We Three, which was offset the goodwill impairment at the end of 2014. In addition, the Company sold 156,503 shares of Series F-1 Preferred Stock (Series F-1”), to various investors at a price of $2.50 per share, or totaled $391,248 in cash. Shares of Series F are anti-dilutive to reverse splits. The conversion rate of shares of Series F, however, would increase proportionately in the case of forward splits, and may not be diluted by a reverse split following a forward split. Each one share of Series F shall have voting rights equal to five votes of Common Stock. With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of Series F shall vote together with the holders of Common Stock, without regard to class, except as to those matters on which separate class voting is required by applicable law or the Corporation’s Certificate of Incorporation or Bylaws. The initial price of each share of Series F shall be $2.50.

During the first quarter of 2017, 31,997 shares of Series F1 Preferred Stock were converted into 159,985 shares of Common Stock of the Company per the preferred shareholder’s instruction.

During the second quarter of 2017, 42,640 shares of Series F1 Preferred Stock were converted into 213,200 shares of Common Stock of the Company per the preferred shareholder’s instruction.

During the third quarter of 2017, 41,318 shares of Series F1 Preferred Stock were converted into 206,600 shares of Common Stock of the Company per the preferred shareholder’s instruction.

Series G Preferred Stock

The Company has designated 20,000,000 shares of preferred stock as Series G Preferred Stock (“Series G”), with a par value of $.001 per share, of which 0 share was issued and outstanding as of December 31, 2017. Series G is awarded “Voting Right” at the ratio of 1 vote per share owned. Each one share of Series G converts to 1.25 shares of Common Stock.

F-36

The Company has designated 10,000,000 shares of preferred stock as Series G1 Preferred Stock (“Series G1”), with a par value of $.001 per share, of which 0 share was issued and outstanding as of December 31, 2017. Series G1 is “non-Voting stock”. Each one share of Series G1 converts to 1.25 shares of Common Stock.

There was no change in Series G and G1 Preferred Stock during the year ended December 31, 2017 and 2016.

Series H Preferred Stock

The Company has designated 4,859,379 shares of preferred stock as Series H Preferred Stock (“Series H”), with a par value of $.001 per share, of which 4,859,379 shares were issued and outstanding as of December 31, 2017. Series H is awarded “Voting Right” at the ratio of 1 vote per share owned. Each one share of Series H converts to 1.25 shares of Common Stock.

The Company has designated 3,000,000 shares of preferred stock as Series H1 Preferred Stock (“Series H1”), with a par value of $.001 per share, of which 0 share was issued and outstanding as of December 31, 2017. Series H1 is “non-Voting stock”. Each one share of Series H1 converts to 1.25 shares of Common Stock.

On August 10, 2016, the Company completed the acquisitions of FDR Enterprises, Inc.; Refreshment Concepts, LLC; and Repicci’s Franchise Group, LLC. (collectively referred to as “Repicci’s Group”). Pursuant to the acquisition agreement, the Company agreed to issue 4,859,379 shares of Series H Preferred Stock as consideration for the acquisition of Repicci’s Group. The combined book value of Repicci’s Group was $(203,622). Based on the price of $.15 per share for the Series H Preferred Stock, which was determined by the market price of common stock at $.12 per share on the acquisition date multiplied by the conversion ratio of 1:1.25, the fair value of the stock issuance of Series H Preferred Stock was $728,907, resulting in the goodwill of $932,529 which was offset with loss on goodwill impairment during the quarter ended December 31, 2017. The 4,859,379 shares of Series H Preferred Stock were issued during the first quarter of 2017.

There was no change in Series H and H1 Preferred Stock during the year ended December 31, 2016.

Series I Preferred Stock

The Company has designated 20,000,000 shares of preferred stock as Series I Preferred Stock (“Series I”), with a par value of $.001 per share, of which 203,655 shares was issued and outstanding as of December 31, 2017. Series I is awarded “Voting Right” at the ratio of 1 vote per share owned. Each one share of Series I converts to 1.50 shares of Common Stock.

During the first quarter of 2017, one investor submitted a subscription agreement to the Company regarding the purchase of 29,412 shares of the Company’s Series I Preferred Stock by cash payment of $10,000, which was collected during the first quarter of 2017. During the second quarter of 2017, the same investor submitted a subscription agreement to the Company regarding the purchase of 83,334 shares of the Company’s Series I Preferred Stock by cash payment of $10,000. The transactions were independently negotiated between the Company and the investor. The proceeds from the subscription agreement mitigated the Company’s cash pressure in short term. The total 112,746 shares of Series I Preferred Stock were issued during the second quarter of 2017.

During the second quarter of 2017, a related party submitted a subscription agreement to the Company regarding the purchase of 90,909 shares of the Company’s Series I Preferred Stock by cash payment of $10,000, which was collected during the second quarter of 2017. The transaction was independently negotiated between the Company and the related party. The proceeds from the subscription agreement mitigated the Company’s cash pressure in short term.

During the year ended December 31, 2017, 564,538 shares of Series I Preferred Stock were converted into 626,220 shares of Common Stock of the Company per the preferred shareholder’s instruction.

Series J Preferred Stock

The Company has designated 10,000,000 shares of preferred stock as Series J Preferred Stock (“Series J”), with a par value of $.001 per share, of which 0 share was issued and outstanding as of December 31, 2017. Series J is awarded “Voting Right” at the ratio of 1 vote per share owned. Each one share of Series J converts to 1.25 shares of Common Stock.

F-37

The Company has designated 7,500,000 shares of preferred stock as Series J1 Preferred Stock (“Series J1”), with a par value of $.001 per share, of which 0 share was issued and outstanding as of June 30, 2017. Series J1 is “non-Voting stock”. Each one share of Series J1 converts to 1.25 shares of Common Stock.

There was no change in Series J and J1 Preferred Stock during the year ended December 31, 2017 and 2016.

Series K Preferred Stock

The Company has designated 9,607,840 shares of preferred stock as Series K Preferred Stock (“Series K”), with a par value of $.001 per share, of which 0 share was issued and outstanding as of December 31, 2017. Series K is awarded “Voting Right” at the ratio of 1 vote per share owned. Each one share of Series K converts to 1.25 shares of Common Stock.

The Company has designated 35,000,000 shares of preferred stock as Series K1 Preferred Stock (“Series K1”), with a par value of $.001 per share, of which 0 share was issued and outstanding as of December 31, 2017. Series K1 is “non-Voting stock”. Each one share of Series K1 converts to 1.25 shares of Common Stock.

There was no change in Series K and K1 Preferred Stock during the year ended December 31, 2017

2018

Series B Preferred Stock

During the year ended December 31, 2018, the holder of 33,999 shares of Series B Preferred Stock exercised the option to convert into 169,995 shares of Common Stock of the Company. Pre-reverse.

Series C Preferred Stock

During the year ended December 31, 2018, the Company issued 2 shares of Series C Preferred stock to the prior owners of Edgeview Properties for services provided to the Company.

Series H Preferred Stock

During the year ended December 31, 2018, the holder of 4,859,469 shares of Series H Preferred Stock exercised the option to convert into 6,074,223 shares of Common Stock of the Company. Pre-reverse.

Series I Preferred Stock

During the year ended December 31, 2018, the holder of 203,655 shares of Series I Preferred Stock exercised the option to convert into 305,483 shares of Common Stock of the Company. Pre-reverse.

During the year ended December 31, 2018, the Company agreed to issued 125,000,000 shares each as a bonus to Daniel Thompson and Alex Cunningham, for their efforts related to the significant acquisitions that occurred during the year. These shares have not been issued, but are deemed effective on the grant date of November 27, 2018 and an accrual for stock based compensation of 100,000

F-38

Series K Preferred Stock

During the year ended December 31, 2018, the Company issued 8,200,562  shares of series K Preferred Stock to the prior owners of Red Rock Travel Group. The fair market value of the shares on the date of issuances was $0.0201 per share, at a total cost of $175,000.

Series K-1 Preferred Stock

During the year ended December 31, 2018, the Company issued 1,447,457 shares of Series K-1 Preferred Stock in settlement of a note payable. The fair market value of the shares were valued at the face amount of the note of $100,000.

Series L Preferred Stock

During the year ended December 31, 2018, the Company issued 98,307,692 shares of Series L Preferred Stock to the prior owner of Platinum Tax Defenders. The fair market value of the shares on the date of issuances was $0.013 per share, at a total cost of $1,278,000.

Common Stock (pre reverse 1500:1 stock split)

2017

On February 10, 2017, the Company entered into a consulting agreement with an unrelated party, pursuant to which the Company agreed to issue total 800,000 shares to the consultant in four allotments, or 200,000 shares each, for consulting services related to marketing and business development. During the first quarter of 2017, 250,000 shares were issued. The fair value of this stock issuance was determined by the fair value of the Company’s Common Stock on the grant date, at a price of approximately $.235 per share. During the second quarter of 2017, the difference of 150,000 shares were not issued as of the date of the Report. The fair value of the 150,000 shares was $15,600, or approximately $.104 per share. During the third quarter of 2017, the third installment of 200,000 shares were not issued as of the date of the Report. The fair value of the 200,000 shares was $27,475, or approximately $.1099 per share. Accordingly, the Company recognized stock based compensation of $101,825 to the consolidated statements of operations for the year ended December 31, 2017 and recorded $43,075 as accrued expenses in the consolidated balance sheet as of December 31, 2017.

During the first quarter of 2017, the note holder converted $1,785 principal, $2,102 processing cost reimbursement and accrued interest into 777,400 shares of common stock at a conversion price of $0.005 per share.

During the first quarter of 2017, the note holder converted $6,000 principal into 200,000 shares of common stock at a conversion price of $0.03 per share.

On January 24, 2017, the Company issued 173,585 shares of Common Stock to settle $34,717 due to the prior owner of Repicci’s Franchise Group LLC, pursuant to the Acquisition Agreement, dated August 10, 2016. The fair value of this stock issuance was determined by the fair value of the Company’s Common Stock on the grant date, at a price of approximately $0.24 per share, resulting in loss from extinguishment of debt in amount of $6,943.

On January 24, 2017, the Company issued 2,010,490 shares of Common Stock to settle $402,098 due to the prior owner of Refreshment Concepts LLC, pursuant to the Acquisition Agreement, dated August 10, 2016. The fair value of this stock issuance was determined by the fair value of the Company’s Common Stock on the grant date, at a price of approximately $0.24 per share, resulting in loss from extinguishment of debt in amount of $80,420.

On March 20, 2017, the Company issued 60,000 shares of Common Stock to settle consulting fees of $15,000. The fair value of this stock issuance was determined by the fair value of the Company’s Common Stock on the grant date, at a price of approximately $0.1965 per share, resulting in gain from extinguishment of debt in amount of $3,210.

F-39

During the three months ended March 31, 2017, one investor submitted a subscription agreement to the Company regarding the purchase of 100,000 shares of Common Stock by cash payment of $10,000. The transaction was independently negotiated between the Company and the investor. The proceeds from the subscription agreement mitigated the Company’s cash pressure in short term.

On July 11, 2017 the Company’s Board of Directors approved a resolution to increase the authorized common shares to 500,000,000 at par value $0.001.

During the second quarter of 2017, the Company issued 100,000 shares of Common Stock to an attorney for legal services. The fair value of this stock issuance was determined by the fair value of the Company’s Common Stock on the grant date, at a price of approximately $.1145 per share. Accordingly, the Company recognized stock based compensation of $11,450 to the consolidated statements of operations for the year ended December 31, 2017.

During the second quarter of 2017, the Company issued 906,907 shares of Common Stock to We Three, a related party, for services rendered. The fair value of this stock issuance was determined by the fair value of the Company’s Common Stock on the grant date, at a price of approximately $.0799 per share. Accordingly, the Company recognized stock based compensation of $90,691 to the consolidated statements of operations for the year ended December, 2017.

During the second quarter of 2017, the Company redeemed 500,000 shares from a shareholder for a cash payment of $2,500. The 500,000 shares were returned to the treasury for cancellation and the $2,500 was recorded as accrued liabilities in the consolidated balance sheet as of December 31, 2017.

During the second quarter of 2017, the note holders converted $18,853 principal, including $3,000 processing cost reimbursement, and $12,317 accrued interest into 1,039,000 shares of common stock at a conversion price of $0.03 per share.

During the second quarter of 2017, the note holders converted $18,147 principal, including $2,995 in fees and accrued interest into 704,733 shares of common stock at a conversion price of $0.03 per share.

On September 15, 2017, the Company issued 19,000,000 shares of Common Stock to settle $1,415,600 in accrued salaries to current and former officers of the Company. Additionally, the Company issued 1,000,000 shares to a former employee as a one time bonus, valued at $70,000. The fair value of this stock issuance was determined by the fair value of the Company’s Common Stock on the grant date, at a price of approximately $0.07 per share. Accordingly, the Company reduced its accrued expenses by $1,415,600 and stock based compensation by $70,000. The difference in the fair market value of the shares and the related expenses was recorded to additional paid in capital.

During the quarter ended December 31, 2017, the Company issued 6,761,454 shares of common stock for the conversion of unpaid convertible notes principal and processing cost reimbursement and interest in the amount of $81,664 at a prices ranging from $0.00825 to $0.01470 per share.

During the fourth quarter of 2017, 6,000 shares of Series B Preferred Stock were converted into 30,000 shares of Common Stock of the Company per the preferred shareholder’s instruction.

During the fourth quarter of 2017, the company issued 1,508 shares of Common Stock for a correction of a prior period conversion of Series B Preferred Stock.

During the quarter ended September 30, 2017, the Company negotiated an agreement to cancel 500,000 shares previously issued to a third party consultant for services and to issue 25,000 shares of common stock for services rendered. The fair value of this stock issuance was determined by the fair value of the Company’s Common Stock on the grant date, at a price of approximately $0.0699 per share. Accordingly, the Company calculated the stock based compensation of $1,748 at its fair value and included it in the consolidated statements of operations for the year ended December 31, 2017 and reduced selling general and administrative expenses by $500.

F-40

During the quarter ended December 31, 2017, the Company negotiated an agreement to cancel 500,000 shares previously issued to a third party consultant for services and to issue 25,000 shares of common stock for services rendered. The fair value of this stock issuance was determined by the fair value of the Company’s Common Stock on the grant date, at a price of approximately $0.050 per share. Accordingly, the Company calculated the stock based compensation of $1,250 at its fair value and included it in the consolidated statements of operations for the year ended December 31, 2017 and reduced selling general and administrative expenses by $500.

2018

See Note 11 for further issuance information related to conversion of indebtedness to common stock.

During the year ended December 31, 2018, the Company canceled 1,000,000 shares previously issued and issued 3,886,930 shares to third-party consultants. The fair market value of the shares on the date of issuances was $0.0186 to $0.0247 per share, at a total cost of $86,751. The Company also issued 3,428,571 shares in settlement of $240,000 in liabilities owed to a former officer of the Company.

14.	WARRANTS

Pursuant to the same consulting agreement, dated February 10, 2017, in addition to the 800,000 shares of common stock, the Company agreed to grant total 800,000 warrants to the consultant for consulting services related to marketing and business development and are exercisable on the grant date and expire in three years. The initial allotment of 200,000 warrants were granted during the first quarter of 2017. The second allotment of 200,000 warrants were granted during the second quarter of 2017. The third allotment of 200,000 warrants were granted during the third quarter of 2017. The fourth allotment of 200,000 warrants were granted during the fourth quarter of 2017.

The Company determined that the warrants were tainted  and therefore the carrying value represents an embedded derivative instrument that meets the requirements for liability classification under ASC 815. As a result, the fair value of the derivative financial instrument in the note is reflected in the Company’s balance sheet as a liability. The fair value of the derivative financial instrument of the convertible note was measured using the Black-Scholes valuation model at the grant dates of the agreement(February 10, 2017, May 10, 2017, August 10, 2017 and December 10, 2017.) and will do so again on each subsequent balance sheet date. Any changes in the fair value of the derivative financial instruments are recorded as non-operating, non-cash income or expense at each balance sheet date. The derivative liabilities will be reclassified into additional paid in capital upon conversion.

Year Ended December 31,
Initial Valuation	96,753
Ending Value	47,559

The table below sets forth the assumptions for Black-Scholes valuation model on each initial date and December 31, 2017

Year Ended December 31, 2017
Volatility	274% - 314%
Risk-free interest rate	0.147 - 0.198
Expected term	2.11 - 3.0

During the year ended December 31, 2018, the Company entered into a note agreement for $1,040,000, as part of the note agreement the Company agreed to issue the noteholder warrants exercisable for 4,000,000 shares of common stock with a term of eight years, at an exercise price of $0.04. The terms also include a full-ratchet anti-dilution protection provision and therefore the Company has deemed them to be a derivative liability.

Year Ended December 31, 2018
Initial Valuation	89,359
Ending Value	3,795

F-41

The table below sets forth the assumptions for Black-Scholes valuation model on each initial date and December 31, 2018

Year Ended December 31, 2018
Volatility	213% - 494%
Risk-free interest rate	0.147 - 0.269
Expected term	2.11 – 2.53

Accordingly, the Company recorded warrant expenses of $133,123 during the year ended December 31, 2018.

On April 21, 2017, the Company entered into a Securities Purchase Agreement with an unrelated entity, pursuant to which the purchasers agreed to pay the Company an aggregate of up to $600,000 for an aggregate of up to 660,000 in Principal Amount of Notes. The first tranche of $330,000 was closed simultaneously (“Note 13-1”). The proceeds of $300,000, net of $30,000 Original Issuance Discount, was received by the Company.

In addition, in connection with this Securities Purchase Agreement, the Company granted purchasers 2,357,143 warrants with exercise price of $0.14 per share (“Warrants A”), 1,885,715 warrants with exercise price of $0.175 per share (“Warrants B”) and 1,571,429 warrants with exercise price of $0.21 per share (“Warrants C”). Warrants A, B and C are exercisable on the grant date and expire in three years, each of which represents 100% of the Principal Amount at the Closing divided by the respective exercise price.

The fair value of these warrants was measured using the Black-Scholes valuation model at the grant date. The table below sets forth the assumptions for Black-Scholes valuation model on April 21, 2017.

Reporting Date	Fair Value	Term (Years)	Exercise Price	Market Price on Grant Date	Volatility Percentage	Risk-free Rate
4/21/2017	$814,000	3	$0.14 - $0.21	$0.14	676%	0.0177

Accordingly, the Company recorded warrant expenses at the fair market value of $219,210 during the year ended December 31, 2017.

The following tables summarize all warrant outstanding as of December 31, 2018, and the related changes during this period. The warrants expire three years from grant date, which as of December 31, 2018 is 3.31 years. The intrinsic value of the warrants as of December 31, 2018 was $-0-.

	Number of Warrants	Weighted Average Exercise Price
Stock Warrants
Balance at January 1, 2018	6,614,287	$0.21
Granted	–	–
Exercised	–	–
Expired	–	–
Balance at December 31, 2018	6,614,287	0.21
Warrants Exercisable at December 31, 2018	6,614,287	$0.21

F-42

15. STOCK OPTIONS

The Company agreed to grant Mr. Roberts stock options for a minimum of 300,000 shares of the Company's common stock at an exercise price of 50% of the current last ten (10) day stock average per share, and 600,000 shares of common stock as a key officer employment incentive to be earned and vested on a pro rata basis at 25,000 shares per month for twenty-four (24) months. The fair value of both 300,000 options and 600,000 shares were determined by the fair value of the Company’s Common Stock on the grant date, at a price of approximately $0.226 per share. Accordingly, the accrued expense was $135,600 as of December 31, 2017. On August 8, 2017, Mr. Roberts accepted the offer from the Company to issue 3,000,000 common shares to supersede all his options and warrants in the employment agreement.

After the cancellation of the above transaction, there were no stock options issued as of December 31, 2017 or as of December 31, 2018.

16.	COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company had operating lease expense of $242,567 and $176,062 for the year ended December 31, 2018 and 2017, respectively, consisting of the followings.

	For the year ended
	December 31, 2018	December 31, 2017

Restaurants	$72,121	$71,750
Lot	73,782	35,350
Office	96,664	68,962
Equipment Rentals	–	–
Total	$242,567	$176,062

The Company has property leases that are renewable on an annual basis, with no long term property leases.

We have an employment agreement, renewed May 15, 2014, with the Chairman, Mr. Thompson amended on July 27, 2017 and effective on January 1, 2017, whereby we provide for compensation of $25,000 per month.

We have an employment agreement with the Chief Executive Officer, Mr. Cunningham, amended on July 27, 2017 and effective on January 1, 2017, whereby we provide for compensation of $25,000 per month.

We have an employment agreement with the Chief Operating Officer, Mr. Roberts, effective June 2016, whereby we provide for compensation of $10,000 per month.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our sole officer and director other than as described herein.

16. INCOME TAXES

At December 31, 2018, the Company had federal and state net operating loss carry forwards of approximately $15,071,165 that expire in various years through the year 2038.

Due to operating losses, there is no provision for current federal or state income taxes for the years ended December 31, 2018 and 2017.

F-43

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amount used for federal and state income tax purposes.

The Company’s deferred tax asset at December 31, 2018 and 2017 consists of net operating loss carry forwards calculated using federal and state effective tax rates equating to approximately $3,815,102 and $3,815,102, respectively, less a valuation allowance in the amount of approximately $3,815,102 and $3,815,102, respectively. Because of the Company’s lack of earnings history, the deferred tax asset has been fully offset by a valuation allowance in both 2018 and 2017. The valuation allowance increased by approximately $811,314 for the year ended December 31, 2018.

The Company’s total deferred tax asset as of December 31, 2018 and 2017 is as follows:

	2018	2017
Deferred tax assets	$3,815,102	$3,815,102
Valuation allowance	(3,815,102)	(3,815,102)

Net deferred tax asset	$–	$–

The reconciliation of income taxes computed at the federal and state statutory income tax rate to total income taxes for the years ended December 31, 2018 and 2017 is as follows:

Repicci, one of our operating segments, recorded income tax payable of $9,865 as of December 31, 2018 and $15,865 as of December 31, 2017.

On December 22, 2017, the U.S. Tax Cuts and Jobs Act (the “Tax Reform Act”) was signed into law by President Trump. The Tax Reform Act significantly revised the U.S. corporate income tax regime by, among other things, lowering the U.S. corporate tax rate from 35% to 21% effective January 1, 2018, while also repealing the deduction for domestic production activities, implementing a territorial tax system and imposing a repatriation tax on deemed repatriated earnings of foreign subsidiaries. U.S. GAAP requires that the impact of tax legislation be recognized in the period in which the law was enacted. The provisional amounts incorporate assumptions made based upon the Company’s current interpretation of the Tax Reform Act and may change as the Company receives additional clarification and implementation guidance.

17.	SEGMENT REPORTING

The Company has six reportable operating segments as determined by management using the “management approach” as defined by the authoritative guidance on Disclosures about Segments of an Enterprise and Related Information: (1) Mobile home lease (We Three), (2) Company-owned Pizza Restaurants (Romeo’s NY Pizza), (3) “Repicci’s Italian Ice” franchised stores.(4) Travel related services (Red Rock Travel Group, and (5) Tax resolution services (Platinum Tax Defenders). These segments are a result of differences in the nature of the products and services sold. Corporate administration costs, which include, but are not limited to, general accounting, human resources, legal and credit and collections, are partially allocated to the three operating segments. Other revenue consists of nonrecurring items.

F-44

The mobile home lease segment establishes mobile home business as an option for a homeowner wishing to avoid large down payments, expensive maintenance costs, monthly mortgage payments and high property taxes. If bad credit is an issue preventing people from purchasing a traditional house, the Company will provide a financial leasing option with "0" interest on the lease providing a "lease to own" option for their family home.

The Company-owned Pizza Restaurant segment includes sales and operating results for all Company-owned restaurants. Assets for this segment include equipment, furniture and fixtures for the Company-owned restaurants.

Repicci’s Group offers franchisees for the operation of “Repicci’s Italian Ice” franchises. These franchised stores specialize in the distribution of nonfat frozen confections.

The number of franchise agreements in force as of December 31, 2018 was forty-five (45), seven (7) new state of the art “mobile” units.

Platinum Tax Defenders provides tax resolution services to individuals and companies that have federal and state tax liabilities. The company collects fees based on efforts to negotiate and assist in the settlement of outstanding tax debts.

Red Rock Travel Group is a travel services company that provides discounted travel packages. The packages are marketed in conjunction with interval ownership properties and the company earns fees for scheduling the client visits and commissions on travel packages sold.

	For the year ended
	December 31, 2018	December 31, 2017
Revenues:
We Three	$186,096	$193,601
Romeo’s NY Pizza	602,866	592,445
Repicci's Group	538,156	835,968
Platinum Tax	899,748	–
Other	–	3,754
Consolidated revenues	$2,226,866	$1,625,768

Cost of Sales:
We Three	$182,690	$155,416
Romeo’s NY Pizza	446,880	429,779
Repicci's Group	503,478	846,714
Platinum Tax	337,986	–
Other	–	–
Consolidated cost of sales	$1,471,034	$1,431,909

Income (Loss) before taxes
We Three	$(1,468)	$(4,494)
Romeo’s NY Pizza	28,336	(185,299)
Repicci’s Group	(10,395)	(111,302)
Platinum Tax	(168,851)	–
Others	(3,798,514)	(3,350,900)
Consolidated gain/(loss) before taxes	$(3,950,892)	$(3,651,995)

F-45

	As of	As of
	December 31, 2018	December 31, 2017
Assets:
We Three	$318,285	$235,532
Romeo’s NY Pizza	108,908	158,551
Repicci’s Group	169,030	293,216
Platinum Tax	60,578	–
Others	2,676,140	631,762
Combined assets	$3,332,941	$1,319,061

18.	RESTATEMENT

The Company has restated its previously issued Consolidated Statements of Operations for the years ended December 31, 2017 to correct for an error in its presentation previously filed in error by our EDGAR filing agent. Changes to deposits of $10,000 was due to a correction identified. Changes to accounts payable $13,500, accrued expenses $46,380 and accrued expenses – related parties $22,250 were are related to reclassifications identified by the Company and an additional expense not previously recorded. Changes to notes payable-related party $24,061, convertible notes payable – net $18,042 and derivative liability $(182,680) were the result of changes the Company identified during the audit. Changes to sales of ice cream $(118,887), cost of sales for ice cream $75,501, depreciation $(86,154) are related to the change in other income $108,234, for a reclass of certain event sales of ice cream and reclass of depreciation expense from operating expense to cost of sales. Loss on disposal of assets $38,584 were related to the closure of the Romeo’s stores, selling, general and administrative $3,495 were related to reclass of certain expenses identified by the Company during our audit. Change in value of derivative liability $1,349,586 and amortization of debt discounts $23,170 were to due revaluations by the Company for certain convertible debts. Changes in loss from extinguishment of $76 and interest expense of $(76) related to reclass of certain expenses identified by the Company during our audit. All changes to cash flow are a result of changes noted above for assets and statements of operations and reclassifications of certain accounts identified by the Company during our audit.

F-46

	December 31, 2017	Adjustment	As Restated
ASSETS
Current assets
Cash	68,986	(0)	68,986
Accounts receivable-net	63,061	0	63,061
Inventory-net	46,928	–	46,928
Prepaid and other	11,631	(0)	11,631

Total current assets	190,606	(0)	190,606

Property and equipment, net of accumulated depreciation of $1,030,232 and $838,736, respectively	491,473	1	491,474
Land	603,000	–	603,000
Intangible assets, net	15,561	–	15,561
Deposits	6,660	10,000	16,600
Due from related party	1,820	–	1,820

Total assets	1,309,061	10,000	1,319,061

LIABILITIES AND SHAREHOLDERS' DEFICIENCY
Current liabilities
Accounts payable	193,239	13,500	206,739
Accrued expenses	291,826	(46,380)	245,446
Accrued expenses - related parties	472,750	22,500	495,250
Interest payable	312,192	–	312,192
Accrued payroll taxes	2,047	–	2,047
Due to officers and shareholders	77,640	–	77,640
Line of credit	15,498	–	15,498
Common stock to be issued	500	–	500
Series H preferred shares to be issued	–	–	–
Notes payable, unrelated party	215,979	–	215,979
Notes payable - related party	120,128	24,061	144,189
Convertible notes payable, net of debt discounts of $263,536 and $21,833, respectively	598,339	18,042	616,381
Convertible notes payable - related party	165,000	–	165,000
Derivative Liability	2,419,337	(182,680)	2,236,656
Income Tax payable	15,865	–	15,865

Total current liabilities	4,900,340	(150,958)	4,749,382

Total liabilities	4,900,340	(150,958)	4,749,382

Shareholders' (deficit)
Preferred stock	8,849	–	8,849
Common stock; 500,000,000 shares authorized with $0.001 par value; 64,414,091 and 25,223,578 shares issued and outstanding at December 31, 2017 and December 31, 2016, respectively	66,031	–	66,031
Additional paid-in capital	46,795,517	(1,187,366)	45,608,151
Accumulated deficit	(50,461,676)	1,348,324	(49,113,352)
Total shareholders' deficiency	(3,591,279)	160,958	(3,430,321)

Total liabilities and shareholders' deficiency	$1,309,061	$10,000	$1,319,061

F-47

	December 31, 2017	Adjustment	As Restated
REVENUE
Rental income	$193,601		193,601
Sales of pizza	592,445		592,445
Sales of ice cream	954,855	(480,309)	474,546
Sales to franchisees
Ice cream	–	131,487	131,487
Franchise fees	–	81,435	81,435
Royalty fees	–	19,500	19,500
Truck sales and build out	–	129,000	129,000
Other	3,754	–	3,754
Total revenue	1,744,655	(118,887)	1,625,768

COST OF SALES (Exclusive of depreciation not related to Cost of Sales, shown separately below)
Rental business	155,416	–	155,416
Pizza restaurants	429,779	–	429,779
Ice cream stores	771,213	75,500	846,714
Sales to franchisees	–	–	–
Ice cream	–	–	–
Franchise fees	–	–	–
Royalty fees	–	–
Truck sales and build out	–	–	–
Other	–	–	–
Total cost of sales	1,356,408	75,501	1,431,909

GROSS MARGIN	388,247	(194,388)	193,859

OPERATING EXPENSES
Depreciation and amortization expense	246,325	(86,154)	160,171
Goodwill Impairment	932,529	–	932,529
Loss on disposal of assets	–	38,584	38,584
Selling, general and administrative	2,051,620	3,495	2,055,115
		–
Total operating cost	3,230,474	(44,075)	3,186,399

(LOSS) FROM OPERATIONS	(2,842,227)	(150,313)	(2,992,540)

OTHER INCOME (EXPENSE)
Other Income	0	108,234	108,234
(Loss) Gain from extinguishment of debt	(46,009)	76	(45,933)
Change in value of derivative liability	(1,386,055)	1,349,586	(36,469)
Interest expense	(111,606)	(76)	(111,682)
Amortization of debt discounts	(596,775)	23,170	(573,605)
Loss on disposal of assets	(17,647)	17,647	–
Loss on Impairment of Goodwill	–	–	–

Total other income (expenses)	(2,158,092)	1,498,637	(659,455)

(LOSS) FOR THE PERIOD	$(5,000,319)	$1,348,324	$(3,651,995)

(LOSS) PER COMMON SHARE
-BASIC AND DILUTED	$(180.00)	$222.51	$(164.30)

F-48

	December 31, 2017	Adjustment	As Restated
			(Restated)
CASH FLOWS FROM OPERATING ACTIVITIES
Net (Loss)	$(5,000,319)	$1,348,324	$(3,651,995)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation	268,211	(40,252)	227,959
Loss from disposal of fixed assets	17,647	20,937	38,584
(Gain) from debt forgiveness	46,009	(46,009)	–
Loss from impairment of goodwill	932,529	–	932,529
(Gain) on settlement of liabilities	–	(38,220)	(38,220)
Loss on settlement of note payable - related party	–	84,153	84,153
Amortization of loan discount	596,775	(23,170)	573,605
Change in value of derivative liability	1,386,055	(1,349,586)	36,469
Stock based compensation	402,994	(117,371)	285,623
Warrants expense	98,573	(1,820)	96,753
Convertible note issued for conversion cost reimbursement	9,500	(9,500)
Convertible note issued for services rendered	80,000	–	80,000
(Increase) decrease in:		–
Accounts receivable	(31,053)	–	(31,053)
Inventory	(4,699)	–	(4,699)
Other assets	–	(15,072)	(15,072)
Deposits	(5,072)	5,072	–
Prepaids and other current assets	25,359	–	25,359
Accounts payable	127,336	13,501	140,837
Accrued expenses	(347,629)	195,368	(152,261)
Interest payable	98,315	(17,575)	80,740
Taxes payable	7,579	(15,158)	(7,579)
Accrued payroll taxes	(39,736)	0	(39,736)
Accrued officers' salaries	700,600	22,500	723,100

Net cash used in operating activities	(663,830)	48,926	(614,904)

INVESTING ACTIVITIES
Purchase of intangible assets	(5,000)	–	(5,000)
Disposal of fixed assets			–
Purchase of fixed assets	(9,468)	1,668	(7,800)

Net cash provided by (used in) investing activities	(14,468)	1,668	(12,800)

FINANCING ACTIVITIES
Due to related party	(37,059)	(54,732)	(91,791)
Proceeds from sales of stock	40,000	0	40,000
Shareholder contributions	24,061
Proceeds from convertible notes payable	705,177	(17,977)	687,200
Proceeds from notes payable -related party	–	46,176	46,176
Proceeds from notes payable -3rd party	–	25,343	25,343
Proceeds from line of credit	5,498	11,343	16,841
Repayments to line of credit	–	(11,343)	(11,343)
(Repayments to) convertible notes payable	(43,341)	(25,343)	(68,684)
(Repayments to) notes payable	(10,000)	0	(10,000)

Net cash provided by financing activities	684,336	(50,594)	633,742

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	6,038	–	6,038

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	62,948	–	62,948

CASH AND CASH EQUIVALENTS, END OF PERIOD	$68,986	$–	$68,986

SUPPLEMENTARY DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for:
Income tax			–
Interest	$–	$30,866	$30,866

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued for settlement of accrued expense	$1,415,600	$–	$1,415,600
Common stock issued upon conversion of notes payable	$143,863	$–	$143,863
Common stock issued for settlement of note payable - related party	–	$451,891	$451,891
Conversion of preferred stock into common stock	$9,171	$(7,427)	$1,744
Common stock cancellation related to accrued liability	–	$2,500	$2,500
Series H Preferred Stock issued for prior year acquisition	$728,907	$–	$728,907
Series B preferred shares issued for debt settlement	–	$60,000	$60,000
Debt discount from issuance of warrant	–	$219,210	$219,210
Derivative Resolution upon conversion	–	$405,443	$405,443
Reclassification to derivative liabilities from additional paid in capital	$1,033,004	$939,995	$1,972,999
Debt discount from derivative liabilities	–	$535,878	$535,878
Cash carried over from acquisition	–	$–	$–

F-49

19. SUBSEQUENT EVENTS

As announced in our DEF 14C, filed December 24, 2018, we amended the authorized Preferred series “L” to 100,000,000 on March 5th, 2019 with the State of Florida; stating shares are non-dilutive to a minimum of $1,278,000 in value. This minimum cannot be diluted due to actions taken by the Company, its BOD and/or its shareholders. All newly issued Stock are subject to a lockup / leakout agreement. Liquidation limited to 20% per year.

As announced in our DEF 14C, filed December 24, 2018, we amended the authorized Preferred series “L1” to 100,000,000 on March 5th, 2019 with the State of Florida; stating shares are non-dilutive.  Voting rights – NONE. Converts to common stock at a ratio of 1 share preferred to 1.25 shares common. 12-month minimum holding period; thereafter liquidation limited to 20% per year.

On March 5th, 2019 – we changed transfer agencies from Standard Registrar & Transfer to OnlineTransfer, LLC.

Effective March 21st, Company completed a reverse split of 1500:1 for common shares.

Entered into an amended Promissory Note agreement with Leonite Capital, LLC, for two additional $50,000 tranches to the Company.

Stock Issuances:

Subsequent to December 31, 2018, 820,2322,075 (pre-split) shares were issued for debt conversion.

F-50

CARDIFF LEXINGTON CORPORATION

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

F-51

CARDIFF LEXINGTON CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF September 30, 2019 AND DECEMBER 31, 2018

	September 30,	December 31,
	2019	2018
	(Unaudited)	(Audited)
ASSETS
Current assets
Cash	$144,971	$158,676
Accounts receivable-net	226,039	64,345
Inventory	3,079	3,078
Prepaid and other	46,393	51,111
Total current assets	420,482	277,208

Property and equipment, net of accumulated depreciation of $400,993 and $495,331, respectively	279,854	328,295
Land	603,000	603,000
Goodwill	3,749,963	–
Deposits	19,600	2,092,048
Right of use - assets		24,600
Right of use - assets	357,650	0
Other assets	30,494	7,790
Total assets	5,461,043	3,332,941

LIABILITIES AND DEFICIENCY IN STOCKHOLDERS EQUITY

Current liabilities
Accounts payable and accrued expense	710,708	840,557
Accrued expenses - related parties	1,137,000	747,000
Interest payable	513,213	366,296
Right of use - liability	357,650	0
Due to officers and shareholders	175,266	137,817
Deferred Income	153,226	74,684
Line of credit	–	1,999
Common stock to be issued	500	500
Notes payable, unrelated party	597,629	190,571
Notes payable - related party	296,916	214,495
Convertible notes payable, net of debt discounts of $269,866 and $201,024, respectively	648,866	785,788
Net, liabilities of discontinued operations	2,152,199	1,743,837
Derivative Liability	7,351,185	1,870,624
Total current liabilities	14,094,358	7,139,168

Other Liabilities
Convertible notes payable, net of current portion and net of debt discounts of $465,828 and $0, respectively	374,172	1,040,000

Total liabilities	14,468,530	8,179,168

Deficiency in Stockholders’ Equity
Preferred stock
Preferred Stock all classes	–
Preferred Stock Series A - 4 Shares authorized, with par value of $0.0001, 1 and 1 share issued and outstanding at September 30, 2019 and December 31, 2018	–	–
Preferred Stock Series B - 10,000,000 shares authorized, with par value of $.001, 2,773,206 and 2,773,206 shares issued and outstanding at September 30, 2019 and December 31, 2018	2,773	2,773
Preferred Stock Series C - 10,000 shares authorized, with par value of $.0.00001, 119 and 119 shares issued and outstanding at September 30, 2019 and December 31, 2018	–	–
Preferred Stock Series D - 1,000,000 shares authorized, with par value of $.001, 400,000 shares issued and outstanding at September 30, 2019 and December 31, 2018	400	400
Preferred Stock Series E - 2,000,000 shares authorized, with par value of $.001, 241,199 shares issued and outstanding at September 30, 2019 and December 31, 2018	241	241
Preferred Stock Series F - 500,000 shares authorized, with par value of $.001, 280,069 shares issued and outstanding at September 30, 2019 and December 31, 2018	280	280
Preferred Stock Series F -1- 500,000 shares authorized, with par value of $.001, 57,193 shares issued and outstanding at September 30, 2019 and December 31, 2018	57	57
Preferred Stock Series G - 2,000,000 shares authorized, with par value of $.001, 18,571,428 and -0- shares issued and outstanding at September 30, 2019 and December 31, 2018	18,571	–
Preferred Stock Series H - 4,859,379 shares authorized, with par value of $.001, -0- and -0- shares issued and outstanding at September 30, 2019 and December 31, 2018	–	–
Preferred Stock Series H -1- 3,000,000 shares authorized, with par value of $.001, -0- shares issued and outstanding at September 30, 2019 and December 31, 2018	–	–
Preferred Stock Series I- 20,000,000 shares authorized, with par value of $.001, 195,000,000 and -0- shares issued and outstanding at September 30, 2019 and December 31, 2018	195,000	–
Preferred Stock Series J - 10,000,000 shares authorized, with par value of $.001, -0- shares issued and outstanding at September 30, 2019 and December 31, 2018	–	–
Preferred Stock Series J1- 7,500,000 shares authorized, with par value of $.001, -0- shares issued and outstanding at September 30, 2019 and December 31, 2018	–	–
Preferred Stock Series K - 10,937,500 shares authorized, with par value of $.001, 8,200,562 shares issued and outstanding at September 30, 2019 and December 31, 2018	8,200	8,200
Preferred Stock Series K1 - 35,000,000 shares authorized, with par value of $.001, 1,447,157 shares issued and outstanding at September 30, 2019 and December 31, 2018	1,447	1,447
Preferred Stock Series L - 100,000,000 shares authorized, with par value of $.001, 98,307,692 shares issued and outstanding at September 30, 2019 and December 31, 2018	98,308	98,308
Preferred I Shares to be issued	–	200,000
Common stock; 7,500,000,000 shares authorized with $0.001 par value;524,346,331 and 602,826 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively (reflects post reverse stock split of 1500:1)	524,347	603
Additional paid-in capital	54,654,595	50,220,067
Accumulated deficit	(64,511,706)	(55,378,603)
Total deficiency in stockholders’ equity	(9,007,487)	(4,846,227)

Total liabilities and deficiency in stockholders’ equity	$5,461,043	$3,332,941

The accompanying notes are an integral part of these condensed consolidated financial statements

F-52

CARDIFF LEXINGTON CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2019 AND SEPTEMBER 30, 2018

(UNAUDITED)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2019	2018	2019	2018
REVENUE
Rental income	$39,199	$44,740	$135,577	$143,403
Food and beverage	157,091	148,540	472,237	452,555
Sales of ice cream	–	68,079	–	275,468
Ice cream	42,959	76,475	137,802	169,550
Franchise fees	2,044	–	11,422	120,000
Royalty fees	11,198	7,350	28,737	13,650
Tax Services	1,288,116	229,124	2,816,644	229,124
Other	–	123,576	–	123,576
Total revenue	1,540,608	697,884	3,602,420	1,527,326

COST OF SALES
Rental business	32,254	43,305	153,873	145,650
Food and beverage	175,357	111,814	524,717	324,661
Ice cream stores	–	154,572	–	435,302
Tax Services	372,642	155,475	958,641	155,475
Other	–	125,900	–	125,900
Total cost of sales	580,253	591,066	1,637,231	1,186,988

GROSS MARGIN	960,356	106,818	1,965,189	340,338

OPERATING EXPENSES
Depreciation and amortization expense	(1,945)	(9,279)	9,373	15,992
Selling, general and administrative	817,978	1,032,113	2,421,624	2,008,405
Total operating expenses	816,033	1,022,834	2,430,997	2,024,397

LOSS FROM OPERATIONS	144,322	(916,016)	(465,808)	(1,684,059)

OTHER INCOME (EXPENSE)
Other income	33,644	84	136,460	1,664
Bad debt expense	–	(23,607)	–	(23,607)
Change in value of derivative liability	(2,340,167)	(1,898,704)	(6,635,549)	(1,317,018)
Gain/(loss) on sale of assets	–	(14,196)	–	874
Interest expense	(49,352)	(72,355)	(220,179)	(164,277)
Conversion cost reimbursement	–	–	(13,520)	–
Conversion cost penalty	(136,401)	–	(668,897)	–
Impairment of asset	–	(300,000)	–	(300,000)
Impairment on acquisition	–	(1,459,725)	–	(1,459,725)
Amortization of debt discounts	(302,846)	(330,941)	(825,206)	(765,901)
Total other income (expenses)	(2,795,122)	(4,099,444)	(8,226,891)	(4,027,990)

Loss from Discontinued Operations	(339,659)	–	(440,407)	–

NET (LOSS) FOR THE PERIOD	$(2,990,459)	$(5,015,460)	$(9,133,106)	$(5,712,049)

(LOSS) PER COMMON SHARE - BASIC AND DILUTED FOR CONTINUED OPERATIONS	$(0.01)	$(43.46)	$(0.06)	$(78.42)

(LOSS) PER COMMON SHARE - BASIC AND DILUTED FOR DISCONTINUED OPERATIONS	$(0.00)*	$–	$(0.00)*	$–

WEIGHTED AVERAGE NUMBER OF COMMONS HARES - BASIC AND DILUTED	275,203,293	115,404	144,871,780	72,839

* Less than $0.01

The accompanying notes are an integral part of these condensed consolidated financial statements

F-53

CARDIFF LEXINGTON CORP. (FORMERLY CARDIFF INTERNATIONAL, INC.)

CONSOLIDATED STATEMENT OF DEFICIENCY IN STOCKHOLDERS EQUITY

FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 2019 AND SEPTEMBER 30, 2018

(UNAUDITED)

	Preferred Stock Series A		Preferred Stock Series B, D, E, F, F-1, H, I		Preferred Shares to be issued		Preferred Stock, Series C		Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance December 31, 2017	–	$–	8,839,303	$8,849	–	$–	117	$–	44,808	$45	$45,674,137	$(49,113,352)	$(3,430,321)
Conversion of Series B Preferred Stock	–	–	(10,000)	(10)	–	–	–	–	33	0	10	–	–

Conversion of Series H Preferred Stock	–	–	(2,546,259)	(2,546)	–	–	–	–	2,122	2	2,544	–	–

Common stock issued for services - Eurasian consulting agreement	–	–	–	–	–	–	–	–	247	0	11,074	–	11,074

Conversion of convertible notes payable	–	–	–	–	–	–	–	–	5,533	6	103,616	–	103,622

Reclassified Derivative liabilities from Additional Paid in Capital	–	–	–	–	–	–	–	–	–	–	95,456	–	95,456

Net loss	–	–	–	–	–	–	–	–	–	–	–	(92,720)	(92,720)

Balance March 31, 2018	–	$–	6,283,044	$6,292	–	$–	117	$–	52,744	$53	$45,886,835	$(49,206,072)	$(3,312,890)
Conversion of Series I Preferred Stock	–	–	(112,746)	(113)	–	–	–	–	113	0	113	–	–

Conversion of Series I Preferred Stock	–	–	(90,909)	(91)	–	–	–	–	91	0	91	–	–

Conversion of Series H Preferred Stock	–	–	(2,313,210)	(2,313)	–	–	–	–	1,928	2	2,311	–	–

Common stock issued for services - Eurasian consulting agreement	–	–	–	–	–	–	–	–	247	0	9,148	–	9,148

Common stock issued for services - Eurasian consulting agreement	–	–	–	–	–	–	–	–	317	0	8,857	–	8,857

Common stock issued for services - Greentree consulting agreement	–	–	–	–	–	–	–	–	1,780	2	57,670	–	57,672

Conversion of convertible notes payable	–	–	–	–	–	–	–	–	2,739	3	33,563	–	33,565

Reclassified Derivative liabilities from Additional Paid in Capital	–	–	–	–	–	–	–	–	–	–	60,796	–	60,796

Net loss	–	–	–	–	–	–	–	–	–	–	–	(603,869)	(603,869)

Balance June 30, 2018	–	$–	3,776,179	$3,776	–	$–	117	$–	59,958	$60	$46,059,384	$(49,809,941)	$(3,746,721)
Conversion of Series B Preferred Stock	–	–	(23,999)	(24)	–	–	–	–	80	0	24	–	–

Issuance of Series C Preferred Stock related to Edgeview services 2018	–	–	–	–	–	–	2	–	–	–	720	–	720

Issuance of Series K Preferred Stock for acquisition of Red Rock	–	–	8,200,562	8,201	–	–	–	–	–	–	166,799	–	175,000

Issuance of Series K-1 Preferred Stock for investment in Red Rock	–	–	1,447,157	1,447	–	–	–	–	–	–	98,553	–	100,000

Issuance of Series L Preferred Stock for investment in Platinum Tax Defender	–	–	98,307,692	98,308	–	–	–	–	–	–	1,179,692	–	1,278,000

Cancelation of previously issued cert to Jason Levy	–	–	–	–	–	–	–	–	(667)	(1)	1	–	–

Shares issued to Jason Levy per agreement to resolve accrued payroll	–	–	–	–	–	–	–	–	2,286	2	239,998	–	240,000

Conversion of convertible notes payable	–	–	–	–	–	–	–	–	122,295	123	438,360	–	438,483

Reclassified to Derivative liabilities from Additional Paid in Capital	–	–	–	–	–	–	–	–	–	–	1,139,232	–	1,139,232

Correction to balance reverse split partial rounding shares	–	–	–	–	–	–	–	–	(789)	(1)	1	–	–

Capital contribution	–	–	–	–	–	–	–	–	–	–	50,000	–	50,000

Net loss	–	–	–	–	–	–	–	–	–	–	–	(5,015,460)	(5,015,460)

Balance September 30, 2018	–	$–	111,697,592	$111,708	–	$–	119	$–	183,163	$184	$46,372,769	$(54,825,401)	$(5,340,742)

F-54

FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 2019

	Preferred Stock Series A		Preferred Stock Series B, D, E, F, F-1, H, I		Preferred Shares to be issued		Preferred Stock, Series C		Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance December 31, 2018	–	$–	111,697,591	$111,707	–	$200,000	119	$0	602,826	$603	$50,220,067	$(55,378,603)	$(4,846,226)
Issuance to balance reverse split partial rounding shares	–	–	–	–	–	–	–	–	(826)	–	–	–	–

Issuance of PF I shares as Bonus to Cunningham and Thompson	–	–	250,000,000	250,000	–	(200,000)	–	–	–	–	(50,000)	–	–

Conversion of convertible notes payable	–	–	–	–	–	–	–	–	825,122	825	694,667	–	695,492

Net loss	–	–	–	–	–	–	–	–	–	–	–	(4,871,846)	(4,871,846)

Balance. March 31, 2019	–	$–	361,697,591	$361,707	–	$–	119	$0	1,427,122	$1,428	$50,864,734	$(60,250,449)	$(9,022,580)
Issuance for Key Tax acquisition	–	–	18,571,428	18,571	–	–	–	–	500,000	500	1,280,929	–	1,300,000

Conversion of PF1 to CS shares Cunningham and Thompson	–	–	(55,000,000)	(55,000)	–	–	–	–	82,500,000	82,500	(27,500)	–	–

Conversion of convertible notes payable	–	–	–	–	–	–	–	–	15,913,565	15,914	76,761	–	92,675

Reclassified Derivative liabilities to Additional Paid in Capital	–	–	–	–	–	–	–	–	–	–	694,956	–	694,956

Net loss	–	–	–	–	–	–	–	–	–	–	–	(1,270,801)	(1,270,801)

Balance. June 30,2019	–	$–	325,269,019	$325,277	–	$–	119	$0	100,340,687	$100,342	$52,889,881	$(61,521,250)	$(8,205,750)
Conversion of convertible notes payable	–	–	–	–	–	–	–	–	424,005,644	424,005	(261,935)	–	162,070

Reclassified Derivative liabilities to Additional Paid in Capital	–	–	–	–	–	–	–	–	–	–	2,026,650	–	2,026,650

Net loss	–	–	–	–	–	–	–	–	–	–	–	(2,990,459)	(2,990,459)

Balance. September 30, 2019	–	$–	325,269,019	$325,278	–	$–	119	$0	524,346,331	$524,348	$54,656,595	$(64,511,708)	$(9,007,488)

F-55

CARDIFF INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 2019 AND SEPTEMBER 30, 2018

(UNAUDITED)

	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) from continuing operations	$(9,133,106)	$(5,712,049)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation	53,549	59,730
Loss (gain) from disposal of fixed assets	–	(874)
Loss (gain) from impairment of goodwill	–	1,459,725
Amortization of loan discount	825,206	765,901
Change in value of derivative liability	6,635,549	1,317,018
Stock based compensation	–	87,472
Convertible note issued for conversion cost reimbursement	13,520	18,880
Conversion cost penalty	668,897	–
Other Income	–	16,338
(Increase) decrease in:
Accounts receivable	(161,694)	61,898
Inventory	–	43,849
Deposits	5,000	–
Prepaids and other	203	(35,288)
Other assets	(22,704)	345,274
Intangible assets	–	15,561
Increase(decrease) in:
Accounts payable	(344,156)	(74,993)
Accrued expenses	390,000	135,910
Interest payable	146,917	169,896
Taxes payable	–	(4,500)
Accrued payroll taxes	–	39,149
Accrued officers' salaries	37,450	290,000
Net, liabilities of discontinued operations	1,459,052	–
Other liabilities - deferred revenue	(882,813)	112,893
Net cash provided by (used in) operating activities - Continuing	(309,130)	(888,210)

Net cash from Discontinued Operations - Operating	–	–

INVESTING ACTIVITIES
Purchase of fixed assets	–	(852,000)
Disposal (Purchase) of fixed assets	–	91,847

Net cash provided by (used in) investing activities - Continuing	–	(760,153)

Net cash from Discontinued Operations - Investing	–	–

FINANCING ACTIVITIES
Due to related party	37,450	100,806
Proceeds from convertible notes payable	193,500	890,605
Proceeds from notes payable -related party	–	27,393
Proceeds from notes payable	410,000	–
Repayments of convertible notes payable	(235,763)	–
Repayments of convertible notes payables interest	(67,394)	607,329
Repayments to line of credit	(1,999)	(9,343)
Net cash provided by financing activities - Continuing	335,794	1,616,790

Net cash from Discontinued Operations - Financing	–	–

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	26,664	(31,573)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	118,307	230,407

CASH AND CASH EQUIVALENTS, END OF PERIOD	$144,971	$198,834

SUPPLEMENTARY DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for:
Interest	$67,394	$73,858

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued upon conversion of notes payable	$950,237	$575,672
Common stock issued for settlement of accrued expense	$–	$240,000
Issuance of Preferred I and Common shares for acquisition	$1,300,000	$–
Conversion of preferred stock to common stock	$–	$5,097
Derivative resolution upon conversion	$2,721,606	$1,295,485
Goodwill	$1,407,915	$2,092,048
Debt discount from derivative liabilities	$258,000	$675,792

The accompanying notes are an integral part of these condensed consolidated financial statements

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CARDIFF LEXINGTON CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Operations

Legacy Card Company (“Legacy”) was formed as a Limited Liability Company on August 29, 2001. On April 18, 2005, Legacy converted from a California Limited Liability Company to a Nevada Corporation. On November 10, 2005, Legacy merged with Cardiff Lexington Corp (formerly Cardiff International, Inc.) (“Cardiff”, the “Company”), a publicly held corporation.

Organization and Nature of Operations

In the first quarter of 2013, management decided to restructure Cardiff into a holding company that adopted a new business model known as "Collaborative Governance," a form of governance enabling businesses to take advantage of the power of a public company. Cardiff began targeting the acquisition of undervalued, niche companies with high growth potential, and income-producing commercial real estate properties, all designed to pay a dividend to the Company’s shareholders. The reason for this strategy was to protect the Company’s shareholders by acquiring businesses with little to no debt, seeking support with both financing and management that had the ability to offer a return to investors.

Description of Business

Cardiff is a holding company that adopted a new business model known as "Collaborative Governance.” To date, the Company is not aware of any other domestic holding company using the same business philosophy or governing policies.

At September 30, 2019, Cardiff consists of the following wholly-owned subsidiaries:

We Three, LLC (Affordable Housing Initiative) acquired on May 15, 2014;

Romeo’s NY Pizza acquired on June 30, 2014;

Edge View Properties, Inc. acquired on July 16, 2014;

Repicci’s Franchise Group, LLC acquired on August 10, 2016;

Platinum Tax Defenders, LLC was acquired July 31, 2018

JM Enterprises 1, Inc. (dba – Key Tax Group) was acquired May 8, 2019

Principles of Consolidation

The consolidated financial statements include the accounts of Cardiff, and its wholly-owned subsidiaries: We Three, LLC; Romeo’s NY Pizza; Edge View Properties, Inc.; Repicci’s Franchise Group: Platinum Tax Defenders LLC; and JM Enterprises 1, Inc. (dba – Key Tax Group). Red Rock Travel was discontinued effective June 30th, 2019.All significant intercompany accounts and transactions are eliminated in consolidation. Certain prior period amounts may have been reclassified for consistency with the current period presentation. These reclassifications would have no material effect on the reported financial results.

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Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America (US GAAP) requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Management uses its historical records and knowledge of its business in making estimates. Accordingly, actual results could differ from those estimates.

Revenue Recognition

On January 1, 2018, we adopted ASC 606, Revenue from contracts with customers (“Topic 606”) using the modified retrospective method applied to those contracts which were not completed as of January 1, 2018. Results for reporting periods beginning after January 1, 2018 are presented under Topic 606.

There was no impact to the opening balance of accumulated deficit or revenues for the year ended December 31, 2018, as a result of applying Topic 606.

The Company applies a five-step approach in determining the amount and timing of revenue to be recognized: (1) identifying the contract with a customer, (2) identifying the performance obligations in the contract, (3) determining the transaction price, (4) allocating the transaction price to the performance obligations in the contract and (5) recognizing revenue when the performance obligation is satisfied. Substantially all of the Company’s revenue is recognized at the time control of the products transfers to the customer.

The Company generates revenue from our subsidiaries primarily from the sale of food items and monthly rentals of mobile homes. As allowed by a practical expedient in Topic 606, the entity recognizes revenue in the amount to which the entity has a right to invoice. The term between invoicing and when payment is due is not significant.

Our subsidiary Repicci, generates revenues through franchise fees. Revenues from franchise fees are recognized in accordance with guidance Topic 606, as the fees are earned. One-third of the revenues are recognized within 60 days and the balance are recognized over the life of the franchise agreement, which can be up to 15 years.

Our tax resolution subsidiaries, generates revenues through fees billed for efforts to resolve tax related issues that clients have with state and federal taxes. Revenues from these fees are recognized in accordance with guidance Topic 606, as the fees are earned. Fees are typically earned within 60 days.

Our segmented revenue is disclosed more fully in our financial statements, see Footnote 15 for further details.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable is reported on the balance sheet at net amounts due to the Company. Management closely monitors outstanding accounts receivable and charges off to expense any balances that are determined to be uncollectible. As of September 30, 2019 and December 31, 2018, the Company had accounts receivable of $226,039 and $64,345, respectively. Accounts receivables are primarily generated from our subsidiaries in their normal course of business. The Company had an allowance as of September 30, 2019 and December 31, 2018 of $36,079 and $30,876, respectively.

Inventory

Inventory consists of finished goods purchased, which are valued at the lower of cost or market value, with cost being determined on the first-in, first-out (FIFO) method. The Company periodically reviews historical sales activity to determine potentially obsolete items and also evaluates the impact of any anticipated changes in future demand.

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Property and Equipment

Property and equipment are carried at cost. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation and amortization of property and equipment is provided using the straight-line method for financial reporting purposes at rates based on the following estimated useful lives:

Classification	Useful Life
Equipment, furniture and fixtures	5 - 7 years
Leasehold improvements	10 years or lease term, if shorter

During the nine months ended September 30, 2019 and the year ended December 31, 2018, depreciation and amortization expense was $53,549 ($44,177 is included in Cost of Goods Sold) and $80,165 ($57,468 is included in Cost of Goods Sold), respectively.

Goodwill and Other Intangible Assets

Goodwill and indefinite-lived brands are not amortized, but are evaluated for impairment annually or when indicators of a potential impairment are present. Our impairment testing of goodwill is performed separately from our impairment testing of indefinite-lived intangibles. The annual evaluation for impairment of goodwill and indefinite-lived intangibles is based on valuation models that incorporate assumptions and internal projections of expected future cash flows and operating plans. The Company believes such assumptions are also comparable to those that would be used by other marketplace participants. During the nine months ended September 31, 2019 and the year-ended December 31, 2018, the Company had goodwill impairment of $-0- and $1,459,725, respectively, related to its acquisitions of Red Rock Travel Group. The Company based this decision on impairment testing off the underlying assets, expected cash flows, decreased asset value and other factors.

Valuation of long-lived assets

In accordance with the provisions of Accounting Standards Codification (“ASC”) Topic 360-10-5, “Impairment or Disposal of Long-Lived Assets”, all long-lived assets such as plant and equipment and construction in progress held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of assets to estimated discounted net cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets.

Valuation of Derivative Instruments

Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 815-10, Derivatives and Hedging (“ASC 815-10”), requires that embedded derivative instruments be bifurcated and assessed, along with freestanding derivative instruments such as convertible promissory notes, on their issuance date to determine whether they would be considered a derivative liability and measured at their fair value for accounting purposes. The Company evaluates all of it financial instruments, including stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then revalued at each reporting date, with changes in the fair value reported as charges or credits to income.

For option based simple derivative financial instruments, the Company uses the Lattice Binomial option pricing model to value the derivative instruments at inception and subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is reassessed at the end of each reporting period.

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Beneficial Conversion Feature

For conventional convertible debt where the rate of conversion is below market value, the Company records a “beneficial conversion feature” (“BCF”) and related debt discount.

When the Company records a BCF, the relative fair value of the BCF is recorded as a debt discount against the face amount of the respective debt instrument (offset to additional paid in capital) and amortized to interest expense over the life of the debt.

Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Assets and liabilities recorded at fair value in the Consolidated Balance Sheets are categorized based upon the level of judgment associated with the inputs used to measure their fair value. The fair value hierarchy distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs), and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level Input Definition

Level 1	Inputs are unadjusted, quoted prices for identical assets or liabilities in active markets at the measurement date.

Level 2	Inputs, other than quoted prices included in Level 1, which are observable for the asset or liability through corroboration with market data at the measurement date.

Level 3	Unobservable inputs that reflect management's best estimate of what market participants would use in pricing the asset or liability at the measurement date.

The following table presents certain investments and liabilities of the Company’s financial assets measured and recorded at fair value on the Company’s Consolidated Balance Sheets on a recurring basis and their level within the fair value hierarchy as of September 30, 2019 and December 31, 2018.

	Level 1	Level 2	Level 3	Total
Fair Value of Derivative Liability – September 30, 2019	$–	$–	$7,351,185	$7,351,185

	Level 1	Level 2	Level 3	Total
Fair Value of Derivative Liability – December 31, 2018	$–	$–	$1,870,625	$1,870,625

Stock-Based Compensation – Employees

The Company accounts for its stock based compensation in which the Company obtains employee services in share-based payment transactions under the recognition and measurement principles of the fair value recognition provisions of section 718-10-30 of the FASB Accounting Standards Codification. Pursuant to paragraph 718-10-30-6 of the FASB Accounting Standards Codification, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

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The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur.

Generally, all forms of share-based payments, including stock option grants, warrants and restricted stock grants and stock appreciation rights are measured at their fair value on the awards’ grant date, based on estimated number of awards that are ultimately expected to vest.

The expense resulting from share-based payments is recorded in general and administrative expense in the statements of operations.

Stock-Based Compensation – Non Employees

Equity Instruments Issued to Parties Other Than Employees for Acquiring Goods or Services

The Company accounts for equity instruments issued to parties other than employees for acquiring goods or services under guidance of Sub-topic 505-50 of the FASB Accounting Standards Codification (“Sub-topic 505-50”).

Income Taxes

Income taxes are determined in accordance with ASC Topic 740, “Income Taxes” (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

For the nine month period ended September 30, 2019 and year ended December 31, 2018 the Company did record any interest and penalties associated with uncertain tax positions. As of December 31, 2018, the Company did not have any significant unrecognized uncertain tax positions.

Earnings (Loss) per Share

FASB ASC Subtopic 260, Earnings Per Share (“ASC 260”), provides for the calculation of "Basic" and "Diluted" earnings per share. Basic earnings per common share is computed by dividing income available to common shareholders by the weighted-average number of shares of common stock outstanding during the period. Diluted earnings per common share is computed by dividing income available to common shareholders by the weighted-average number of shares of common stock outstanding during the period increased to include the number of additional shares of common stock that would have been outstanding if the potentially dilutive securities had been issued. Potentially dilutive securities include outstanding stock options, warrants, and debts convertible into common shares. The dilutive effect of potentially dilutive securities is reflected in diluted earnings per common share by application of the treasury stock method. Under the treasury stock method, an increase in the fair market value of the Company’s Common Stock can result in a greater dilutive effect from potentially dilutive securities.

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The following table sets forth the computation of basic and diluted earnings per common share for the nine months ended September 30, 2019 and the year ended December 31, 2018. During a period of net loss, all potentially dilutive securities are anti-dilutive. Accordingly, for the three and nine months ended September 31, 2019 and December 31, 2018 potentially dilutive securities have been excluded from the computations since they would be anti-dilutive. However, these dilutive securities could potentially dilute earnings per share in the future (weighted average reflected post 1500:1 reverse stock split for the December 31, 2018 period):

	For the Nine months and year ended
	September 30, 2019	September 30, 2018

Numerator:
Net (loss)	$(9,133,106)	$(6,265,251)

Denominator:
Weighted-average shares outstanding	109,228,404	602,038

Basic (loss) per share	$(0.08)	$(0.01)

This does not include the potential dilutive effect if all exercisable warrants were exercised or conversions of convertible notes and convertible preferred stock as described below as of September 30, 2019:

Principal and Interest conversion	613,794,780
Warrants	8,749,287
Preferred Stock conversion	179,106,727
Total	801,650,794

Going Concern

The accompanying condensed consolidated financial statements have been prepared using the going concern basis of accounting, which contemplates continuity of operations, realization of assets and liabilities and commitments in the normal course of business. The Company has sustained operating losses since its inception and has negative working capital and an accumulated deficit. These factors raise substantial doubts about the Company’s ability to continue as a going concern. As of September 30, 2019, the Company had shareholders’ deficit of $9,007,488. The accompanying condensed consolidated financial statements do not reflect any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classifications of liabilities that might result if the Company is unable to continue as a going concern. As a result, the Company’s independent registered public accounting firm, in its report on the Company’s December 31, 2018 consolidated financial statements, has raised substantial doubt about the Company’s ability to continue as a going concern.

The ability of the Company to continue as a going concern and the appropriateness of using the going concern basis is dependent upon, among other things, additional cash infusions. Management has prospective investors and believes the raising of capital will allow the Company to pursue new acquisitions. There can be no assurance that the Company will be able to obtain sufficient capital from debt or equity transactions or from operations in the necessary time frame or on terms acceptable to it. Should the Company be unable to raise sufficient funds, it may be required to curtail its operating plans. In addition, increases in expenses may require cost reductions. No assurance can be given that the Company will be able to operate profitably on a consistent basis, or at all, in the future. Should the Company not be able to raise sufficient funds, it may cause cessation of operations.

Recently Issued Accounting Pronouncements

Adoption of ASU 2016-02, Leases

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (ASU 2016-02). Under ASU No. 2016-2, an entity is required to recognize right-of-use assets and lease liabilities on its balance sheet and disclose key information about leasing arrangements. ASU No. 2016-02 offers specific accounting guidance for a lessee, a lessor and sale and leaseback transactions. Lessees and lessors are required to disclose qualitative and quantitative information about leasing arrangements to enable a user of the financial statements to assess the amount, timing and uncertainty of cash flows arising from leases. For public companies, The Company adopted this standard on January 1, 2019 using the modified retrospective method. The new standard provides a number of optional practical expedients in transition. The Company elected the ‘package of practical expedients’, which permitted the Company not to reassess under the new standard its prior conclusions about lease identification, lease classification and initial direct costs; and all of the new standard’s available transition practical expedients.

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The new standard also provides practical expedients for a company’s ongoing accounting. The Company elected the short-term lease recognition exemption for its leases. For those leases with a lease term of 12 months or less, the Company will not recognize ROU assets or lease liabilities.

In May 2017, the FASB issued ASU No. 2017-09, “Compensation—Stock Compensation (Topic 718): Scope of Modification Accounting”, to provide clarity and reduce both (1) diversity in practice and (2) cost and complexity when applying the guidance in Topic 718, Compensation—Stock Compensation, to a change to the terms or conditions of a share-based payment award. The ASU provides guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in ASC 718. The amendments are effective for fiscal years beginning after December 15, 2017 and should be applied prospectively to an award modified on or after the adoption date. Early adoption is permitted, including adoption in an interim period. The Company adopted the standard on January 1, 2018, which did not have a material impact on the financial statements.

We expect the adoption will have an immaterial impact to our comparative net income or loss and as such comparative information has not been restated and continues to be reported under the accounting standards in effect for those periods. We also expect the impact of the adoption of the new standard to be immaterial to our net income or loss on an ongoing basis, due to the nature of our revenues.

Recent accounting pronouncements not yet adopted

In June 2016, the FASB amended guidance related to impairment of financial instruments as part of ASU 2016-13 Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which will be effective January 1, 2020. The guidance replaces the incurred loss impairment methodology with an expected credit loss model for which a Group recognizes an allowance based on the estimate of expected credit loss. The Company does not expect that the adoption of the standard to have an impact on the Company’s financial statements.

Other pronouncements issued by the FASB or other authoritative accounting standards groups with future effective dates are either not applicable or are not expected to be significant to the Company’s financial position, results of operations or cash flows.

2. DISCONTINUED OPERATIONS

In June 2019, the Company closed Red Rock Travel Group due to continuing losses in operations. Refer to Note 13 for contingency matters related to discontinued operations.

3. ACQUISITIONS

JM Enterprise 1 (dba) Key Tax Group

JM Enterprise 1, Inc. (d.b.a. Key Tax Group) and Cardiff Lexington Corporation as previously announced in May 2019 signed a definitive merger agreement under which Key Tax Group became a wholly owned subsidiary effective May 8, 2019. In connection with the closing of the acquisition, on May 8, 2019 a Preferred “G” Class of stock with a par value of $0.001 was issued. The Preferred “G” Class of stock rights and privileges include voting rights, a conversion ratio of 1:1.25 and were distributed at the adjusted rate of $0.07 per share for a total of 18,571,428 representing a value of $1,300,000. Additionally, Cardiff issued 500,000 Common Shares with a par value of $0.001 to novate a convertible debt of $30,912.32. These Preferred “G” shares have a lock-up/leak-out limiting the sale of stock for 12 months after which conversions and sales are limited to 20% of their portfolio per year, pursuant to the terms of the Acquisition Agreement.

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The preliminary purchase price allocation of the net assets acquired are as follows:

Key Tax Fair Value
Cash	$9,484
Accounts receivable	90,766
Other assets	250,000
Property and equipment	6,044
Goodwill	1,407,915
Liabilities	(464,209)
Total	$1,300,000

Additionally, Cardiff has allocated a Preferred “G1” Class Series for potential investors – 10,000,000 shares authorized, par value $0.001 per share with the following rights and privileges no - voting rights, converts to common stock at a ratio of 1 share preferred to 1.25 shares common. Series G1 stock cannot be diluted due to actions taken by the Company, BOD and/or its shareholders.

4. ACCRUED EXPENSES

As of September 30, 2019, and December 31, 2018, the Company had accrued expenses of $1,992,672 and $1,310,074, respectively, consisted of the following:

	September 30,	December 31,
	2019	2018
Accrued salaries – related party	$1,132,909	$747,000
Accrued expenses – other	859,763	563,074
Total	$1,992,672	$1,310,074.0

5. PROPERTY AND EQUIPMENT, NET

Property and equipment, net as of September 30, 2019 and December 31, 2018 was $333,356 and $381,301, respectively, consisting of the following:

	September 30,	December 31,
	2019	2018
Furniture, fixture and equipment	$560,380	$715,466
Leasehold improvements	136,069	161,166
Total	696,449	876,632
Less: accumulated depreciation	(416,595)	(495,331)
Plant and equipment, net	$279,854	$381,301

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During the nine months ended September 30, 2019 and 2018, depreciation expense was $53,549 and $22,463, respectively. The Company accounts for depreciation as a separate item in the operational expense of $9,373 and $8,335, respectively and included $44,177 and $14,128, respectively in depreciation in cost of goods sold.

6. LAND

As of September 30, 2019 and December 31, 2018, the Company had land of $603,000 located in Salmon, Idaho with area of approximately 30 acres, which was in connection with the acquisition of Edge View Properties, Inc. in July 2014. The Company issued 241,199 shares of Series E Preferred Stock as consideration for this acquisition. Based on the price of $2.50 per share, the acquisition consideration represents a $603,000 valuation. The land is currently vacant and is expected to be developed into residential community. The value of the land is not subject to depreciation.

7. LINE OF CREDIT

On December 28, 2016, the Company entered into an unsecured Business Line of Credit Agreement with Fundation Group LLC (“Fundation”), pursuant to which the Company was allowed to take a draw from Fundation up to $20,000 from time to time. The Line of Credit bears interest at a rate of 11.49% per annum, subject to increase or decrease with 90 days notice. There was an initial closing fee of $500 and a 2% draw fee on subsequent draws. Monthly principal and interest payments are due and the line is due in full in 18 months from the latest draw. The outstanding principal and interest will be due in payments over 18 months.

As of September 30, 2019 and December 31, 2018, The Company had balance of $-0- and $1,999, respectively. During the nine months ended September 30, 2019, total cash advanced amounted to $-0- and cash payment made was $1,999.

8. RELATED PARTY TRANSACTIONS

Due to Officers and Officer Compensation

The Company borrows funds from Daniel Thompson, who is a Shareholder and Officer of the Company. The terms of repayment stipulate the unsecured loans are due 24 months from issuance or on demand, at an annual interest rate of six percent. As of September 30, 2019 and December 31, 2018, the Company had $137,816 and $77,640 due (included in due to officers and shareholders on the financial statements) to Daniel Thompson, respectively.

The accrued salaries payable to Daniel Thompson was $477,500 and $317,500 as of September 30, 2019 and December 31, 2018, respectively.

The Company had an employment agreement with the Chief Operating Officer, Mr. Roberts. The total balance due to Mr. Roberts for accrued salaries at September 30, 2019 and December 31, 2018 were $192,000 and $107,000, respectively.

The accrued salaries payable to Daniel Mr. Cunningham the Company’s chief executive officer was $467,500 and $322,500 as of September 30, 2019 and December 31, 2018, respectively.

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Notes Payable – Related Party

The Company has entered into several unsecured loan agreements with related parties (see below; Footnote 9, Notes Payable – Related Party; and Footnote 10 Convertible Notes Payable – Related Party).

Preferred Stock

During the year ended December 31, 2018, the Company agreed to issue 125,000,000 preferred I shares each to Mr. Thompson and Mr. Cunningham, which were reflected as preferred shares to be issued on the financial statements at a total cost of stock compensation of $200,000. During the nine months ended September 30, 2019, the shares were issued

9. NOTES PAYABLE

For the nine months ended September 30, 2019, the Company received $410,000 cash proceeds, from notes payable and repaid $-0- in cash.

Notes payable at September 30, 2019 and December 31, 2018 are summarized as follows:

	September 30,	December 31,
	2019	2018

Notes Payable – Unrelated Party	$1,050,777	$676,477
Notes Payable – Related Party	296,916	265,242
Total	1,347,693	941,719
Less Discontinued operations Notes Payable – Unrelated Party	(453,147)	–
Current portion	$894,546	$(941,719)

Notes Payable

On March 12, 2009, the Company entered into a preferred debenture agreement with a shareholder for $20,000. The note bore interest at 12% per year and matured on September 12, 2009. In conjunction with the preferred debenture, the Company issued 2,000,000 warrants to purchase its Common Stock, exercisable at $0.10 per share and expired on March 12, 2014. As a result of the warrants issued, the Company recorded a $20,000 debt discount during 2009 which has been fully amortized. The Company assigned all of its receivables from consumer activations of the rewards program as collateral on this debenture. On March 24, 2011, the Company amended the note and the principal balance was reduced to $15,000. The Company was due to pay annual principal payments of $5,000 plus accrued interest beginning March 12, 2012. On July 20, 2011, the Company repaid $5,000 of the note. No warrants had been exercised before the expiration. As of September 30, 2019, the Company is in default on this debenture. The principal balance of the note was $10,949 and $10,989 at September 30, 2019 and December 31, 2018, respectively.

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On September 7, 2011, the Company entered into a Promissory Note agreement (“Note 3”) with a related party for $50,000. Note 1 bears interest at 8% per year and matures on September 7, 2016. Interest is payable annually on the anniversary of Note 3, and the principal and any unpaid interest will be due upon maturity. In conjunction with Note 3, the Company issued 2,500,000 shares of its Common Stock to the lender. As a result of the shares issued in conjunction with Note 1, the Company recorded a $50,000 debt discount during 2011. The principal balance of Note 3, net of debt discount, was $50,000 and $50,000 at September 30, 2019 and December 31, 2018, respectively. Note 3 is currently in default.

On November 17, 2011, the Company entered into a Promissory Note agreement (“Note 3-1”) with a related party for $50,000. Note 2 bears interest at 8% per year and matures on November 17, 2016. Interest is payable annually on the anniversary of Note 3-1, and the principal and any unpaid interest will be due upon maturity. In conjunction with Note 3-1, the Company issued 2,500,000 shares of its Common Stock to the lender. As a result of the shares issued in conjunction with Note 3-1, the Company recorded a $50,000 debt discount during 2011. The principal balance of Note 3-1, net of debt discount, was $50,000 and $50,000 at September 30, 2019 and December 31, 2018, respectively. Note 3-1 is currently in default.

As of September 30, 2019, the Company had lease payables of $64,898 in connection with two capital leases on two Mercedes Sprinter Vans for the ice cream section and eight auto loans related to our pizza business. There are purchase options at the end of all lease terms that are based on the fair market value of the vans at the time. The company is in compliance with the lease terms.

Loans payable to unrelated party principal of $11,783 was due to the auto loans for the vehicles used in the Pizza restaurants and Repicci’s Group and for daily operations. The loans carry interest from 0% to 6% interest and the Company is in compliance.

The balance in notes payable principal to unrelated parties of $453,147, were assumed in connection the acquisition of Red Rock Travel and a new one year notes payable at 10% interest which are included in discontinued operations as of September 30, 2019.

The Company borrows funds from Officers of our subsidiaries from time to time. The terms of repayment stipulate the unsecured loans are due demand, at no interest. As of September 30, 2019 and December 31, 2018, the Company had $296,916 and $215,989 due respectively.

In September 2019 the Company entered into a promissory note agreement for $410,000 that is due in 12 months at a rate of 10%. The principal balance of the note was $410,000 at September 30, 2019.

10. CONVERTIBLE NOTES PAYABLE

Certain of the Company’s issued Convertible Notes include anti-dilution provisions that allow for the adjustment of the conversion price. The Company considered the guidance provided by the FASB in “Determining Whether an Instrument Indexed to an Entity’s Own Stock,” the result of which indicates that the instrument is not indexed to the issuer’s own stock. Accordingly, the Company determined that, as the conversion price of the Notes issued in connection therewith could fluctuate based future events, such prices were not fixed amounts. As a result, the Company determined that the conversion features of the Notes issued in connection therewith are not considered indexed to the Company’s stock and characterized the value of the conversion feature of such notes as derivative liabilities upon issuance. The Company has recorded derivative liabilities associated with convertible debt instruments.

As of September 30, 2019, the Company received $400,116 net cash proceeds, from convertible notes. The Company recorded amortization of debt discount of $509,586 and $201,440 related to convertible notes, during the nine months ended September 30, 2019 and the year ended December 31, 2018, respectively.

Convertible notes at September 30, 2019 and December 31, 2018 are summarized below:

	September 30, 2019	December 31, 2018
Convertible Notes Payable – Unrelated Party	$1,991,607	$2,191,800

Discount on Convertible Notes Payable - Unrelated Party	(735,694)	(201,024)
Total	$1,255,913	$1,990,775

Current Portion	881,741	950,775
Long-Term Portion	$374,172	$1,040,000

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Note #	Issuance	Maturity	Rate	Default	12/31/2018 Principal Balance	2019 Add Principal	2019 Principal Conversions	2019 Interest Converted	Shares issued upon conversion 2019	2019 Principal Paid with Cash	2019 interest paid in Cash	9/30/19 Principal Balance	Total Interest expense for Nine Months Ended 9/30/2019	Accrued Interest as of 9/30/2019	Conversion price
1	8/21/2008	8/21/2009	12%	Y	150,000	–	–					150,000	13,650	200,258	Short Term
2	3/11/2009	4/29/2014	12%	Y	15,000	–	–					15,000	1,365	19,030	Short Term
7	2/9/2016	2/9/2017	20%	Y	8,485	–	–					8,485	1,287	7,069	$.03 per share or 50% of market
7-1	10/28/2016	10/28/2017	20%	Y	25,000	–	–					25,000	3,792	14,668	$.03 per share or 50% of market
8	3/8/2016	3/8/2017	20%	Y	1,500	–	–					1,500	227	2,915	$.03 per share or 50% of market
9	9/12/2016	9/12/2017	20%	Y	80,000	–	–					80,000	12,133	48,955	$.03 per share or 50% of market
10	1/24/2017	1/24/2018	20%	Y	55,000	–	–					55,000	8,342	29,618	$.25 per share or 50% of market
11	1/27/2017	1/27/2018	20%	Y	2,698	1,500	(4,198)	(9,225)	1,250,000			–	135	1,060	$.25 per share or 50% of market
11-1	2/21/2017	2/21/2018	20%	Y	25,000	6,856	(31,856)	(2,504)	48,749,769			–	1,641	8,425	$.25 per share or 50% of market
11-2	3/16/2017	3/16/2018	20%	Y	40,000	–	(7,537)					32,463	5,681	20,038	$.25 per share or 50% of market
12	4/6/2017	4/6/2018	20%	Y	31,997	–	(31,997)	(2,908)	1,695,400			–	1,600	11,805	$.25 per share or 50% of market
13-1	4/21/2017	4/21/2018	18%	Y	172,000		(129,371)	(3,861)	3,969,066			42,629	6,833	23,847	$.30 per share or 60% of the lowest trading price for 10 days
16	11/27/2017	11/27/2018	12%	Y	–			(119)	26,630			–	–	–	60% of the lowest trading or bid (whichever is lower) price for 20 days
18	1/19/2018	1/19/2019	24%	Y	83,500		(35,428)	–	358,333	(48,072)	(13,857)	–	4,359	0	60% of the lowest trading price for 20 days
20	3/29/2018	3/29/2019	24%	Y	25,100		(25,100)	–	112,844			–	–	–	60% of the lowest trading price for 15 days

F-68

21	4/9/2018	4/9/2019	10%	Y	130,206		(2,515)	–	72,901	(127,691)	(22,326)	–	10,939	0	40% discount on the lowest trading price for previous 25 days
22	7/10/2018	1/10/2021	12%	N	1,040,000		–	–	114,013,576	$(200,000)	$(83,232)	800,000	80,633	4,337	$0.04/ share or 40% of the lowest bid price for prior 21 days
22.1	2/21/2019	1/10/2021	12%	N	–	56,616		–				56,616	5,152	5,152
23	7/19/2018	12/31/2018	8%	Y	–			(1,653)				–	–	–	60% of the lowest trading price for 10 days
24	7/19/2018	12/31/2018	8%	Y	–			–				–	–	–	60% of the lowest trading price for 10 days
25	8/13/2018	2/13/2019	12%	Y	78,314			(3,367)				78,314	9,515	12,218	$0.004/ share or 60% of the lowest trading price for prior 21 days
26	8/10/2017	1/27/2018	15%	Y	20,000			–				20,000	2,783	4,871	$.25 per share or 50% of market
27-1-4	12/10/2018	12/10/2019	8%	N	108,000		(53,711)	(3,076)	141,439,120			–	4,344	1,517	60% of the lowest trading price for 10 days
28	12/5/2018	12/5/2019	8%	N	100,000		(56,900)	(2,852)	125,027,981	–	–	43,100	4,544	1,977	55% of the lowest trading price for 15 days
29	5/10/2019	5/10/2020	8%	N	–	150,000	–	–	–	–	–	150,000	6,100	6,100	55% of the lowest trading price for 15 days
30	7/26/2019	7/26/2020	6%	N		73,500	–	–	–	–	–	73,500	797	797	62% of the lowest trading price for 15 days
31	8/28/2019	8/28/2020	8%	N		120,000						120,000	868	868	60% of the lowest trading price for 12 days
RR 1	5/22/2018	5/22/2019	20%	Y	40,000							40,000	6,067	10,222	75% of the lowest closing ask price for the three prior trading days
RR 3.0 and 3.1	8/9/2018	8/9/2019	30%	N	100,000							100,000	22,750	34,750	70% of the lowest closing ask price for the three prior trading days
RR 4	9/13/2018	9/13/2019	30%	N	50,000							50,000	11,375	15,917	70% of the lowest closing ask price for the three prior trading days

F-69

RR 5	9/13/2018	9/13/2019	30%	N	50,000							50,000	11,375	15,917	70% of the lowest closing ask price for the three prior trading days

		Convertible Notes Payable			$2,431,800	$408,472	$(378,613)	$(29,565)	$436,715,620	$(375,763)	$(119,414)	$1,991,607	$238,287	$502,331
	Summary	Convertible Notes Payable - Related Party			$–	$–	$–	$–	–	$–	$–	$–	$–	$–
		Total			$2,431,800	$408,472	$(378,613)	$(29,565)	436,715,620	$(375,763)	$(119,414)	$1,991,607	$238,287	$502,331

11. FAIR VALUE MEASUREMENT

The Company adopted the provisions of Accounting Standards Codification subtopic 825-10, Financial Instruments (“ASC 825-10”) on January 1, 2008. ASC 825-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825-10 establishes three levels of inputs that may be used to measure fair value:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement is disclosed and is determined based on the lowest level input that is significant to the fair value measurement.

Upon adoption of ASC 825-10, there was no cumulative effect adjustment to beginning retained earnings and no impact on the financial statements.

The carrying value of the Company’s cash and cash equivalents, accounts receivable, accounts payable, short-term borrowings (including convertible notes payable), and other current assets and liabilities approximate fair value because of their short-term maturity.

As of September 30, 2019 and December 31, 2018, the Company did not have any items that would be classified as level 1 or 2 disclosures.

The Company recognizes its derivative liabilities as level 3 and values its derivatives using the methods discussed. While the Company believes that its valuation methods are appropriate and consistent with other market participants, it recognizes that the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date. The primary assumptions that would significantly affect the fair values using the methods discussed are that of volatility and market price of the underlying common stock of the Company.

F-70

As of September 30, 2019 and December 31, 2018, the Company did not have any derivative instruments that were designated as hedges.

The derivative liability as of September 30, 2019, in the amount of $7,351,185 has a level 3 classification.

The following table provides a summary of changes in fair value of the Company’s Level 3 financial liabilities for the nine months ended September 31, 2019:

Derivative Liability, December 31,2018	$1,870,625
Day 1 Loss	25,245,171
Derivatives Issued	1,566,616
Derivatives Settled	(2,721,605)
Mark to market adjustments	(18,609,622)
Derivative Liability, September 30, 2019	$7,351,185

Net loss for the period included mark-to-market adjustments relating to the liabilities held during the nine-month periods ended September 30, 2019 and 2018 in the amounts of $(6,635,549) and a gain of $(1,317,018), respectively.

Fluctuations in the Company’s stock price are a primary driver for the changes in the derivative valuations during each reporting period. During the nine months ended September 30, 2019, the Company’s stock price decreased from initial valuation. As the stock price decreases for each of the related derivative instruments, the value to the holder of the instrument generally decreases. Stock price is one of the significant unobservable inputs used in the fair value measurement of each of the Company’s derivative instruments.

The valuation of the derivative liabilities attached to the convertible debt was arrived at through the use of the Lattice Bi-nominal Option Pricing Model and the following assumptions:

For the period ended
	September 30, 2019	December 31, 2018
Volatility	441.14%-884.42%	182.91%-636.13%
Risk-free interest rate	1.73%-2.14%	2.13% -2.72%
Expected term	.18 – 1.67	.04 - 5.14

12. CAPITAL STOCK

Series I Preferred Stock

During the three months ended September 30, 2019, the Company issued 250,000,000 shares of Series I Preferred Stock to officers of the Company, which were granted during year ended December 31, 2018. See Note 8, for more details.

Common Stock

During the three months ended September 30, 2019, the Company issued 424,005,644 shares for conversion of convertible notes payable (see Footnote 10).

13. COMMITMENTS AND CONTINGENCIES

The Company has committed to continue negotiations with Acela Biomedical once certain conditions have been met.

The Company has an employment agreement, renewed May 15, 2014, with the Chairman, Mr. Thompson amended on January 1, 2017 through December 31, 2021, whereby we provide for compensation of $25,000 per month.

The Company has an employment agreement with the Chief Executive Officer, Mr. Cunningham, amended on January 1, 2017 through December 31, 2021, whereby we provide for compensation of $25,000 per month.

F-71

The Company has an employment agreement with the Chief Operating Officer, Mr. Roberts, effective June 2016 through December 31, 2019, whereby we provide for compensation of $10,000 per month.

The Company has employment agreements for Chief Executives of its subsidiaries Key Tax Group, and Platinum Tax Defenders.

The agreement for Key Tax Group Management is a combined base salary of $208,000 annually, with additional annual bonuses and stock awards based on performance. Each agreement has a 5 year term.

Platinum Tax Defenders Management has a base salary of $20,000 per month, with additional annual bonuses and stock awards based on performance. The agreement has a 5 year term.

The Company discontinued its operation of Red Rock Travel Group in June 2019. The Company may be liable for any commitments and contingencies in connection with its operation.

There are no other stock option plans, retirement, pension, or profit-sharing plans for the benefit of our sole officers and directors other than as described above.

Leases

The Company’s subsidiary Key Tax Group has an operating lease for an office leased in Jacksonville Florida on a month to month agreement. Base monthly rent is approximately $1,708 per month plus net operating expenses. A deposit equal to one-month rent was paid and the commencement of the lease.

In addition, the Company’s subsidiary Platinum Tax Defenders has an operating lease for an office sub-lease in Simi Valley, California with an initial term of 38 months. Base monthly rent is approximately $4,000 per month plus net operating expenses. A deposit equal to one-month rent was paid and the commencement of the lease. The lease can be extended for a two-year period at same amount of increase in the original lease (3%), at the option of the original lessee. The lease contains variable lease payments for non-rental occupancy expenses. These non-lease components were not included in the determination of the right of use asset and lease liability as part of the transition to ASC 842 due to the practical expedients elected by the Company.

Additionally, the Company’s subsidiary Romeo Pizza has an operating lease for its restaurant at Johns Creek, Georgia with an initial term of 65 months and renewed on January 1, 2019 for an additional 120 months. Base monthly rent is approximately $4,629 per month plus net operating expenses. A deposit of $6,000 was paid and the commencement of the lease. The current lease renewal does not currently contain an extension provision. The lease contains variable lease payments for non-rental occupancy expenses. These non-lease components were not included in the determination of the right of use asset and lease liability as part of the transition to ASC 842 due to the practical expedients elected by the Company.

The Company utilizes the incremental borrowing rate in determining the present value of lease payments unless the implicit rate is readily determinable. The Company used an estimated incremental borrowing rate of 15% to estimate the present value of the right of use liability.

The Company has right-of-use assets of $430,640, operating lease liabilities of $430,640 as of September 30, 2019. Operating lease expense for the nine months ended September 30, 2019 was $153,429.

The following table provides the maturities of lease liabilities at September 30, 2019:

Maturity of Lease Liabilities at September 30, 2019
2019	$25,886,
2020	106,096
2021	108,705
2022	67,431
2023	60,124
2024 and thereafter	319,144
Total future undiscounted lease payments	687,386
Less: Interest	(287,428)
Present value of lease liabilities	$399,957

F-72

The Company’s other subsidiaries also maintain short-term lease agreements for office space. Total rent expense for these rentals was $8,224 for the nine months ended September 30, 2019. Total rent expense for the nine months ended September 30, 2018 was $71,274.

14.	WARRANTS

Pursuant to the same consulting agreement, dated February 10, 2017, in addition to the 800,000 shares of common stock, the Company agreed to grant total 800,000 warrants to the consultant for consulting services related to marketing and business development and are exercisable on the grant date and expire in three years. The initial allotment of 200,000 warrants were granted during the first quarter of 2017. The second allotment of 200,000 warrants were granted during the second quarter of 2017. The third allotment of 200,000 warrants were granted during the third quarter of 2017. The fourth allotment of 200,000 warrants were granted during the fourth quarter of 2017.

The Company determined that the warrants were tainted due to the variability of exercise price and therefore the carrying value represents an embedded derivative instrument that meets the requirements for liability classification under ASC 815. As a result, the fair value of the derivative financial instrument in the note is reflected in the Company’s balance sheet as a liability. The fair value of the derivative financial instrument of the warrants were measured using the Black-Scholes valuation model at the grant dates of the agreement (February 10, 2017, May 10, 2017, August 10, 2017 and December 10, 2017.) and will do so again on each subsequent balance sheet date. Any changes in the fair value of the derivative financial instruments are recorded as non-operating, non-cash income or expense at each balance sheet date. The derivative liabilities will be reclassified into additional paid in capital.

On April 21, 2017, the Company entered into a Securities Purchase Agreement with an unrelated entity, pursuant to which the purchasers agreed to pay the Company an aggregate of up to $600,000 for an aggregate of up to 660,000 in Principal Amount of Notes. The first tranche of $330,000 was closed simultaneously (“Note 13-1”). The proceeds of $300,000, net of $30,000 Original Issuance Discount, was received by the Company.

In addition, in connection with this Securities Purchase Agreement, the Company granted purchasers 2,357,143 warrants with exercise price of $0.14 per share (“Warrants A”), 1,885,715 warrants with exercise price of $0.175 per share (“Warrants B”) and 1,571,429 warrants with exercise price of $0.21 per share (“Warrants C”). Warrants A, B and C are exercisable on the grant date and expire in three years, each of which represents 100% of the Principal Amount at the Closing divided by the respective exercise price.

During the year ended December 31, 2018, the Company entered into a note agreement for $1,040,000, as part of the note agreement the Company agreed to issue the noteholder warrants exercisable for 4,000,000 shares of common stock with a term of eight years, at an exercise price of $0.04. The terms also include a full-ratchet anti-dilution protection provision and therefore the Company has deemed them to be a derivative liability.

Year Ended December 31, 2018
Initial Valuation	$3,795
Ending Value September 30, 2019	$15,243

The table below sets forth the assumptions for Black-Scholes valuation model on each initial date and December 31, 2018

Nine Months Ended September 30, 2019
Volatility	213% - 13.26%
Risk-free interest rate	0.162 - 0.269
Expected term	0.36-6.78

Accordingly, the Company recorded warrant expenses of $11,447during the nine months ended September 30, 2019.

The following tables summarize all warrant outstanding as of September 30, 2019 and the related changes during this period. The warrants expire three years from grant date, which as of September 30, 2019 is 3.06 years. The intrinsic value of the warrants as of September 30, 2019 was $-0-.

	Number of Warrants	Weighted Average Exercise Price
Stock Warrants
Balance at January 1, 2019	6,614,287	$0.21
Granted	–	–
Exercised	–	–
Expired	–	–
Balance at September 30, 2019	6,614,287	0.21
Warrants Exercisable at September 30, 2019	6,614,287	$0.21

F-73

15. SEGMENT REPORTING

The Company has five reportable operating segments as determined by management using the “management approach” as defined by the authoritative guidance on Disclosures about Segments of an Enterprise and Related Information: (1) Mobile home lease (We Three), (2) Company-owned Pizza Restaurants (Romeo’s NY Pizza), (3) “Repicci’s Italian Ice” franchised stores. (4) Tax resolution services (Platinum Tax Defenders) and Key Tax Group. These segments are a result of differences in the nature of the products and services sold. Corporate administration costs, which include, but are not limited to, general accounting, human resources, legal and credit and collections, are partially allocated to the three operating segments. Other revenue consists of nonrecurring items.

The mobile home lease segment establishes mobile home business as an option for a homeowner wishing to avoid large down payments, expensive maintenance costs, monthly mortgage payments and high property taxes. If bad credit is an issue preventing people from purchasing a traditional house, the Company will provide a financial leasing option with "0" interest on the lease providing a "lease to own" option for their family home.

The Company-owned Pizza Restaurant segment includes sales and operating results for all Company-owned restaurants. Assets for this segment include equipment, furniture and fixtures for the Company-owned restaurants.

Repicci’s Group offers franchisees for the operation of “Repicci’s Italian Ice” franchises. These franchised stores specialize in the distribution of nonfat frozen confections.

The number of franchise agreements in force as of September 30, 2019 was forty-five (45), seven (7) new state of the art “mobile” units.

Platinum Tax Defenders and Key Tax Group provides tax resolution services to individuals and companies that have federal and state tax liabilities. These companies collect fees based on efforts to negotiate and assist in the settlement of outstanding tax debts.

Key Tax Group provides tax resolution services to individuals and companies that have federal and state tax liabilities. The Company collects fees based on efforts to negotiate and assist in the settlement of outstanding tax debts.

The Company discontinued its operation of Red Rock Travel Group in June 2019. The Company may be liable for any commitments and contingencies in connection with its operation.

F-74

For the three month period ended
	September 30, 2019		September 30, 2018
Revenues:		Revenues:
We Three	$82,699	We Three	$44,740
Romeo’s NY Pizza	324,440	Romeo’s NY Pizza	148,540
Repicci's Group	145,335	Repicci's Group	151,904
Platinum Tax	1,599,601	Platinum Tax	229,124
Key Tax	589,816	Key Tax	–
Other	–	Other	123,576
Consolidated revenues	$2,741,891	Consolidated revenues	$697,884

Cost of Sales:		Cost of Sales:
We Three	$86,710	We Three	$43,305
Romeo’s NY Pizza	238,363	Romeo’s NY Pizza	111,814
Repicci's Group	136,711	Repicci's Group	154,572
Platinum Tax	500,676	Platinum Tax	155,475
Key Tax	254,832	Key Tax	–
Other	–	Other	125,900
Consolidated cost of sales	$1,217,292	Consolidated cost of sales	$591,066

Income (Loss) before taxes		Income (Loss) before taxes
We Three	$(5,017)	We Three	$(23,281)
Romeo’s NY Pizza	17,929	Romeo’s NY Pizza	3,325
Repicci’s Group	(19,253)	Repicci’s Group	(213,683)
Platinum Tax	107,947	Platinum Tax	(249,134)
Key Tax	290,137	Key Tax	–
Others	(3,382,202)	Others	(4,533,087)
Consolidated gain/(loss) before taxes	$(2,990,459)	Consolidated gain/(loss) before taxes	$(5,015,460)

For the nine month period ended
	September 30, 2019		September 30, 2018
Revenues:		Revenues:
We Three	$135,577	We Three	$143,403
Romeo’s NY Pizza	472,237	Romeo’s NY Pizza	452,555
Repicci's Group	177,962	Repicci's Group	578,668
Platinum Tax	2,226,828	Platinum Tax	229,124
Key Tax	589,816	Key Tax	–
Other	(0)	Other	123,576
Consolidated revenues	$3,602,420	Consolidated revenues	$1,527,326

Cost of Sales:		Cost of Sales:
We Three	$153,873	We Three	$145,650
Romeo’s NY Pizza	348,386	Romeo’s NY Pizza	324,661
Repicci's Group	176,331	Repicci's Group	435,302
Platinum Tax	703,809	Platinum Tax	155,475
Key Tax	254,832	Key Tax	–
Other	1	Other	125,900
Consolidated cost of sales	$1,637,231	Consolidated cost of sales	$1,186,988

Income (Loss) before taxes		Income (Loss) before taxes
We Three	$(25,123)	We Three	$(29,357)
Romeo’s NY Pizza	22,727	Romeo’s NY Pizza	29,048
Repicci’s Group	(35,380)	Repicci’s Group	(83,816)
Platinum Tax	137,574	Platinum Tax	(249,134)
Key Tax	290,137	Key Tax	–
Others	(9,523,041)	Others	(5,378,790)
Consolidated gain/(loss) before taxes	$(9,133,106)	Consolidated gain/(loss) before taxes	$(5,712,049)

F-75

	As of		As of
	September 30, 2019		December 31, 2018
Assets:		Assets:
We Three	$293,162	We Three	$314,003
Romeo’s NY Pizza	52,590	Romeo’s NY Pizza	121,339
Repicci’s Group	64,256	Repicci’s Group	258,649
Platinum Tax	94,461	Platinum Tax	108,569
Key Tax	167,502	Key Tax	–
Others	4,789,072	Others	2,676,437
Combined assets	$5,461,043	Combined assets	$3,478,997

16. SUBSEQUENT EVENTS

Stock Issuances:

Subsequent to September 30, 2019, the Company issued 25,609,500 Common Shares for conversion of convertible notes payable.

F-76

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Item 13. Other Expenses of Issuance and Distribution

The registrant estimates that expenses payable by the registrant in connection with the offering described in this Registration Statement will be as follows:

Securities and Exchange Commission registration fee	$45.48
Accounting fees and expenses *	$6,000
Legal fees and expenses	$15,000
Transfer agent and registrar fees *	$1,200
Printing expenses *	$100
Miscellaneous *	$100
Total	$22,445.48

* Estimated expenses.

Item 14. Indemnification of Officers and Directors

Under the FBCA, a corporation may indemnify its directors and officers against liability if the director or officer acted in good faith and with a reasonable belief that his actions were in the best interests of the corporation, or at least not adverse to the corporation’s best interests, and, in a criminal proceeding, if the individual had no reasonable cause to believe that the conduct in question was unlawful. Under the FBCA, a corporation may not indemnify an officer or director against liability in connection with a claim by or in the right of the corporation in which such officer or director was adjudged liable to the corporation or in connection with any other proceeding in which the officer or director was adjudged liable for receiving an improper personal benefit. However, a corporation may indemnify against the reasonable expenses associated with such proceeding. A corporation may not indemnify against breaches of the duty of loyalty. The FBCA provides for mandatory indemnification against all reasonable expenses incurred in the successful defense of any claim made or threatened, regardless of whether such claim was by or in the right of the corporation, unless limited by the corporation’s articles of incorporation. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, regardless of whether the director or officer met the good faith and reasonable belief standards of conduct set out in the statute. Unless otherwise stated in the articles of incorporation, officers of the corporation are also entitled to the benefit of the above statutory provisions.

Consistent with Florida law, our bylaws provide for the indemnification of our directors or officers to the fullest extent permitted by applicable law.

II-1

Item 15. Recent Sales of Unregistered Securities

Other than as disclosed in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and/or Current Reports on Form 8-K, there were no unregistered sales of equity securities. All of the securities discussed above were issued in reliance on the exemption under Section 4(a)(2) of the Securities Act.

As of September 30, 2019, the Company issued shares of its common stock in an amount equal to $950,237 upon conversion of notes payable issued by the Company.

The preceding securities were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for exemption under Section 4(a)(2) of the Securities Act. The securities were exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, and manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, the Investor had the necessary investment intent as required by Section 4(a)(2) of the Securities Act since they agreed to, and received, the securities bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

			Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Exhibit	Filing Date/Period End Date

3.1	Articles of Incorporation	10SB12G	3.1	3/27/2002
3.2	Articles of Amendment	10SB12G	99	3/27/2002
3.3	Articles of Amendment	10SB12G	99	3/27/2002
3.4	Articles of Amendment adopted July 18, 2012	8-K/A	3.1	8/9/2012
3.5	Articles of Incorporation dated August 22, 2014	8-K	3.1	9/15/2014
3.6	ByLaws	8-K	3.2	9/15/2014
3.7	Certificate of Designation for Series R Preferred Stock	8-K	3.1	11/25/2019

5.1**	Legal Opinion of Lucosky Brookman LLP
10.1	Form of Securities Purchase Agreement	8-K	10.1	11/25/2019
10.2		8-K	10.2	2/11/2015
21.1*	Subsidiaries of the Registrant.
23.1*	Consent of MaloneBailey LLP
23.2*	Consent of Daszkal Bolton LLP
23.2**	Consent of Lucosky Brookman LLP (included in Exhibit 5.1)

______________________

*	Filed herewith.
**	To be filed by amendment

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Item 17. Undertakings

The undersigned registrant hereby undertakes

1.To file, during any period in which offers, or sales are being made, a post-effective amendment to this registration statement:

i.	To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any Preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.	Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.	The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on January 21, 2020.

DATE	SIGNATURE	TITLE

January 21, 2020	/s/ Alex Cunningham	Chief Executive Officer,
	Alex Cunningham	(Principal Executive Officer, Principal Financial Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

DATE	SIGNATURE	TITLE

January 21, 2020	/s/ Alex Cunningham	Chief Executive Officer,
	Alex Cunningham	(Principal Executive Officer)

January 21, 2020	/s/ Daniel Thompson	Chairman of the Board of Directors
Daniel Thompson

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